                                PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934




Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /
Check the appropriate box:


     / /  Preliminary Proxy Statement


     /X/  Definitive Proxy Statement

     / /  Definitive Additional Materials
     / /  Soliciting Material pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                       GUNDLE ENVIRONMENTAL SYSTEMS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                       GUNDLE ENVIRONMENTAL SYSTEMS, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)


Payment of Filing Fee (Check the appropriate box):
     / /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2)
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
     /X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

==================================================================================================
  TITLE OF CLASS OF
      SECURITIES         AGGREGATE NUMBER OF                 PROPOSED MAXIMUM
TO WHICH TRANSACTION     SECURITIES TO WHICH      UNIT       AGGREGATE VALUE OF
        APPLIES          TRANSACTION APPLIES    PRICE(1)      THE TRANSACTION     FILING FEE(2)
- --------------------------------------------------------------------------------------------------
Common Stock, par value
  $0.01 per share......       7,000,000          $5.625          $39,375,000           $7,875
==================================================================================================


(1) Based on the market value of the Common Stock as quoted on the American Stock Exchange as of May 2, 1995, in accordance with Rule 0-11 (a)(4).

(2) Calculated in accordance with Rule 0-11(c)(1)(i).

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     (1) Amount previously paid: $7,875

     (2) Form, Schedule or Registration Statement Number: preliminary proxy materials on Schedule 14A

     (3) Filing Party: Registrant

     (4) Date Filed: May 4, 1995

                                [GUNDLE LOGO]
                          ENVIRONMENTAL SYSTEMS, INC.

                               19103 GUNDLE ROAD
                              HOUSTON, TEXAS 77073


                                 June 27, 1995


Dear Stockholder:


     You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Gundle Environmental Systems, Inc. (the "Company") to be held on Thursday July 27, 1995 at 11:00 a.m., Houston, Texas time, at the Houston Marriott Hotel at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas 77060.


     At the Annual Meeting, you will be asked to (i) approve a Plan and Agreement of Merger (the "Merger Agreement") between the Company and with SLT Environmental, Inc. ("SLT") and the transactions contemplated therein (the "Merger"), (ii) to consider and vote upon a proposal to amend and restate the Certificate of Incorporation of the Company to increase the authorized number of shares of preferred stock from the present 1,000 shares, no par value, to 1,000,000 shares, par value of $1.00 per share, undesignated as to series, (iii) elect seven new directors of the Company and (iv) approve the Company's 1995 Incentive Stock Plan (the "1995 Plan"). Details of the proposed Merger Agreement and the Merger, the amendment and restatement of the Certificate of Incorporation of the Company, the election of directors and the 1995 Plan are contained in the Proxy Statement being delivered with this letter.

     If the Merger Agreement is approved by a majority of the stockholders of the Company, SLT will be merged into the Company with the Company being the surviving entity (the "Merger"). Upon any consummation of the Merger, three of the directors elected at the Annual Meeting will be succeeded by SLT designees as provided in the Merger Agreement. The Company's board of directors has carefully considered and has unanimously approved the terms and conditions of the Merger, and recommends that the stockholders adopt the Merger Agreement and approve the Merger. In reaching this conclusion, the board considered, among other things, the opinion of Smith Barney Inc., an investment banking firm engaged by the Company, that the consideration to be paid by the Company in the Merger is fair, from a financial point of view, to the Company.

     In view of the importance of the actions to be taken at the Annual Meeting, you are urged to read the accompanying Proxy Statement carefully, and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed Proxy Card promptly in the accompanying prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your Proxy Card. The board of directors recommends that you vote For approval of the Merger Agreement, For each of the directors nominated by the Company, For the amendment and restatement of the Certificate of Incorporation of the Company, and For approval of the 1995 Plan.

                                          Sincerely,


                                          /s/  THOMAS L. CALTHRIDER


                                          THOMAS L. CALTRIDER
                                          President and Chief Executive Officer

                       GUNDLE ENVIRONMENTAL SYSTEMS, INC.
                               19103 GUNDLE ROAD
                              HOUSTON, TEXAS 77073

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 27, 1995

     Notice is hereby given that the annual meeting (the "Annual Meeting") of stockholders of Gundle Environmental Systems, Inc., a Delaware corporation (the "Company"), will be held at the Houston Marriott Hotel at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas 77060, on Thursday, July 27, 1995, at 11:00 a.m., Houston, Texas time, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Plan and Agreement of Merger dated as of March 28, 1995 (the "Merger Agreement") between the Company and SLT Environmental, Inc., a Delaware corporation ("SLT") and the transactions contemplated thereby, as more fully described in the accompanying Proxy Statement;

          2. To consider and vote upon a proposal to amend and restate the Certificate of Incorporation of the Company to increase the authorized number of shares of preferred stock from the present 1,000 shares, no par value, to 1,000,000 shares, par value of $1.00 per share, undesignated as to series.

          3. To elect a board of seven directors;

          4. To consider and vote upon a proposal to approve and adopt the Company's 1995 Incentive Stock Plan; and

          5. To transact such other business as may properly be presented at the Annual Meeting.

     A record of the stockholders has been taken as of the close of business on June 16, 1995, and only those stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available commencing July 17, 1995, and may be inspected before the Annual Meeting during normal business hours at the offices of the Company, 19103 Gundle Road, Houston, Texas 77073.

     Your participation in the Company's affairs is important. To ensure your representation, if you do not expect to be present at the Annual Meeting in person, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY in the enclosed postage-prepaid envelope which has been provided for your convenience.

                                          By Order of the Board of Directors,


                                          /s/  ROGER J. KLATT


                                          ROGER J. KLATT,

                                          Secretary


June 27, 1995

                               TABLE OF CONTENTS

Proxy Statement.......................     1
Available Information.................     2
Incorporation of Certain Information
  by Reference........................     2
Summary...............................     3
Summary Financial Information.........     7
Certain Considerations................     9
The Merger and Related Transactions...    10
  General Description of the Merger...    10
  Background..........................    10
  Reasons for the Merger..............    13
  Refinancing of Indebtedness.........    14
  Amendment and Restatement of
     Certificate of Incorporation.....    15
  Amendment and Restatement of
     Bylaws...........................    15
  Registration Rights Agreement.......    16
  Opinion of the Company's Financial
     Advisor..........................    16
  Recommendation of the Company's
     Board of Directors...............    20
  Management..........................    20
  Interests of Certain Persons in the
     Transactions.....................    21
  Certain Federal Income Tax
     Considerations...................    21
  Accounting Treatment................    22
  Government and Regulatory
     Approvals........................    22
  Vote Required for Approval..........    23
Description of the Merger Agreement...    23
  The Merger..........................    23
  Management..........................    24
  Representations and Warranties of
     the Company and SLT..............    24
  Conditions to the Merger............    24
  Obligations of the Parties Pending
     the Effective Date...............    25
  Termination; Agreement Not to
     Solicit Other Proposals..........    26
Unaudited Pro Forma Financial
  Statements..........................    27
Description of SLT....................    30
  General.............................    30
  History.............................    30
  Products............................    30
  Manufacturing.......................    32
  Quality Control.....................    32
  Raw Materials.......................    32
  Sales by Market Application.........    33
  Installation........................    33
  Domestic Facilities.................    33
  International Facilities............    33
  Employees...........................    34
  Legal Proceedings...................    34
  Market Price of and Dividends on
     Common Stock.....................    34
Management's Discussion and Analysis
  of SLT's Financial Condition and
  Results of Operations...............    35
Increase in Authorized Preferred
  Stock...............................    38
Election of Directors.................    39
Adoption of Proposed 1995 Incentive
  Stock Plan..........................    42
Other Information.....................    46
Index to SLT Environmental, Inc. and
  Subsidiaries Consolidated Financial
  Statements..........................  F-i
  Report of Independent Auditors......  F-1
Exhibit A -- Plan and Agreement of
  Merger..............................  A-1
Exhibit B -- Opinion of Smith Barney
  Inc. ...............................  B-1

                       GUNDLE ENVIRONMENTAL SYSTEMS, INC.
                               19103 GUNDLE ROAD
                              HOUSTON, TEXAS 77073

                                PROXY STATEMENT


     This Proxy Statement is being mailed to stockholders commencing on or about June 27, 1995, in connection with the solicitation by the board of directors of Gundle Environmental Systems, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the annual meeting (the "Annual Meeting") of stockholders to be held in Houston, Texas on July 27, 1995, and upon any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Annual Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy on which no direction is specified will be voted: (i) for approval of the Plan and Agreement of Merger (the "Merger Agreement") dated March 28, 1995 between the Company and SLT Environmental, Inc., a Delaware corporation, and the transactions contemplated therein; (ii) for the amendment of the Certificate of Incorporation of the Company to increase the authorized number of shares of Preferred Stock from 1,000 shares, no par value, to 1,000,000 shares, par value $1.00 per share, undesignated as to series; (iii) for the election of each of the nominees for director named herein; and (iv) for the adoption of the 1995 Incentive Stock Plan.


     A stockholder may revoke a proxy by: (i) delivering to the Company written notice of revocation, (ii) delivering to the Company a proxy signed on a later date or (iii) voting in person at the Annual Meeting.

     As of June 16, 1995, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 10,191,926 shares of the common stock of the Company (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on each matter presented to the stockholders.

     IN CONSIDERING WHETHER TO APPROVE AND ADOPT THE MERGER AGREEMENT, STOCKHOLDERS OF THE COMPANY SHOULD CAREFULLY EVALUATE THE MATTERS SET FORTH UNDER "THE MERGER AND RELATED TRANSACTIONS -- CERTAIN CONSIDERATIONS".

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission located at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is listed on the American Stock Exchange, and reports, proxy statements and other information concerning the Company are available for inspection at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Proxy Statement incorporates documents by reference that are not presented herein or delivered herewith. These documents will be available upon request from Roger J. Klatt, secretary and chief financial officer of the Company, 19103 Gundle Road, Houston, Texas 77073, telephone number (713) 443-8564. In order to ensure timely delivery of the documents, any request should be made by July 1, 1995.


     The Company's Annual Report on Form 10-K for the Company's fiscal year ended March 31, 1995, as amended by Form 10-K/A-1 dated June 20, 1995; and the Company's Current Report on Form 8-K dated April 18, 1995, are incorporated by reference in this Proxy Statement. A COPY OF THE COMPANY'S ANNUAL REPORT IS ENCLOSED WITH THIS PROXY STATEMENT.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement and before the consummation of the Merger and related transactions shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by referenced herein.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Proxy Statement, to the extent that a statement contained therein or in any subsequently filed document that is deemed to be incorporated herein modifies or supersedes any such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. The information contained in this summary is qualified in its entirety by and should be read in conjunction with the more detailed information appearing elsewhere in this Proxy Statement and the documents incorporated herein by reference. A copy of the Merger Agreement is attached hereto as Exhibit A.

INTRODUCTION

     This Proxy Statement relates to the 1995 annual meeting of stockholders (the "Annual Meeting") of Gundle Environmental Systems, Inc., a Delaware corporation (the "Company"). At the Annual Meeting, the stockholders of the Company will consider and vote upon (i) a proposal to approve and adopt the Plan and Agreement of Merger dated as of March 28, 1995 (the "Merger Agreement") between the Company and SLT Environmental, Inc., a Delaware corporation ("SLT") and the transactions contemplated therein (the "Merger"); (ii) a proposal to amend and restate the Certificate of Incorporation of the Company to increase the authorized number of shares of preferred stock from the present 1,000 shares, no par value, to 1,000,000 shares, par value $1.00 per share, undesignated to series; (iii) the election of seven directors of the Company; and (iv) a proposal to approve and adopt the 1995 Incentive Stock Plan of the Company. A summary of each of the proposals to be considered at the Annual Meeting is set forth below.

THE ANNUAL MEETING

     The Company's Annual Meeting will be held at the Houston Marriott Hotel at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas 77060, on Thursday, July 27, 1995 at 11:00 a.m. Houston, Texas time. The record date for stockholders of the Company entitled to notice of and to vote at the Annual Meeting is June 16, 1995. Voting rights of the Company are vested in the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), with each share entitled to one vote on each matter presented to the stockholders.

THE MERGER

     Merger of SLT into the Company. If the Merger Agreement is approved and adopted by the stockholders of the Company and the transactions contemplated therein are consummated, SLT will be merged into the Company with the Company being the surviving corporation. Upon such consummation, by operation of law and without further action on the part of the stockholders (i) the persons named in the Merger Agreement will become directors of the Company on the effective date of the Merger (the "Effective Date"); (ii) the Certificate of Incorporation of the Company will be amended and restated to (a) increase the authorized number of shares of the Company's Common Stock to 30,000,000 shares from the present 15,000,000 shares and (b) change the name of the Company to Gundle/SLT Environmental, Inc.; and (iii) the Company's Bylaws will be amended and restated to fix the number of directors of the Company at no less than five and no more than seven and to require the affirmative vote of 60% of the entire board of directors to expand or contract the board beyond the prescribed limits. See "The Merger and Related Transactions -- General Description of the Merger".

     If the Merger is consummated, all of the issued and outstanding common stock of SLT will automatically be converted into an aggregate of 7,000,000 shares of the Company's Common Stock, and as a result, Wembley, Ltd., a British Virgin Islands corporation ("Wembley"), the sole stockholder of SLT, will own 40.7% of the Company's issued and outstanding Common Stock. See "The Merger and Related Transactions -- General Description of the Merger" and "Description of SLT -- History". The issued and outstanding Common Stock of the Company before the consummation of the Merger will remain issued and outstanding.

     The Parties. The Company manufactures and installs synthetic lining systems and products principally for the prevention of groundwater contamination from municipal and industrial sources and for containment of water and industrial liquids and solids. The Company markets its lining systems primarily to waste management, industrial and mining companies, municipalities and other governmental agencies that own or operate waste, material processing, water treatment or containment facilities, as well as to engineering firms and construction contractors that serve these industries. The Company's headquarters are located at 19103 Gundle Road, Houston, Texas 77073 and its telephone number is (713) 443-8564.

     SLT manufactures and installs engineered synthetic lining systems for industrial and mining companies, government agencies and municipalities, among other entities that own or operate waste processing treatment or containment facilities. SLT's synthetic lining materials are manufactured at plants located in Rechlin, Germany and Houston, Texas. SLT's headquarters are located at 200 South Trade Center Parkway, Conroe, Texas 77385 and its telephone number is
(713) 350-1813. See "Description of SLT -- General".

     Reasons for the Merger. The Company and SLT are both engaged in the business of manufacturing and installing synthetic lining systems and products principally for the prevention of groundwater contamination from municipal and industrial sources, and for containment of industrial liquids and solids. The board of directors of the Company believes that the Merger will result in significant benefits, including manufacturing efficiencies, management synergies, expansion and improvement of the Company's installation business, distribution efficiencies and enhanced sales and marketing opportunities, including the potential to expand into additional markets. See "The Merger and Related Transactions -- Reasons for the Merger".

     Representations and Warranties. The obligations of the Company and SLT to consummate the Merger and related transactions are subject to the accuracy of certain representations and warranties of each party set forth in the Merger Agreement. See "Description of the Merger Agreement -- Representations and Warranties of the Company and SLT" and "-- Obligations of the Parties Pending the Effective Date".

     Conditions Precedent to Closing. The obligations of the Company and SLT to consummate the Merger are subject to the satisfaction of certain conditions including (i) the successful refinancing by the Company of SLT's debt before the Effective Date of the Merger, (ii) the acquisition by the Company of extended directors' and officers' liability insurance, (iii) the receipt by the Company of the favorable opinion of Smith Barney Inc. ("Smith Barney") as to the fairness, from a financial point of view, of the consideration to be paid by the Company in the Merger (the "Merger Consideration"), which opinion has not been withdrawn at the Effective Date, (iv) the receipt by the Company and SLT of certain opinions of counsel and (v) certain other conditions customary in transactions similar to the Merger. See "Description of the Merger Agreement -- Conditions to the Merger".

     Regulatory Requirements. Consummation of the Merger is contingent upon obtaining unconditional clearance for the Merger from federal antitrust authorities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Such clearance was obtained on May 23, 1995. See "The Merger and Related
Transactions -- Government and Regulatory Approvals".

     Termination; Break-Up Fee. The Merger Agreement may be terminated by mutual consent of the parties, or by either the Company or SLT individually, if
(i) any condition precedent to the Merger has not been met by the other party;
(ii) there has been a material adverse change (as defined in the Merger Agreement) in the business of the other party; (iii) any legal action regarding the Merger has been brought by any federal or state governmental entity; or (iv) the Merger has not been consummated by July 31, 1995. If the Merger Agreement is terminated by the Company or SLT due to the consummation of a merger transaction with another party or the solicitation of such a transaction, the party that consummated or solicited the transaction must pay to the other party $3,000,000, plus the expenses of the other party. See "Description of the Merger Agreement" "-- Termination; Agreement Not to Solicit Other Proposals".

     Management after the Merger. If the Merger is approved by the stockholders of the Company and the Merger is consummated, the persons named as directors in the Merger Agreement will be the directors of the Company until the next annual meeting of stockholders or until their successors are elected and qualified. After the Effective Date, four of the Company's seven directors will be persons who currently are directors of the Company, and the additional three persons who are to become directors on the Effective Date have been designated by SLT. Upon consummation of the Merger, Samir T. Badawi (the current chairman of the board of SLT) will become chairman of the board, Thomas L. Caltrider (the Company's current president) will become vice chairman of the board, William P. Reid (the current president and chief executive officer of SLT) will become president and chief executive officer of the Company, and Roger J. Klatt will continue as senior vice president and chief financial officer of the Company. The remaining members of the Company's senior management are to be selected by the chief executive officer, in consultation with the board, from the senior executives of the two entities. After consummation of the Merger, the headquarters of the surviving corporation will be located at 19103 Gundle Road, Houston, Texas 77073, and its telephone number will be (713) 443-8564. See "The Merger and Related Transactions -- Management" and "Description of the Merger
Agreement -- Management".

     Interests of Certain Persons in the Merger. Certain members of the board of directors and management of the Company have interests separate from their interests as holders of the Company's Common Stock. See "The Merger and Related Transactions -- Interests of Certain Persons in the Merger".

     Financial Opinion. Smith Barney has delivered an opinion, dated March 28, 1995, to the board of directors of the Company to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the Company. The full text of the written opinion of Smith Barney, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached to this Proxy Statement as Exhibit B, and should be read carefully and in its entirety. See "The Merger -- Opinion of the Company's Financial Advisor".

     Federal Income Tax Consequences. The Merger will be tax free to the Company, SLT and their respective stockholders under the United States Internal Revenue Code. See "The Merger and Related Transactions -- Certain Federal Income Tax Considerations".

     Accounting Treatment. The Merger will be accounted for as a pooling of interests. See "The Merger and Related Transactions -- Accounting Treatment".

     Board Recommendations. The Company's board of directors has unanimously approved the Merger Agreement and recommends the adoption of the Merger Agreement by the Company's stockholders. In evaluating the Merger, the board of directors of the Company considered many factors, including the factors set forth above under "-- Reasons for the Merger". See "The Merger and Related Transactions -- Recommendation of the Company's Board of Directors."

     Effective Date. The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. The Certificate of Merger will be filed as soon as practicable after all conditions to the obligations of the Company and SLT to consummate the Merger have been satisfied or waived; however, neither party may waive any condition which would have a material adverse effect upon the benefits intended to be realized by its stockholders in the Merger.

     Approval by SLT. The board of directors and stockholders of SLT have previously approved the Merger Agreement. See "The Merger and Related Transactions -- General Description of the Merger".

     Registration Rights. If the Merger is approved by the stockholders of the Company and consummated, the Company will enter into a registration rights agreement (the "Registration Rights Agreement") obligating the Company to register the shares issued in the Merger and the shares owned by the Company's largest current stockholder for sale on the terms and subject to the conditions set forth in the Registration Rights Agreement. See "The Merger and Related Transactions -- Registration Rights Agreement".

     Certain Considerations. In considering whether to approve and adopt the Merger Agreement, stockholders of the Company should carefully evaluate the matters set forth under "Certain Considerations". These matters include (i) the increase in the Company's debt upon consummation of the Merger, (ii) the ability of the Company to integrate the current management and operations of SLT into the ongoing management of the Company; (iii) the inability of the Company to assure that the current customers of the Company and SLT will respond favorably to the Merger; (iv) the interests of certain members of the board of directors and management of the Company that are separate from their interests as holders of the Company's Common Stock; (v) the influence that the sole stockholder of SLT will have over the election of the Company's board of directors and other matters after the Merger; (vi) effect of the amendment and restatement of the Company's Certificate of Incorporation to increase the number of shares of Common Stock available for issuance and (viii) the potential effect on the market price of the Company's Common Stock upon the registration of the Common Stock that is registrable pursuant to the Registration Rights Agreement.

INCREASE IN AUTHORIZED PREFERRED STOCK

     The board of directors of the Company has proposed an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of preferred stock from the present 1,000 shares, no par value, to 1,000,000 shares, par value $1.00 per share, undesignated as to series. If such proposal is approved by the stockholders of the Company, the board of directors will be empowered, without the necessity of further action or authorization by the Company's stockholders, to authorize the issuance of an increased number of shares of preferred stock from time to time for any proper corporate purpose. The authorization of the additional shares of preferred stock could have the effect of delaying, deferring or preventing a change of control of the Company. See "Increase in Authorized Preferred Stock," and "Certain Considerations -- Authorization of Additional Stock."

ELECTION OF DIRECTORS

     Nominees. Seven persons have been nominated for election at the Annual Meeting as directors to hold office until the next annual meeting of stockholders or until the Merger is consummated. See "Election of Directors -- Nominees."

     Effect of Approval of the Merger. If the Merger is approved and consummated, the persons named in the Merger Agreement will thereupon become the directors of the Company for terms extending until the next annual meeting of stockholders or until their successors are elected and qualified. See "The Merger and Related Transactions -- Management" and "Description of the Merger Agreement -- Management".

ADOPTION OF 1995 INCENTIVE STOCK PLAN

     The board of directors of the Company has proposed the adoption of the Company's 1995 Incentive Stock Plan (the "1995 Plan") which increases the number of shares available for use in stock-based employee benefits by approximately 547,000 and permits the board of directors greater flexibility in granting stock based compensation to key employees than is available under the Company's 1986 Stock Option Plan (the "1986 Plan"). The 1986 Plan does not allow participation by the Company's chief executive officer, allows the issuance of only non-qualified stock options, and allows little flexibility in establishing vesting schedules or amending the terms of existing awards. The 1995 Plan would allow the Company's chief executive officer to participate, would allow the issuance of non-qualified and incentive stock options, restricted stock grants, phantom stock, stock bonuses and similar stock based benefits, and allow the board of directors to establish vesting schedules and amend the terms of outstanding awards. If the 1995 Plan is adopted, no additional options will be issued under the 1986 Plan and the terms of the 1995 Plan will not apply to options previously granted under the 1986 Plan. See "Proposed Adoption of 1995 Incentive Stock Plan".

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Merger Agreement; the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of preferred stock; the seven nominees for election as directors who receive the greatest number of votes for election will serve for terms expiring at the earlier of the 1996 annual meeting of stockholders or consummation of the Merger. Approval of the 1995 Plan requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting.

                         SUMMARY FINANCIAL INFORMATION

     The following historical consolidated financial information of the Company and SLT has been derived from their respective historical consolidated financial statements and should be read in conjunction with the separate consolidated financial statements and the notes thereto located elsewhere in this Proxy Statement or incorporated herein by reference. The Company's historical information for each of the four fiscal years ended March 31, 1994 has been restated to reflect a change in the Company's method of determining percentage of completion for installation contracts from the units installed method to the cost to cost method. The historical information is not necessarily indicative of results to be expected after the Merger is consummated. The selected historical consolidated financial information for each company corresponds to its respective annual reporting period, which is the fiscal year ending March 31 for the Company and December 31 for SLT. The Company has changed its fiscal year-end to December 31, effective December 31, 1995.

                       GUNDLE ENVIRONMENTAL SYSTEMS, INC.

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                YEAR ENDED MARCH 31,
                                                           --------------------------------------------------------------
                                                              1995         1994         1993         1992         1991
                                                           ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net sales..............................................   $133,124     $119,246     $113,845     $132,664     $129,111
  Gross profit...........................................     22,852       26,145       21,359       35,612       27,229
  Operating income.......................................      5,460        9,854        3,297       17,722       13,141
  Interest expense, net..................................      2,219        2,034        2,195        2,556        3,520
  Income before income taxes.............................      3,240        7,753          506       14,403        9,358
  Net income (loss)......................................      1,397        4,943          (88)       9,374        6,188
  Earnings (loss) per common share.......................       0.14         0.48        (0.01)        0.89         0.65
  Book value per common share............................       7.10

BALANCE SHEET DATA:
  Working capital........................................   $ 45,662     $ 41,436     $ 38,263     $ 44,897     $ 31,122
  Total assets...........................................    124,130      113,256      108,223      117,693      104,021
  Long-term debt.........................................     26,383       25,000       25,000       28,981       37,499
  Total debt.............................................     26,383       25,000       25,000       28,981       37,499
  Stockholders' equity...................................     72,386       71,003       67,448       70,125       46,152

                            SLT ENVIRONMENTAL, INC.

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                  THREE MONTHS ENDED
                                                       MARCH 31,                      YEAR ENDED DECEMBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    1995       1994       1994       1993       1992       1991       1990
                                                  --------   --------   --------   --------   --------   --------   --------
                                                       UNAUDITED
INCOME STATEMENT DATA:
  Net sales.....................................  $ 21,347   $  9,698   $ 90,813   $ 72,005   $ 71,598   $ 58,792   $ 53,345
  Gross profit..................................     4,339      1,740     20,467     12,186     14,378     13,714      7,642
  Operating income (loss).......................       (65)    (1,242)     7,441         86      3,064      5,050     (2,436)
  Interest expense..............................       687        649      2,454      2,666      2,091      2,392      2,153
  Income (loss) before income taxes.............    (1,019)    (1,664)     5,545     (2,657)     1,252      2,604     (7,979)
  Net income (loss).............................      (449)      (852)     4,602        (37)     1,098      1,527     (9,209)
  Earnings (loss) per common share..............    (4,495)    (8,519)    46,017       (369)    10,975     15,272    (92,087)
  Book value per common share...................   250,243               238,844
  Equivalent pro forma earnings (loss) per
    common share................................      (.06)      (.12)       .66       (.01)       .16        .22      (1.32)
  Equivalent pro forma book value per common
    share.......................................      3.57                  3.41

BALANCE SHEET DATA:
  Working capital (deficit).....................  $ 14,861   $  3,083   $ 16,043   $  2,907   $  8,495   $    500   $ (6,407)
  Total assets..................................    86,589     60,378     80,937     60,656     58,317     52,186     46,810
  Long-term debt................................    21,913     22,883     21,959     23,269     22,831     14,915     11,434
  Total debt....................................    36,450     34,019     34,426     32,981     29,772     27,826     24,733
  Stockholder's equity..........................    25,024     10,950     23,884     10,062     10,221      9,379      5,622

     The following table presents selected unaudited combined pro forma consolidated historical financial information of the Company and SLT after giving effect to the Merger under the "pooling of interests" method of accounting as if the Merger had been consummated at the dates and the beginning of each of the periods presented. The selected unaudited combined pro forma consolidated historical financial information has been derived from the unaudited pro forma financial statements appearing elsewhere in this Proxy Statement and should be read in conjunction with those statements and the notes thereto. The pro forma information is not necessarily indicative of the results that would have been obtained if the Merger had been consummated on April 1, 1992, 1993 and 1994 (in the case of income statement items) or on March 31, 1995 (in the case of balance sheet items), or that may be obtained in the future.

                          THE COMPANY AND SLT COMBINED

      SELECTED PRO FORMA CONSOLIDATED HISTORICAL FINANCIAL INFORMATION (A)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                YEAR ENDED MARCH 31,
                                                         ----------------------------------
                                                           1995         1994         1993
                                                         --------     --------     --------
                                                                    (UNAUDITED)
    INCOME STATEMENT DATA:
      Net sales........................................  $223,937     $191,251     $185,443
      Gross profit.....................................    43,319       38,331       35,737
      Operating income.................................    12,901        9,940        6,361
      Interest expense, net............................     4,673        4,700        4,286
      Income before income taxes.......................     8,785        5,096        1,758
      Net income.......................................     5,999        4,906        1,010
      Pro forma earnings per common share(B)...........       .35          .28          .06
      Pro forma book value per common share............      5.60

    BALANCE SHEET DATA:
      Working capital..................................  $ 60,955
      Total assets.....................................   205,067
      Long-term debt...................................    48,342
      Total debt.......................................    60,809
      Stockholders' equity.............................    96,270

- ---------------

     Notes:

     (A) The combined income statement data relating to the Company is for the three years ended March 31, 1995 and relating to SLT is for the three years ended December 31, 1994. The combined balance sheet data includes the balances of the Company at March 31, 1995 and SLT at December 31, 1994.

     (B) Pro forma earnings per common share for each period is based on the combined weighted average number of common shares outstanding, after adjustment for the conversion of each outstanding SLT common share into 70,000 shares of the Company's Common Stock.

                             CERTAIN CONSIDERATIONS

INCREASED INDEBTEDNESS

     If the Merger is consummated, the Company will become subject to SLT's outstanding indebtedness, which aggregated approximately $36,500,000 at March 31, 1995. After giving pro forma effect to the Merger, the Company's consolidated indebtedness will be approximately $63,000,000. As a result of the "assumption" of SLT's debt, an increased portion of the Company's net cash provided by operations will be committed to the payment of the Company's debt and will not be available for other purposes. In addition, the Company's ability to obtain additional financing for working capital, capital expenditures and acquisitions may be reduced accordingly. The Company also may become more highly leveraged than certain of its competitors, which may place the Company at a competitive disadvantage and limit the Company's flexibility in reacting to changes in its business. See "The Merger and Related Transactions -- Refinancing of Indebtedness".

POTENTIAL OBSTACLES TO INTEGRATION OF THE COMPANY

     The success of the Company following the Merger will be dependent partially upon the Company's ability to integrate the current management and operations of SLT into the ongoing management and operations of the Company. Obstacles to such integration may arise, and some of those obstacles could become major hindrances to the ongoing operations of the Company and adversely effect the Company's performance. There can be no assurance that the Company will be able to effectively integrate its management and operations with those of SLT or that administrative and operational efficiencies resulting from the Merger can be attained. See "The Merger and Related Transactions -- Management".

CUSTOMER RESPONSE TO THE TRANSACTIONS

     The Company believes that following the Merger it will be able to provide its customers with a broader array of products and an increased ability to service customer needs. However, there can be no assurance that the current customers of the Company and SLT will respond favorably to the Merger. An unfavorable customer response to the Merger would have an adverse effect upon the ongoing operations of the Company.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

     Certain members of the board of directors and management of the Company have certain interests separate from their interests as holders of the Company's Common Stock. See "The Merger and Related Transactions -- Interests of Certain Persons in the Transactions".

DILUTION OF VOTING POWER

     The sole stockholder of SLT will receive 40.7% of the total issued and outstanding voting securities of the Company after the Merger. Therefore, current stockholders of the Company will face substantial dilution of their voting power. As a result, the sole stockholder of SLT will have a significant influence over the election of the Company's board of directors and other matters pertaining to corporate governance and it will be more difficult for the current stockholders to affect the composition of the board of directors.

AUTHORIZATION OF ADDITIONAL STOCK

     If the Merger is consummated, the Certificate of Incorporation of the Company will be amended and restated to increase the number of shares of Common Stock available for issuance by the Company. In addition, the Company is seeking independent approval of the amendment and restatement of the Certificate of Incorporation to increase the number of shares of preferred stock available for issuance. If any preferred stock is issued, it is likely to have rights which are greater in certain situations than the rights of Common Stock. In addition, the ability of the Company to issue additional shares of preferred stock and Common Stock could allow the Company to discourage a change of control or an attempt by a third party to effect a hostile takeover of the Company, such as through the issuance to stockholders of rights to purchase additional shares of preferred stock and Common Stock at bargain prices. See "The Merger and Related Transactions -- Amendment and Restatement of Certificate of Incorporation"; and "Increase in Authorized Preferred Stock."

EFFECT OF EXERCISE OF REGISTRATION RIGHTS


     On the Effective Date, the Company will enter into the Registration Rights Agreement with Wembley and Odyssey Partners, L.P., a Delaware limited partnership ("Odyssey"), pursuant to which Wembley and Odyssey may demand that the Company register their shares of Common Stock for resale under the Securities Act. See "The Merger and Related Transactions -- Registration Rights Agreement." The exercise of such registration rights and the resale of the Common Stock covered by the related registration statement could adversely affect the market price of the Common Stock and the Company's ability to raise funds in the public markets in the future.


                      THE MERGER AND RELATED TRANSACTIONS

     The following discussion sets forth a description of certain material terms and conditions of the Merger. The description of the Merger is qualified by, and subject to, the more complete information set forth in the Merger Agreement, which is attached hereto as Exhibit A and incorporated herein by reference.

GENERAL DESCRIPTION OF THE MERGER

     On March 28, 1995, the Company entered into the Merger Agreement with SLT. If the Merger is approved by the stockholders of the Company and is consummated, SLT will be merged into the Company with the Company being the surviving corporation. Upon such consummation, by operation of law and without further action on the part of the stockholders (i) the persons named in the Merger Agreement will become directors of the Company on the Effective Date; (ii) the Certificate of Incorporation of the Company will be amended and restated to (a) increase the authorized number of shares of the Company's Common Stock to 30,000,000 shares from the present 15,000,000 shares and (b) change the name of the Company to Gundle/SLT Environmental, Inc.; and (iii) the Company's Bylaws will be amended to authorize a board of five to seven members, as set by the board from time to time, and to require the affirmative vote of 60% of the full board to expand or contract the board beyond the prescribed limits. See
"-- Amendment and Restatement of Certificate of Incorporation", "-- Amendment and Restatement of Bylaws" and "Description of the Merger Agreement -- The Merger".

     Upon consummation of the Merger, each of the 100 issued and outstanding shares of SLT common stock ("SLT Common Stock") will be converted into 70,000 shares of the Common Stock of the Company. Wembley, Ltd., a British Virgin Islands company ("Wembley"), owns all the outstanding shares of the SLT Common Stock. Therefore, if the stockholders of the Company approve the Merger and the Merger is consummated, Wembley will receive, in exchange for its SLT Common Stock, 7,000,000 shares of the Company's Common Stock, which will constitute 40.7% of the issued and outstanding Common Stock of the Company after the Merger. The issued and outstanding Common Stock of the Company before consummation of the Merger will remain issued and outstanding. See "Description of the Merger Agreement -- The Merger".

BACKGROUND

     The Company has for several years been a leading worldwide supplier of polyethylene lining systems used in the prevention of groundwater contamination and environmental damage that otherwise could result from the seepage of waste materials. The Company believes that there currently are approximately thirty companies engaged in the production of synthetic liners worldwide, approximately eight of which compete directly with the Company in the United States and approximately 16 of which compete with the Company internationally. The principal competitive factors within the synthetic liner industry traditionally have been performance of the lining system, installation capability and price. The Company has maintained its competitive position within the industry because of the perceived performance advantages of the Company's lining systems over other types of liners available, the convenience to the customer of having the Company take sole responsibility for the manufacture, installation and testing of its lining systems, and by being price-competitive. However, due to new entrants in the market, and the increased sophistication of the production capabilities and worldwide marketing and distribution systems of the Company's competitors, the business of producing and installing synthetic liners has increasingly become a commodity-oriented business, with price being the primary competitive factor.

     During the last several years, the Company's primary competitors have experienced the same economic pressures as the Company, and several have held discussions with the Company concerning possible business combinations. However, in each case the potential parties were unable to agree on the terms under which the businesses might be combined.

     In March 1994, SLT approached the Company with a general suggestion that the Company and SLT should be merged into a single entity. Preliminary discussions were initiated and continued for several months, but the parties were unable to agree to the terms of any such transaction. On February 6, 1995, discussions were renewed, and the parties then determined that any combination of the two companies should be accomplished as a collaboration rather than as a "take over" of SLT by the Company. After extensive negotiation, the parties agreed to tentative terms under which the Company would acquire all of the outstanding SLT Common Stock for 7,000,000 shares of the Company's Common Stock, which had a then market value of approximately $37,000,000.

     During the February 6, 1995, meeting, the parties also discussed the post-Merger board and management structure, with a view to assuring the continuity of management and business operations after completion of the Merger. No agreement was reached with respect to the composition of the post-Merger board of directors; however, the parties agreed that upon consummation of the Merger, Samir T. Badawi, the current chairman of SLT, would be chairman of the board of directors of the Company, Thomas L. Caltrider, the current president and chief executive officer of the Company, would be vice chairman of the board of directors of the Company, and William P. Reid, the current president and chief executive officer of SLT, would be president and chief executive officer of the Company. The remainder of the Company's senior executives were expected to remain in substantially their present capacities, including Roger J. Klatt, the Company's senior vice president and chief financial officer. The parties also discussed whether the pooling of interests or purchase method of accounting was appropriate with respect to the Merger, and whether registration rights should be granted to the Company's largest stockholder after consummation of the Merger, but no agreement was reached with respect to any of these issues.

     An initial draft of the Merger Agreement containing proposed terms for the transaction was circulated shortly after the February 6, 1995, meeting. At a meeting on February 10, 1995, the Company's board of directors discussed the terms of the proposed transaction and authorized further negotiations. Shortly thereafter, Smith Barney was retained by the Company to provide financial advisory services to the Company in connection with the transaction.

     SLT responded to the draft Merger Agreement during the week of February 13, 1995, and indicated that a break-up fee should be payable if the Company's board were to terminate the Merger Agreement in the exercise of its fiduciary duties. In addition, SLT indicated that the post-Merger board of directors should be composed of four existing Company directors and four persons designated by SLT.

     During the week of February 13, 1995, the Company's board of directors agreed in principle to the payment of a break-up fee. However, no agreement was reached as to the amount of the break-up fee that should be payable, and the Company did not agree to SLT's proposed composition of the Company's board of directors after the Merger.

     A revised draft of the Merger Agreement was delivered to the Company, SLT and their respective boards of directors on February 20, 1995. The board of directors of the Company considered the February 20, 1995 draft, along with additional SLT proposals, at a meeting held on March 8, 1995. At that meeting, the Company's management presented a comprehensive analysis of the proposed transaction. The presentation included an overview of SLT including its founding in 1972, its acquisition by Wembley in 1987, and its commencement of flat die production in the United States in 1991 and in Germany in 1994, as well as other elements of its business, financial condition, and competitive position. The board also discussed the anticipated business efficiencies that might be realized from a combination with SLT, including manufacturing efficiencies, management synergies, and enhanced opportunities for expansion and improvement of the Company's business through distribution efficiencies and greater marketing opportunities associated with the geographic distribution of the two companies' present operations.

     Mr. Badawi presented a detailed history of SLT's business and corporate philosophy, and information concerning SLT's senior personnel, most notably a detailed review of their success in significantly improving SLT's recent operating results. Mr. Reid reviewed SLT's manufacturing operations, his marketing philosophy, and the development of SLT's network of sales offices in Singapore, Australia and Germany. He also emphasized that a significant attraction of the Merger from SLT's standpoint would be the enhancement of production capacity without additional capital expenditures by either company.

     At the March 8th meeting, Smith Barney described the valuation methodologies to be used in connection with its evaluation of the fairness, from a financial point of view, of the consideration proposed to be paid by the Company for SLT (the "Merger Consideration"). See "-- Opinion of the Company's Financial Advisor." The board also conducted a lengthy review of the draft Merger Agreement presented at the meeting, and separately discussed with SLT's management and its counsel certain terms of the Merger Agreement which had not previously been agreed upon. In the course of those discussions, the Company and SLT agreed that the composition of the board of directors after the Merger would consist of seven directors, four of whom would be existing members of the Company's board of directors, with the remainder designated by SLT and to include Messrs. Badawi and Reid. It was also agreed that Mr. Badawi would be chairman of the board, Thomas L. Caltrider would become vice chairman of the board, and Roger J. Klatt would continue as the Company's chief financial officer. In addition, the parties tentatively agreed that both the Company and SLT would be subject to the payment of a break-up fee of $4,000,000 if either party failed to consummate the Merger because of the acceptance of a superior transaction proposal or the breach of a contractual obligation not to negotiate or consummate a transaction with another party.

     The board also received a presentation from counsel concerning the board's fiduciary responsibilities in considering the acquisition of SLT. Based upon the advice of counsel, the board concluded that, under Delaware law, its negotiations for the acquisition of SLT did not require the board of directors of the Company to offer the Company for sale as a prerequisite to any transaction with SLT, because (i) no "change of control" was to occur in the proposed transaction since a majority of the Company's Common Stock would continue to be held by the Company's pre-existing stockholders, (ii) present directors of the Company would continue to constitute a majority of the board after the Merger and (iii) the Company was not being sold.

     The board indicated it was encouraged by the progress of negotiations, and discussed at considerable length the procedural aspects of completing the transaction. The board determined that it would defer formal action on the proposed transaction until the completion of all diligence efforts. Certain legal and business issues concerning SLT's German operations, its 1994 financial statements (which had not yet received audit approval), and certain accounting issues had not yet been completely reviewed.

     On March 9, 1995, based on the agreements reached between the Company and SLT contemporaneously with the March 8, 1995, board meeting, a revised draft of the Merger Agreement was prepared and distributed to the Company, SLT and their respective boards of directors. At a meeting held on March 16, 1995, the board discussed all outstanding issues with respect to the Merger Agreement, which included determining whether the Company would agree to a registration rights agreement with the Company's largest stockholder and with Wembley, the status of the negotiation of an employment agreement with William P. Reid, and a determination of whether pooling or purchase accounting would be used in the transaction. The board determined that a registration rights agreement could be negotiated with SLT's sole stockholder, provided the agreement would not permit an immediate resale of the Company's Common Stock issued in the Merger. The board also determined that the Company would not execute the Merger Agreement until Mr. Reid had entered into an employment agreement acceptable to the Company and effective upon consummation of the Merger, and concluded that the pooling of interests method of accounting would be more appropriate than purchase accounting with respect to the Merger. The board also received a report concerning all outstanding due diligence issues, including various legal due diligence matters relating to the operation of SLT's German subsidiary.

     At the March 16, 1995 meeting, the board also discussed the terms of the break-up fee. Smith Barney advised that a lower break-up fee would be appropriate based on break-up fees in transactions similar to the Merger, but no formal action was taken on the proposed combination with of SLT.

     The board met once again on March 27, 1995, and final due diligence reports were presented to the board. In addition, Smith Barney made a financial presentation and rendered an oral opinion to the board to the effect that, as of such date and subject to certain matters (including a review of the final Merger Agreement), the Merger Consideration was fair, from a financial point of view, to the Company. The board was informed that the Merger Agreement had been revised to provide for a break-up fee of $3,000,000, plus expenses, payable under the terms and conditions set forth in the Merger Agreement. The board also was advised that all of the terms and conditions of the Merger Agreement had been agreed upon except for the terms of the registration rights agreement with Wembley and the Company's largest stockholder (which was expected to be completed shortly) and the consummation of Mr. Reid's employment contract. The board of directors unanimously resolved to approve the Merger Agreement in the form presented to the board contingent upon satisfactory finalization of the terms of the registration rights agreement and the execution by Mr. Reid of his requested employment agreement.

     On March 28, 1995, the board of directors was informed of the proposed final terms of the registration rights agreement and that Mr. Reid had executed his employment agreement on the terms previously reviewed and informally approved by the board; Smith Barney delivered to the board its written opinion dated March 28, 1995 confirming its report of the previous day; and the Merger Agreement was signed and delivered by the parties.

REASONS FOR THE MERGER

     The Company and SLT both are engaged in the business of manufacturing and installing synthetic lining systems and products principally for the prevention of groundwater contamination from municipal and industrial sources and for containment of industrial liquids and solids. The Company and SLT each market lining systems primarily to waste management, industrial and servicing companies, municipalities and other governmental agencies that own or operate waste, material processing, water treatment or containment facilities, as well as engineering firms and construction contractors that serve those industries. The Company and SLT believe that the Merger will result in significant benefits for each company, including manufacturing efficiencies; management synergies; expansion and improvement of their installation businesses; and enhanced sales and marketing opportunities, including the potential to expand into additional markets. In addition, customers of the combined companies will have a greater variety of products and services from which to choose.

     Technology Comparison. The Company currently uses blown film extrusion technology to produce liner. The Company operates seven extrusion lines at its Houston, Texas plant, with an approximate annual production capacity of 135,000,000 pounds of polyethylene liner. Five of these lines also are equipped to produce liner through a co-extrusion process which permits multiple layers of dissimilar material to be bonded into a single membrane.

     SLT operates two liner manufacturing plants, one in Houston, Texas and one in Rechlin, Germany. Both use flat die extrusion technology, and each is capable of an approximate annual output of 50,000,000 pounds of polyethylene liner. SLT's German plant also is capable of producing liner through a co-extrusion process.

     The Company and SLT believe that the ability to use a combination of both blown film and flat die technologies after the Merger will significantly enhance the competitive position of the merged companies. Access to both technologies will provide the Company and SLT the flexibility to match production with the technology best suited to the manufacturing of each of their products. Blown film technology is superior to flat die technology in the areas of: (i) gauge changeover time, resulting in decreased down time and product waste; (ii) more efficient production of thinner gauge product (e.g. 20-40 mils. thick); and
(iii) lower costs of
production for certain specialty products, such as textured liner, which have a higher added value. Flat die lines have advantages over blown film lines in the areas of: (i) superior gauge control, which reduces raw material cost; (ii) higher output per line, which results in lower capital and labor costs per unit produced; and (iii) a broader array of plastic resin products which may be extruded, which allows greater raw material purchasing flexibility. The Company and SLT believe that although neither technology is best for all products, the ability to use both technologies will allow the merged companies to schedule production more cost effectively, and permit the merged companies to provide better customer service, especially during periods of increased customer demand.

     Since SLT's flat die technology is capable of more output per line and at a lower cost than the Company's blown film lines, a substantial portion of its smooth sheet production is anticipated to be moved to SLT's flat die extruders. Textured products are anticipated to be manufactured on the Company's blown film extruders, thus avoiding the secondary process required to produce textured polyethylene sheet from flat die extruders. Thin gauge production is anticipated to be run on the Company's blown film extruders. Since blown film extruders can be adjusted to produce different gauges of polyethylene sheet more easily, short runs and specialty products would be manufactured on the Company's blown film extruders.

     Sales and Distribution. The Merger should provide a significant enhancement to the Company's worldwide sales and distribution system. The Company currently sells worldwide from its United States headquarters, and maintains one sales manager in France. The acquisition of SLT would add sales and distribution representation in Europe, Singapore and Australia. The Company currently has a significant market position on the Pacific rim. This position, when combined with SLT's Australian and Singapore based installation capability, should enhance the Company's competitive position in the Southeast Asian market, where both SLT and the Company have considered construction of a manufacturing facility. The acquisition of SLT would allow the merged companies to construct a single plant that would meet the needs of the combined enterprise.

     The Company and SLT believe they also may achieve distribution efficiencies through the use of SLT's German flat die production line. SLT's German facility has not been used to full capacity. In addition, SLT's German facility is capable of co-extrusion production. Therefore, the Company and SLT believe that distribution efficiencies can be achieved by using SLT's German facility to its capacity and through the manufacturing of co-extrusion products for use in Europe, rather than producing such products in the United States. The Company currently is required to pay a duty on all products it exports to Europe. The use of SLT's German plant will permit the merged companies to manufacture a substantial portion of their products in Europe, thus avoiding the payment of the import duties, as well as eliminating shipping and related costs with respect to those products.

     Installation. The Company currently installs lining using over 50 installation crews in the United States and the United Kingdom. The combination with SLT will provide the Company with additional installation operations in Germany, the United Kingdom and other European countries, Singapore and Australia. The Company believes that the expansion of its installation business, when combined with the ability to improve installation techniques through access to SLT's installation practices, will result in a material enhancement of the Company's installation business.

     If these expected efficiencies and savings can be attained, stockholders of the merged companies will be able to participate in enhanced prospects for the combined enterprise.

REFINANCING OF INDEBTEDNESS

     In connection with the Merger, the Company expects to replace its existing $20 million commercial bank revolving credit facility with a $35 million revolving and term credit facility to be provided by a syndicate of commercial banks (the "New Credit Facility") and to issue an additional $25 million of senior notes (the "New Notes"), thus increasing the Company's credit availability to $60 million from the present $20 million. Upon consummation of the Merger, the Company expects to issue the New Notes and make borrowings under the New Credit Facility in an amount sufficient to retire all SLT's outstanding indebtedness, which aggregated approximately $36.5 million at March 31, 1995.

     In general, the New Credit Facility and the New Notes will contain restrictions with respect to the incurrence of additional indebtedness, the payment of cash dividends or similar restricted payments, the ability of the Company to consolidate or merge into another corporation or transfer or sell assets, unless certain criteria are met. The New Credit Facility and the New Notes will also require the maintenance of certain financial ratios and a specified level of consolidated net worth.

AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION

     The Merger Agreement provides that upon consummation of the Merger, the Certificate of Incorporation of the Company will be amended and restated as described below. Since approval of the Merger Agreement will constitute approval of the amendment and restatement to the Certificate of Incorporation, stockholders who oppose any of the amendments will be able to record a negative vote only by voting against approval and adoption of the Merger Agreement.

     Additional Common Stock Authorization. The Company's Certificate of Incorporation currently authorizes the issuance of up to 15,000,000 shares of Common Stock. If the Merger is approved by the stockholders of the Company and is consummated, the Certificate of Incorporation of the Company will be amended and restated by operation of law and without further action on the part of the stockholders, to increase the authorized number of shares of Common Stock to 30,000,000 shares. Since the Company currently has outstanding 10,191,926 shares of Common Stock, the authorization of the additional shares of Common Stock is necessary for the issuance of 7,000,000 shares upon consummation of the Merger. In addition, if the Merger is completed, the additional shares being authorized will be available for issuance under the proposed 1995 Incentive Stock Plan (the "1995 Plan") and for effecting possible future transactions, including stock dividends, stock splits, financing arrangements or acquisitions by the Company of other businesses if favorable acquisitions were to become available. Except with respect to the shares of Common Stock issuable in connection with the Merger or in connection with stock-based employee benefit plans, the Company has no present plans for any particular issuance of additional shares of Common Stock.

     The additional shares of Common Stock will be available for issuance at any time in the future without further stockholder approval, unless such approval were required by law, as in the case of consolidations and certain statutory mergers, or by the rules of any securities exchanges on which the Common Stock were then to be listed. In the absence of the additional authorization of Common Stock, significant future issuances cannot be effected without the expense and delay associated with further action by stockholders. Holders of Common Stock have no preemptive right to purchase or otherwise acquire any shares of Common Stock that the Company may issue in the future.

     Under certain circumstances, an increase in the number of authorized shares of Common Stock can provide corporate management with the means to discourage a change of control, such as through the issuance to stockholders of rights to purchase additional shares of Common Stock at bargain prices. As in the case of other types of issuances, those intended to prevent or adversely affect changes of control could be accomplished without further stockholder approval. However, the board of directors has no present intention of using the additionally authorized shares for such a purpose and is not aware that any takeover or similar action is contemplated.

     Change of Name. The board of directors of the Company believes that the change of name to "Gundle/SLT Environmental, Inc." will provide the Company increased name recognition in certain parts of the world and promote the sale of Company products following the Merger.

AMENDMENT AND RESTATEMENT OF BYLAWS

     The Merger Agreement provides that upon consummation of the Merger, the Bylaws of the Company will be amended and restated as described below. Since approval of the Merger Agreement will constitute approval of the Bylaw amendments, shareholders who oppose the amendments will be able to record a negative vote only by voting against approval and adoption of the Merger Agreement.

     If the Merger is approved by the stockholders of the Company and is consummated, the Company's Bylaws will be amended and restated by operation of law and without further action on the part of the stockholders to authorize a board of five to seven directors, as set by the board from time to time, and to require the affirmative vote of 60% of the full board to expand or contract the board beyond the prescribed limits. In negotiating the terms and conditions of the Merger, the managements of the Company and of SLT determined that the board of directors following the Merger would consist of seven persons, four of whom would be existing Company directors and three of whom would be designated by SLT. See "-- Background". The amendment and restatement of the Company's Bylaws is intended to give effect to the agreement of the managements of the Company and SLT, and to limit the ability of the directors initially designated by either party to amend the Bylaws to increase the number of directors without the approval of the directors initially designated by the other party.

REGISTRATION RIGHTS AGREEMENT

     On the Effective Date, the Company will enter into a registration rights agreement (the "Registration Rights Agreement") with Wembley and Odyssey. Odyssey is to have one demand registration right with respect to all of its Common Stock exercisable at any time after the Effective Date of the Merger through the seventh anniversary of the Effective Date. Subject to certain conditions, Wembley will have three demand registration rights exercisable at any time beginning one year after the Effective Date through the seventh anniversary of the Effective Date.

     From the period beginning one year after the Effective Date through the second anniversary of the Effective Date, Wembley can demand that the Company register up to 1,400,000 shares of Common Stock. Beginning on the second anniversary of the Effective Date, Wembley can demand registration of all its shares of Common Stock, provided that no demand may be for more than 3,500,000 shares unless the board of directors of the Company approves the registration.

     The Registration Rights Agreement affords to Odyssey and Wembley the right to participate in registrations conducted by the Company or the other party. Odyssey can register 100% of its shares on any registration statement filed by the Company on its own behalf or upon a demand made by Wembley at any time after the Effective Date through the seventh anniversary of the Effective Date. Wembley can participate in any registration filed by the Company on its own behalf or upon a demand made by Odyssey beginning on the first anniversary of the Effective Date through the seventh anniversary of the Effective Date. Wembley's right to participate in registrations during the period beginning on the first anniversary of the Effective Date through the second anniversary of the Effective Date is limited to an aggregate of 1,400,000 shares.

     If Odyssey or Wembley participates in a Company registration, and the underwriters advise that they will be unable to sell in an orderly fashion all of the shares for which registration has been requested, the shares to be registered for sale will be allocated first 100% to the Company, and then pro rata to Odyssey and Wembley, based on the number of shares each requested to be registered. If either Odyssey or Wembley participates in the other's demand registration, and the underwriters advise that they will be unable to sell all of the shares for which registration has been requested, then the shares will be allocated first to the party that made the demand and then to the other participating stockholder.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

     Smith Barney was retained by the Company to provide certain financial advisory services to the Company in connection with the Merger. In connection with such engagement, the Company requested that Smith Barney evaluate the fairness, from a financial point of view, to the Company of the consideration to be paid by the Company in the Merger. On March 27, 1995, at a special meeting of the board of directors held to evaluate the proposed Merger, Smith Barney rendered an oral opinion (subsequently confirmed by delivery of a written opinion dated March 28, 1995) to the board of directors of the Company to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the Company.

     In arriving at its opinion, Smith Barney reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of the Company and certain senior officers and other representatives and advisors of SLT concerning the businesses, operations and prospects of the Company and SLT. Smith Barney examined certain publicly available business and financial information relating to the Company and certain business and financial information relating to SLT as well as certain financial forecasts and other data for the Company and SLT which were provided to Smith Barney by the respective managements of the Company and SLT, including information relating to certain strategic implications and operational benefits anticipated from the Merger. Smith Barney reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Company's Common Stock; the historical and projected earnings of the Company and SLT; and the capitalization and financial condition of the Company and SLT. Smith Barney considered, to the extent publicly available, the financial terms of recent similar transactions which it considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose businesses Smith Barney considered relevant in evaluating the Company and SLT. Smith Barney also evaluated the potential pro forma financial impact of the Merger on the Company. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as it deemed necessary to arrive at its opinion. Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed to it as of the date of its opinion.

     In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with Smith Barney, the managements of the Company and SLT advised Smith Barney that such forecasts and other information were reasonably prepared on bases reflecting the best information currently available and the judgments of the respective managements of the Company and SLT as to the future financial performance of the Company and SLT, and the strategic implications and operational benefits anticipated from the Merger. Smith Barney assumed, with the consent of the board of directors of the Company, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Smith Barney's opinion relates to the relative values of the Company and SLT. Smith Barney did not express any opinion as to what the value of the Company's Common Stock actually will be when issued to SLT stockholders pursuant to the Merger or the price at which the Company's Common Stock will trade after the Merger. In addition, Smith Barney did not make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or SLT, nor did Smith Barney make any physical inspection of the properties or assets of the Company or SLT. Smith Barney did not participate in the negotiation or structuring of the Merger, nor was it asked to consider, and its opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. In addition, although Smith Barney evaluated the Merger Consideration from a financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger. No other limitations were imposed by the Company on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.


     THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY DATED MARCH 28, 1995, WHICH HAS BEEN INCLUDED IN THIS PROXY STATEMENT WITH THE CONSENT OF SMITH BARNEY AND SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS EXHIBIT B AND IS INCORPORATED HEREIN BY REFERENCE. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SMITH BARNEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW AND HAS BEEN PROVIDED FOR THE USE OF THE BOARD OF DIRECTORS OF THE COMPANY IN ITS EVALUATION OF THE MERGER, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE ANNUAL MEETING. THE

SUMMARY OF THE OPINION OF SMITH BARNEY SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In preparing its opinion to the board of directors of the Company, Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Smith Barney did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Smith Barney made numerous assumptions with respect to the Company, SLT, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company and SLT. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.


     Selected Company Analysis. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of the Company and the following selected public companies in the plastic manufacturing industry: AEP Industries, Inc.; Carlisle Plastics, Inc.; Furon Company; Liqui-Box Corporation; O'Sullivan Corporation; Ropak Corporation; and Spartech Corporation (the "Selected Companies"), and compared such multiples against the multiples of SLT implied by the Merger Consideration. Smith Barney compared market values of, among other things, latest 12 months net income and calendar 1994 and estimated calendar 1995 and 1996 earnings per share ("EPS"), and adjusted market values (equity market value, plus total debt, less cash) as multiples of, among other things, latest 12 months revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT"). The ranges of multiples of latest 12 months net income, calendar 1994 and estimated calendar 1995 and 1996 EPS and latest 12 months revenues, EBITDA and EBIT of the Selected Companies were as follows: (i) net income: 11.7x to 16.2x (with a mean of 13.9x and a median of 14.3x); (ii) calendar 1994 EPS; 10.3x to 22.9x (with a mean of 14.1x and a median of 12.2x);
(iii) estimated calendar 1995 and 1996 EPS: 9.3x to 11.8x (with a mean of 10.3x and a median of 10.0x), and 8.3x to 8.7x (with a mean of 8.5x and a median of 8.5x), respectively; (iv) revenues: 0.3x to 1.3x (with a mean of 0.7x and a median of 0.7x); (v) EBITDA: 4.1x to 6.5x (with a mean of 5.7x and a median of 5.9x); and (vi) EBIT: 5.2x to 11.7x (with a mean of 9.2x and a median of 10.2x). The multiples of latest 12 months net income, calendar 1994 EPS, estimated calendar 1995 and 1996 EPS and latest 12 months revenues, EBITDA and EBIT for the Company were 20.3x, 20.3x, 29.9x, 9.5x, 0.5x, 5.6x and 10.1x, respectively. The Merger Consideration, based on a closing sale price for the Company's Common Stock on March 24, 1995 of $5.38, equated to implied multiples of latest 12 months net income, calendar 1994 EPS, estimated calendar 1995 and 1996 EPS and latest 12 months revenues, EBITDA and EBIT for SLT of 12.1x, 12.1x, 10.5x, 6.8x, 0.8x, 6.2x and 8.9x, respectively. EPS projections for the Selected Companies were analyzed based on the estimates of selected investment banking firms, and EPS projections for the Company and SLT were analyzed based on internal estimates of the managements of the Company and SLT. All multiples were based on closing stock prices as of March 24, 1995.


     Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Smith Barney analyzed the purchase prices and implied transaction multiples paid in the following selected merger and acquisition transactions in the plastic manufacturing industry: Hercules Incorporated-PFG/Applied Extrusion Technologies, Inc.; Constar International Inc./Crown Cork & Seal Company, Inc.; Continental Plastic Containers, Inc./Viatech, Inc.; Jaite Packaging/Sealright Co., Inc.; American Western Corpora-tion/Carlisle Plastics, Inc.; and Pantasote, Inc./Newsote, Inc. (the "Selected Transactions"). Smith Barney compared the purchase prices in such transactions as a multiple of, among other things, latest 12 months net income, and transaction values as a multiple of, among other things, latest 12 months revenues, EBITDA and EBIT, and then compared these multiples to similar multiples for SLT implied by the Merger Consideration described above under "Selected Company Analysis." All multiples for the Selected Transactions were based on information available at the time of announcement of the transaction. The ranges of multiples of latest 12 months net income, revenues, EBITDA and EBIT for the Selected Transactions were as follows: (i) net income: 12.6x to 21.9x (with a mean of 16.3x and a median of 14.5x); (ii) revenues: 0.4x to 1.0x (with a mean of 0.8x and a median of 0.8x); (iii) EBITDA: 4.0x to 9.2x (with a mean of 7.3x and a median of 7.6x); and (iv) EBIT: 6.0x to 28.1x (with a mean of 15.6x and a median of 14.1x).

     No company, transaction or business used in the selected company and selected merger and acquisition transactions analyses as a comparison is identical to the Company, SLT or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or public trading value of the comparable companies or the business segment or company to which they are being compared.


     Contribution Analysis. Smith Barney analyzed the respective contributions of the Company and SLT to, among other things, the revenues, EBITDA, EBIT and net income of the pro forma combined entity (excluding cost savings and potential cost synergies anticipated from the Merger) for the latest 12 months and fiscal years 1995 and 1996 (with particular focus on fiscal years 1995 and 1996), based on projections provided by the respective managements of the Company and SLT. This analysis indicated that (i) in fiscal year 1995, the Company would contribute approximately 56.5% of revenues, 47.5% of EBITDA, 38.5% of EBIT and 34.0% of net income, and SLT would contribute approximately 43.5% of revenues, 52.5% of EBITDA, 61.5% of EBIT and 66.0% of net income and (ii) in fiscal year 1996, the Company would contribute approximately 60.2% of revenues, 57.6% of EBITDA, 55.6% of EBIT and 61.0% of net income, and SLT would contribute approximately 39.8% of revenues, 42.4% of EBITDA, 44.4% of EBIT and 39.0% of net income. Based upon a closing sale price of the Company's Common Stock on March 24, 1995 of $5.38, the Company and SLT would constitute approximately 49.4% and 50.6%, respectively, of the total enterprise value of the combined company. Immediately following consummation of the Merger, stockholders of the Company and SLT would own approximately 59.3% and 40.7%, respectively, of the combined company.


     Discounted Cash Flow Analysis. Smith Barney performed a discounted cash flow analysis of the projected free cash flow of SLT for the fiscal years ended March 31, 1996 through 1999, based upon certain operating and financial assumptions, forecasts and other information provided by the Company and SLT and assuming, among other things, discount rates of 10%, 12.5% and 15% and terminal multiples of EBITDA of 5.0x to 6.5x. Utilizing these assumptions, Smith Barney arrived at an equity valuation reference range for SLT of $36.1 million to $66.7 million, as compared to the purchase price implied by the Merger Consideration of $37.6 million (based on a closing price of the Company's Common Stock on March 24, 1995 of $5.38).

     Pro Forma Merger Analysis. Smith Barney analyzed certain pro forma effects resulting from the Merger, including, among other things, the impact of the Merger on the projected EPS of the Company for the fiscal years ended 1995 through 1999 (with particular focus on fiscal years 1996 and 1997). Based on projections prepared by the managements of the Company and SLT, the results of the pro forma merger analysis suggest that the Merger would be accretive to the Company's EPS in each of the years analyzed assuming all cost savings anticipated from the Merger were achieved. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Other Factors and Comparative Analyses. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) the Company's and SLT's historical and projected financial results; (ii) the history of trading prices for the Company's Common Stock and the relationship between movements of such Common Stock, movements of the common stock of comparable companies and movements in the S&P 400 Index; and (iii) the pro forma ownership of the combined company.

     Pursuant to the terms of Smith Barney's engagement, the Company has agreed to pay Smith Barney for its services in connection with the Merger an opinion fee of $300,000. The Company also has agreed to reimburse Smith Barney for travel and other out-of-pocket expenses incurred by Smith Barney in performing its services, including the fees and expenses of its legal counsel, and to indemnify Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.

     Smith Barney has advised the Company that, in the ordinary course of business, it may actively trade the securities of the Company for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided financial advisory and investment banking services to the Company unrelated to the Merger, and has received compensation for the rendering of such services.

     Smith Barney is a nationally recognized investment banking firm and was selected by the Company based on Smith Barney's experience and expertise. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     The board of directors of the Company recommends that the Company's stockholders approve the Merger for the reasons set forth under "-- Background" and "-- Reasons for the Merger". The Company believes that SLT is a respected manufacturer and installer of products complementary to the Company's present products, that each company has areas of strength that should complement the other's strengths, and that significant growth and efficiencies may be more readily attainable after the Merger, particularly in certain overseas markets. On March 28, 1995, the Company's board of directors received a written opinion from Smith Barney to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the Company. See "-- Opinion of the Company's Financial Advisor". The board of directors of the Company believes that the Merger is fair to and in the best interests of the Company and its stockholders. At the board of directors meeting held on March 27, 1995 (following its deliberations of March 8 and 16), the board of directors unanimously approved the Merger Agreement and the Merger, and recommended that the holders of the Company's Common Stock vote for adoption and approval of the Merger Agreement.

MANAGEMENT

     Upon consummation of the Merger, the board of directors of the Company will consist of four of the Company's current directors and three directors designated by SLT. See "Description of the Merger Agreement -- Management". The Company and SLT have agreed that upon consummation of the Merger, Mr. Badawi will become the chairman of the board of directors of the Company, Mr. Reid will become the president and chief executive officer of the Company and Roger J. Klatt will continue as the chief financial officer of the Company. Thomas L. Caltrider will become vice chairman of the Company and is to serve in an executive capacity to ensure an orderly transition of management at the Company until 90 days from the Effective Date, after which he will continue in a limited, advisory role with the Company for an additional 15 months. See
" -- Interests of Certain Persons in the Transactions". The additional members of the Company's senior management are expected to be selected from the available management personnel of each company after consummation of the Merger.

     Mr. Reid has entered into an employment agreement with SLT pursuant to which, following the Merger, he will receive annual base compensation of $275,000 and become eligible for incentive bonus compensation of up to 50% of base compensation if certain financial goals and objectives (to be established annually by the board) are attained. In addition, the board of directors is required to consider additional bonus compensation if such financial goals and objectives are exceeded. The employment agreement expires three years from the Effective Date and is automatically renewed for a one year term upon the expiration of the initial term. The employment agreement is terminable without further compensation before expiration of the term only for cause. On the Effective Date, Mr. Reid is to receive a 10-year, non-qualified stock option under the 1995 Plan to purchase 200,000 shares of the Company's Common Stock at an option price equal to $5.375 per share (the fair market value of the shares as of the close of business on March 28, 1995, the date the Company and SLT executed the Merger Agreement). The option will vest as to one-third of the shares covered on each of the first, second and third anniversaries of the Effective Date.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

     Stockholders of the Company should be aware that certain members of the board of directors and management of the Company have certain interests separate from their interests as holders of the Company's Common Stock, which are discussed below.

     Beginning upon the Effective Date, Mr. Caltrider is to continue to serve in an executive capacity until 90 days after the Effective Date, after which he will continue in a limited, advisory role with the Company for an additional 15 months. Under the terms of his amended employment agreement, Mr. Caltrider is to receive an aggregate of $365,000 from the Company during the 18 months following the Effective Date. Of such amount, $100,000 will be paid on the Effective Date and $40,000 will be paid 90 days after the Effective Date, with the remainder payable in equal monthly installments. The Company has also agreed that upon Mr. Caltrider's request following the Effective Date, the Company will use reasonable efforts to cause all shares of the Company's Common Stock owned by Mr. Caltrider, or purchasable by him upon exercise of outstanding stock options, to be registered for resale under the Securities Act.

     In March 1994, the Company entered into an agreement with Roger J. Klatt, the Company's chief financial officer, that provides that the Company will continue to pay Mr. Klatt for one year if his employment is terminated before March 1997. The Company and SLT have also instituted severance policies pursuant to which as many as 50 employees would receive compensation of up to one year's base salary plus prorated bonuses if employment is terminated, or if the responsibilities of such employees are substantially reduced, within six months of the Effective Date.

     The Merger Agreement requires that as a condition to closing the Company will continue to carry directors' and officers' liability insurance containing coverage at least equal to that currently maintained by the Company and insuring for a period of at least six years after the Effective Date all persons who were directors or officers of the Company before the Effective Date but who cease to be directors or officers of the Company after the Effective Date. The retiring directors and officers will be third party beneficiaries of that insurance policy. See "Description of the Merger Agreement -- Conditions to the Merger".

     Messrs. Young and Friedman, directors of the Company, are affiliates of Odyssey, which owns 2,071,656 shares of the Company's Common Stock. On the Effective Date, the Company will execute the Registration Rights Agreement pursuant to which the Company will be obligated to register the shares of Common Stock owned by Odyssey under the Securities Act under certain circumstances. See "-- Registration Rights Agreement".

     The board has determined to pay Mr. Young $50,000 to compensate him for time and expense incurred in the negotiation of the Merger Agreement on behalf of the Company.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain federal income tax consequences associated with the merger. This summary does not discuss all of the aspects of federal income taxation that may be relevant to a participant in light of such participant's particular circumstances, or to certain types of participants which are subject to special treatment under federal income tax laws (including foreign corporations and persons who are not citizens or residents of the United States). In addition, this summary does not describe any tax consequences under state, local or foreign tax laws.

     This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a participant.

     While the Merger is structured to satisfy guidelines previously required for obtaining a private letter ruling from the IRS, neither the Company nor SLT have sought, or will seek, any ruling or opinion from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the Merger which are different from those discussed herein.

     PROSPECTIVE PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE SPECIFIC TO THEM OF PARTICIPATING IN THE MERGER, AS WELL AS THE APPLICATION TO THEM OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     The parties anticipate that the Merger will qualify as a reorganization under Section 368(a)(1)(A) of the Code (a "Reorganization"). Assuming that the Merger qualifies as a Reorganization, the following are the material federal income tax consequences of the Merger to holders of the Company's and SLT's Common Stock:

          (i) the holders of the Company's Common Stock will not recognize any gain or loss for federal income tax purposes as a result of the Merger. Further, the tax basis and holding period of a stockholder of the Company's Common Stock will remain unchanged after giving effect to the Merger;

          (ii) holders of SLT Common Stock will not recognize gain or loss upon receipt of the Company's Common Stock in exchange for SLT Common Stock;

          (iii) except as described below, the tax basis of the shares of the Company's Common Stock received by the holders of SLT Common Stock will equal the tax basis of their SLT Common Stock exchanged therefor (less any portion of such basis allocable to such fractional shares of the Company's Common Stock);

          (iv) the holding period of the Company's Common Stock in the hands of holders of SLT Common Stock will include the holding period of their SLT Common Stock exchanged therefor, assuming that the holder holds the SLT Common Stock as a capital asset at the Effective Date; and

          (v) no gain or loss will be recognized by the Company or SLT as a result of the Merger.

     The discussion set forth above is included for general information only. In addition, this discussion reflects a number of significant assumptions, including (i) the consummation of the Merger in accordance with the terms of the Merger Agreement; and (ii) the accuracy of certain additional representations received from the officers of the Company and SLT and holders of the SLT Common Stock.

ACCOUNTING TREATMENT

     The Merger is expected to be accounted for as a pooling of interests for accounting and financial reporting purposes. Under the pooling of interests method of accounting, the recorded assets and liabilities of the Company and SLT will be aggregated to the consolidated financial statements of the surviving corporation at their current recorded amounts, the consolidated earnings of the Company will include earnings of the Company and SLT for the entire fiscal year in which the Merger occurs and the reported operating results and financial position of the Company and SLT for prior periods will be combined and restated as if both the companies had been merged during all periods presented. See "Unaudited Pro Forma Financial Statements." The Company has been advised by its independent public accountant, Arthur Andersen LLP ("Arthur Andersen"), that the Merger should qualify for treatment as a pooling of interests in accordance with generally accepted accounting principles based on the understanding of Arthur Andersen of the terms and conditions of the Merger Agreement.

GOVERNMENT AND REGULATORY APPROVALS

     Antitrust Considerations. The Merger is subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which requires prior notification to the United States Federal Trade

Commission (the "FTC") and the Department of Justice (the "Department of Justice") of certain mergers before the consummation of the merger to allow the FTC and the Department of Justice an opportunity to review the proposed merger, and, if deemed necessary, to oppose it for any anti-competitive effect. Following notification, the parties are subject to a minimum of 30 days waiting period during which the FTC and the Department of Justice review the proposed merger and may request additional information. The Company and SLT filed all required notifications with the FTC and the Department of Justice on April 10, 1995, and early termination of the waiting period was granted on May 23, 1995.

     Business Combinations With Interested Persons. Section 203 of the Delaware General Corporation Law limits business combinations (as therein defined) between corporations and interested persons (as therein defined), which definition would include Wembley with respect to the Company following the consummation of the Merger. However, the statute exempts business combinations with interested stockholders who become stockholders in a transaction approved by the board of directors. The board of directors of the Company approved the Merger on March 27, 1995. Accordingly, this statute will not apply to Wembley in connection with the Merger.

VOTE REQUIRED FOR APPROVAL

     Approval of the Merger and the related transactions requires an affirmative vote of a majority of the issued and outstanding shares of the Company's Common Stock. On March 27, 1995 the board of directors unanimously approved the Merger Agreement and recommends that stockholders vote "FOR" approval of the Merger.

                      DESCRIPTION OF THE MERGER AGREEMENT

     The following summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit A.

THE MERGER

     The Merger will be effective as of the date of the filing by the Company of a Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Date"). On the Effective Date, the Certificate of Incorporation and Bylaws of the Company, as amended and restated, will continue to be the governing documents of the Company. See "The Merger and Related
Transactions -- Amendment and Restatement of Certificate of Incorporation" and "-- Amendment and Restatement of Bylaws"; and "Increase in Authorized Preferred Stock." In all other respects the identity, existence, purposes, powers, rights, and immunities of the Company will continue unaffected by the Merger, the corporate identity, existence, purposes, powers, rights, and immunities of SLT will be merged into the Company, and the Company, from that time on, will be fully vested therewith. Accordingly, on the Effective Date, the separate existence of SLT shall cease.

     All of the rights, privileges, powers, immunities and franchises of each of the Company and SLT, and all the property and any debts due on whatever account, and any and all interests of any nature whatsoever of either of the Company or SLT shall be transferred to, and shall be vested in, the Company. Any and all rights of creditors and all liens upon properties of each of the Company and SLT shall also be preserved unimpaired and shall attach to the Company. The Company may be substituted in place of SLT in connection with any action or proceeding previously pending against SLT and any action or proceeding previously pending against the Company may be prosecuted as if the Merger had not taken place. SLT must execute and deliver or cause to be executed and delivered all such deeds, conveyances, assignments, permits, licenses and other instruments as the Company may deem necessary or desirable to carry out the intent and purposes of the Merger Agreement.

     On the Effective Date, each share of SLT Common Stock shall automatically be converted into 70,000 fully paid and nonassessable shares of the Common Stock of the Company. Upon surrender of a certificate representing shares of SLT Common Stock by the holder thereof, such holder shall be entitled to receive a new certificate representing the number of shares of the Company's Common Stock into which the number of shares of SLT Common Stock represented by the surrendered certificate has been converted. The issued and outstanding Common Stock of the Company before consummation of the Merger will remain issued and outstanding, and will continue to be represented by previously outstanding stock certificates. See "The Merger and Related Transactions -- General Description of the Merger".

     Holders of certificates representing shares of SLT Common Stock will be ineligible to receive dividends or other distributions declared regarding the Company's Common Stock until such certificates are surrendered and exchanged. As of the Effective Date, the stock transfer books of SLT will be closed and no transfer of any certificates representing shares of SLT Common Stock, other than the exchange of SLT Common Stock for the Company's Common Stock, will be made.

MANAGEMENT

     On the Effective Date, the persons named in the Merger Agreement will constitute the board of directors of the Company and hold office until the next annual meeting of stockholders or their successors are elected and qualified. Thomas L. Caltrider, Brian D. Young, Hugh L. Rice and T. William Porter, each a current director of the Company, are to continue as directors following the Merger. For information concerning the backgrounds of Messrs. Caltrider, Young, Rice and Porter, see "Election of Directors -- Nominees". If the Merger Agreement is approved, the remaining three directors will be Samir T. Badawi, William P. Reid and Ahmed Yousif Khalawi. Certain information concerning Messrs. Badawi, Reid and Khalawi is set forth below:

     Samir T. Badawi, age 55, has been the chairman of the board of SLT and the President of Wembley, its sole stockholder, since December 1993. Since October of 1993, Mr. Badawi has been a financial advisor to a group of private investors. Before becoming a personal financial advisor, Mr. Badawi was a certified public accountant with Ernst & Young for more than 25 years, most recently as a managing partner in the State of Bahrain.

     William P. Reid, age 45, joined SLT in November of 1989 as president and chief executive officer. Before joining SLT, he was president of Sperry Sun Drilling Services, a division of Baroid Corp., from 1986 to 1989.

     Ahmed Yousif Khalawi, age 59, has been an attorney in private practice in Jeddah, Saudi Arabia, for more than the last five years. Mr. Khalawi has been a member of the advisory committee representing Wembley and its shareholders since 1989.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SLT

     In the Merger Agreement, the Company and SLT have made various representations and warranties relating to, among other things, their respective businesses and financial condition, the satisfaction of certain legal requirements for the Merger, the absence of undisclosed liabilities, and material litigation. The representations and warranties of each of the Company and SLT will expire upon consummation of the Merger.

CONDITIONS TO THE MERGER

     The obligations of the Company and SLT to consummate the Merger and the related transactions are subject to satisfaction of certain conditions or the waiver thereof, including (i) the representations and warranties of the Company and SLT must be true as of the Effective Date, and the Company and SLT must have complied with their respective covenants set forth in the Merger Agreement; (ii) no action or proceeding may be pending or threatened before any court or other governmental entity in connection with the Merger which might result in a material adverse change (as defined in the Merger Agreement) in the Company or SLT; (iii) the Company and SLT shall have received opinions of counsel covering such matters as are customarily covered in opinions delivered in transactions of the type contemplated by the Merger Agreement, (iv) the Merger Agreement and the related transactions must have been approved by a majority of the stockholders of the Company and SLT on or before the Effective Date and such approval may not have been modified or rescinded on or before the Effective Date; (v) all waiting periods required by the HSR Act must have expired with respect to the transactions contemplated by the Merger Agreement, or early termination with respect thereto must have been obtained, without the imposition of any governmental request or order requiring the sale or disposition or holding separate of particular assets or businesses of the Company or SLT; (vi) the American Stock Exchange must have agreed that on the Effective Date it will list all of the shares of the Company's Common Stock to be issued on the Effective Date; (vii) the holders of any material indebtedness of the Company and SLT and the parties to any other material agreements to which the Company or SLT is a party must have consented to the Merger; (viii) the Company must have executed and delivered the Registration Rights Agreement; (ix) the Company must have consummated a refinancing of SLT's debt, subject to the terms of the Merger Agreement; (x) on or before the execution of the Merger Agreement, William P. Reid must have executed an employment agreement in form and substance satisfactory to the Company, such agreement to take effect on the Effective Date; (xi) the Company must have purchased directors' and officers' liability insurance containing coverage at least equal to that currently maintained by the Company with respect to matters occurring before the Effective Date, and insuring for a period of at least six years following the Effective Date, all persons who were directors or officers of the Company before the Effective Date, but who cease to be directors or officers of the Company after the Effective Date; and (xii) the Company must have received a favorable opinion from Smith Barney as to the fairness, from a financial point of view, of the consideration to be paid by the Company in the Merger, which opinion has not been withdrawn at the Effective Date.

OBLIGATIONS OF THE PARTIES PENDING THE EFFECTIVE DATE

     Each of the Company and SLT has agreed that (i) before the Effective Date, it will continue its present business in the usual, regular, and ordinary manner so as to preserve its present business organization; (ii) it will comply in all material respects with all laws applicable to it or the conduct of its business;
(iii) it will permit the other party to inspect its records and consult with its officers, employees, attorneys and agents for the purpose of determining the accuracy of the representations and warranties contained in the Merger Agreement; (iv) it will hold information regarding the other party in confidence and will not use such information or disclose such information to others except to the extent such information is or becomes public knowledge; (v) it will file such materials as are required under the HSR Act with respect to the Merger and will cooperate with the other party to the extent necessary to assist in the preparation of such filings; (vi) it will cooperate in the preparation and filing of this Proxy Statement to obtain the required approval of the Merger by the stockholders of the Company pursuant to the Merger Agreement; and (vii) it will promptly notify the other party in writing of any material adverse change (as defined in the Merger Agreement) in the financial condition, business or affairs of such party, whether or not occurring in the ordinary course of business. A material adverse change, as used in the Merger Agreement, means any change or event, circumstance or condition which, when considered with all other changes, would reasonably be expected to result in a loss having the effect of so fundamentally adversely affecting the business or financial prospects of the Company or SLT, as the case may be, that the benefits reasonably expected to be obtained by such party as a result of the Merger would be jeopardized with relative certainty. However, a change in the trading price of the Company's Common Stock on the American Stock Exchange, in and of itself, shall not constitute a material adverse change.

     Each of the Company and SLT has also agreed that at December 31, 1994 it has, and/or until the Effective Date it will: (i) not enter into any employment contracts which cannot be terminated on notice of 14 days or less or provide for any severance payments or benefits extending for a period beyond the termination date for such employment, other than those approved by the other party or except as may be required by applicable law; (ii) not incur any borrowings except the refinancing of indebtedness now outstanding or additional borrowings under existing revolving credit facilities, the prepayment by customers of amounts due for goods sold or services rendered, trade payables or other borrowings incurred in the ordinary course of business, or as otherwise approved in writing by the other party; (iii) not enter into any commitments which would require capital expenditures or incur any contingent liability which would exceed $375,000 in the aggregate except as may be necessary for the maintenance of facilities or equipment in the ordinary course of its business, as may be required by law, or as otherwise approved in writing by the other party; (iv) not sell, dispose of, or encumber, any property or assets except in the ordinary course of business or as approved in writing by the other party; (v) maintain insurance upon all of its respective properties and with respect to the conduct of its respective businesses of such kinds and amounts as is customary in the type of business in which it is engaged; (vi) except as otherwise provided by the Merger Agreement, not amend its certificate of incorporation or bylaws or other material organizational documents or merge or consolidate with any other corporation or change in any manner the rights of its capital stock or the character of its business; (vii) not issue or sell, directly or indirectly, or enter into any contract to issue or sell, any shares of its capital stock or in any way subdivide, combine or reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock; and (viii) not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to its stockholders.

TERMINATION; AGREEMENT NOT TO SOLICIT OTHER PROPOSALS

     The Merger Agreement may be terminated by mutual consent of the parties or by either the Company or SLT individually if (i) any condition precedent to the Merger has not been met by the other party, (ii) there has been a material adverse change in the business of the other party, (iii) any legal action regarding the Merger has been brought by any federal or state governmental entity, (iv) the Merger has not been consummated by July 31, 1995, or (v) the terminating party, in the sole opinion of its board of directors, receives a Superior Transaction Proposal (as defined below). If the Merger is terminated due to the failure by either the Company or SLT to obtain the approval of its stockholders for the Merger, the party that failed to obtain the approval of its stockholders must pay all expenses of the other party.

     The Merger Agreement provides that each of the Company and SLT may not, nor may it authorize or permit any of its respective agents to: (i) solicit or take any other action to facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, the Company or SLT or any merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving the Company or SLT (other than the transactions contemplated by the Merger Agreement) or any other material corporate transaction, the consummation of which would or could reasonably be expected to impede the Merger (collectively, "Transaction Proposals"), or agree to or endorse any Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to another person any information with respect to its business, provided however, that the foregoing clauses (i) and (ii) do not prohibit the Company or SLT from (A) furnishing information pursuant to an appropriate confidentiality letter to a third party who has made a Superior Transaction Proposal, (B) engaging in discussions or negotiations with such a third party who has made a Superior Transaction Proposal or (C) following receipt of a Superior Transaction Proposal, taking and disclosing to its stockholders a position with respect thereto or changing the recommendation by its board of directors or the vote of its stockholders in favor of the Merger Agreement, but in each case referred to in the foregoing clauses (A) through (C) only after the board of directors of the Company or SLT concludes in good faith following advice of its outside counsel that such action is reasonably necessary for the board of directors to comply with its fiduciary obligations to stockholders under applicable law. A "Superior Transaction Proposal" is a bona fide Transaction Proposal that the board of directors of the Company or SLT determines in good faith after consultation with (and based in part on the advice of) its independent financial advisors to be more favorable to its stockholders than the Merger, is reasonably capable of being financed and is not subject to any material contingencies relating to financing. If (i) (A) the Merger Agreement is terminated by the Company or SLT, (B) the Company or SLT violates the covenant not to solicit Transaction Proposals, or (C) the Company or SLT modifies or withdraws its board of directors' recommendation or stockholders' vote in favor of the transactions contemplated by the Merger Agreement or (ii) the Company or SLT enters into an agreement which provides for Another Transaction or Another Transaction is consummated (with any third party which before termination of the Merger Agreement has communicated to it for the purpose of making a Transaction Proposal), in either case within twelve months after the date of termination of the Merger Agreement, then, in any such event, such company shall pay to the other party a break-up fee in an amount equal to $3,000,000, plus transaction expenses, including legal fees.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The Unaudited Pro Forma Financial Statements are based on the historical consolidated financial statements of the Company and SLT included elsewhere or incorporated by reference in this Proxy Statement, and should be read in conjunction with those consolidated financial statements and related notes. These Unaudited Pro Forma Financial Statements are not necessarily indicative of the operating results that would have been achieved had the Merger been in effect as of the beginning of the periods presented and should not be construed as representative of future operations.

UNAUDITED PRO FORMA BALANCE SHEET

     The following unaudited pro forma balance sheet presents the combined financial position of the Company and SLT. Such unaudited pro forma combined information is based on the historical consolidated balance sheets of the Company as of March 31, 1995 and SLT as of December 31, 1994 after giving effect to the proposed Merger using the pooling of interests method of accounting and to the pro forma adjustments as described in the notes to Unaudited Pro Forma Financial Statements.

                                                GUNDLE              SLT           PRO FORMA
                                            MARCH 31, 1995   DECEMBER 31, 1994   ADJUSTMENTS     PRO FORMA
                                            --------------   -----------------   -----------     ---------
                                                                    (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...............     $ 13,227           $ 1,876           $   0        $  15,103
  Accounts receivable:
     Trade................................       29,524            32,766               0           62,290
     Other................................          277               898               0            1,175
  Costs and estimated earnings in excess
     of billings on contracts in
     progress.............................        3,664             4,264               0            7,928
  Inventory...............................       17,887            10,127               0           28,014
  Prepaid expenses and other..............        2,818               595               0            3,413
  Deferred income taxes...................            0               446               0              446
                                            --------------   -----------------   -----------     ---------
          Total current assets............       67,397            50,972               0          118,369
Property, plant and equipment, net........       32,744            23,336               0           56,080
Excess of purchase price over fair value
  of net assets acquired, net.............       23,787             4,744               0           28,531
Deferred income taxes.....................            0               912               0              912
Other assets..............................          202               973               0            1,175
                                            --------------   -----------------   -----------     ---------
          Total assets....................     $124,130           $80,937           $   0        $ 205,067
                                            ===========      =============       =========        ========

LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable...........................     $      0           $10,209           $   0        $  10,209
  Accounts payable and accrued
     liabilities..........................       21,356            17,534             750(A)        39,640
  Billings in excess of costs and
     estimated earnings on contracts in
     progress.............................           91               446               0              537
  Notes payable to Stockholder............            0             2,258               0            2,258
  Current portion of long-term debt.......           96             2,044               0            2,140
  Income taxes payable....................          192               911               0            1,103
  Deferred income taxes...................            0             1,527               0            1,527
                                            --------------   -----------------   -----------     ---------
          Total current liabilities.......       21,735            34,929             750           57,414
Deferred income taxes.....................        3,722               417               0            4,139
Long-term debt............................       26,287            19,915               0           46,202
Accrued pension expenses..................            0             1,042               0            1,042
Accrued warranty and other liabilities....            0               750            (750)(A)            0

                                             (Table continued on following page)

             SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                                                GUNDLE              SLT           PRO FORMA
                                            MARCH 31, 1995   DECEMBER 31, 1994   ADJUSTMENTS     PRO FORMA
                                            --------------   -----------------   -----------     ---------
                                                                    (IN THOUSANDS)
Stockholders' equity:
  Preferred Stock.........................            0                 0               0                0
  Common Stock............................          107                 0              70(B)           177
  Additional paid-in capital..............       40,802            27,521             (70)(B)       68,253
  Cumulative foreign currency translation
     adjustments..........................          (51)            1,978               0            1,927
  Retained earnings (deficit).............       35,795            (5,615)              0           30,180
                                               --------           -------           -----        ---------
                                                 76,653            23,884               0          100,537
Treasury Stock............................       (4,267)                0               0           (4,267)
                                               --------           -------           -----        ---------
          Total stockholders' equity......       72,386            23,884               0           96,270
                                               --------           -------           -----        ---------
          Total liabilities and equity....     $124,130           $80,937           $   0        $ 205,067
                                               ========           =======           =====        =========

UNAUDITED PRO FORMA STATEMENTS OF INCOME

     The following unaudited pro forma statements of income give effect to the proposed Merger by combining the results of continuing operations for each of the three years ended March 31, 1995 for the Company and December 31, 1994 for SLT using the pooling of interests method of accounting, as if the companies had been combined since inception.

                                                GUNDLE              SLT
                                              YEAR ENDED        YEAR ENDED        PRO FORMA
                                            MARCH 31, 1995   DECEMBER 31, 1994   ADJUSTMENTS     PRO FORMA
                                            --------------   -----------------   -----------     ---------
Net sales.................................      133,124            90,813               0          223,937
Cost of sales.............................      110,272            70,346               0          180,618
                                               --------           -------           -----        ---------
Gross profit..............................       22,852            20,467               0           43,319
Selling, general and administrative
  expenses................................       15,842            12,795               0           28,637
Amortization of goodwill..................          700               183               0              883
Merger expenses...........................          850                48               0              898
                                               --------           -------           -----        ---------
Operating income..........................        5,460             7,441               0           12,901
Other expense (income):
  Interest expense, net...................        2,219             2,454               0            4,673
  Foreign exchange loss...................            0               188               0              188
  (Gain) loss on sale/retirement of
     assets...............................            0              (563)                            (563)
  Other, net..............................            1              (184)              0             (183)
                                               --------           -------           -----        ---------
Income before income taxes................        3,240             5,546               0            8,786
Provision for income taxes................        1,843               944               0            2,787
                                               --------           -------           -----        ---------
Net income................................     $  1,397           $ 4,602           $   0        $   5,999
                                               ========           =======           =====        =========
Earnings per common share.................     $   0.14                                 0        $    0.35
                                               ========                             =====        =========
Weighted average common
  shares outstanding......................       10,186                             7,000(C)        17,186
                                               ========                             =====        =========

                                             (Table continued on following page)

             SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                                                 GUNDLE              SLT
                                               YEAR ENDED        YEAR ENDED        PRO FORMA
                                             MARCH 31, 1994   DECEMBER 31, 1993   ADJUSTMENTS    PRO FORMA
                                             --------------   -----------------   -----------    ---------
Net sales..................................      119,246            72,005               0         191,251
Cost of sales..............................       93,101            59,819               0         152,920
                                                --------           -------           -----         -------
Gross profit...............................       26,145            12,186               0          38,331
Selling, general and administrative
  expenses.................................       15,603            11,977               0          27,580
Amortization of goodwill...................          688               123               0             811
                                                --------           -------           -----         -------
Operating income...........................        9,854                86               0           9,940
Other expense (income):
  Interest expense, net....................        2,034             2,666               0           4,700
  Foreign exchange loss....................            0               153               0             153
  Gain on sale/retirement of assets........            0               (89)                            (89)
  Other, net...............................           67                13               0              80
                                                --------           -------           -----         -------
Income before income taxes.................        7,753            (2,657)              0           5,096
Provision for income taxes.................        2,810            (2,620)              0             190
                                                --------           -------           -----         -------
Net income (loss)..........................     $  4,943           $   (37)          $   0       $   4,906
                                                ========           =======           =====       =========
Earnings per common share..................     $   0.48                             $   0       $    0.28
                                                ========                             =====       =========
Weighted average common shares
  outstanding..............................       10,260                             7,000(C)       17,260
                                                ========                             =====       =========

                                                 GUNDLE              SLT
                                               YEAR ENDED        YEAR ENDED        PRO FORMA
                                             MARCH 31, 1993   DECEMBER 31, 1992   ADJUSTMENTS    PRO FORMA
                                             --------------   -----------------   -----------    ---------
Net sales..................................      113,845            71,598               0         185,443
Cost of sales..............................       92,486            57,220               0         149,706
                                                --------           -------           -----       ---------
Gross profit...............................       21,359            14,378               0          35,737
Selling, general and administrative
  expenses.................................       17,374            11,193               0          28,567
Amortization of goodwill...................          688               121               0             809
                                                --------           -------           -----       ---------
Operating income...........................        3,297             3,064               0           6,361
Other expense (income):
  Interest expense, net....................        2,195             2,091               0           4,286
  Foreign exchange gain....................            0               (21)              0             (21)
  Gain on sale/retirement of assets........            0               (47)                            (47)
  Other, net...............................          596              (211)              0             385
                                                --------           -------           -----       ---------
Income before income taxes.................          506             1,252               0           1,758
Provision for income taxes.................          594               154               0             748
                                                --------           -------           -----       ---------
Net income (loss)..........................     $    (88)          $ 1,098           $   0       $   1,010
                                                ========           =======           =====       =========
Earnings (loss) per common share...........     $  (0.01)                            $   0       $    0.06
                                                ========                             =====       =========
Weighted average common shares
  outstanding..............................       10,455                             7,000(C)       17,455
                                                ========                             =====       =========

- ---------------

(A) Certain reclassifications have been made to conform SLT's financial statement presentation to that used by the Company.

(B) The stockholders' equity accounts of the Company as of March 31, 1995 have been adjusted to reflect the assumed issuance of 7,000,000 shares of the Company's Common Stock in exchange for all of the issued and outstanding SLT Common Stock (based upon the conversion rate of 70,000 shares of the Company's Common Stock for each issued and outstanding share of SLT Common Stock).

(C) Pro forma earnings per common share for each period is based on the combined weighted average number of common shares outstanding, after adjusting the Company's historical shares outstanding for the conversion of 70,000 shares of the Company's Common Stock for each share of SLT Common Stock.

                               DESCRIPTION OF SLT

GENERAL

     SLT manufactures polyolefin geomembrane and installs containment liner systems. These systems prevent seepage of hazardous materials and protect the environment and groundwater from contamination by hazardous wastes produced in industrial operations, mines, municipalities and other government entities.

     SLT currently has two manufacturing facilities; one in Houston, Texas, and one in Rechlin, Germany, opened in July 1991 and April 1994, respectively. Both facilities are used for the manufacture of containment liner systems. The primary component of SLT's liner systems is polyethylene containment liner membrane which SLT manufactures from polyolefins commonly known as "High Density Polyethylene" ("HDPE"). SLT's annual production capacity is in excess of 100 million pounds of polyolefin based geomembrane. "HyperFlex(R)" membrane is SLT's largest volume product. In fiscal 1994, SLT had 476 customers, with no customer accounting for more than 10% of total revenue earned.

     SLT generates revenue from the direct sale of geomembranes to its customers, as well as from the construction and installation of liner systems which incorporate the geomembrane and other products manufactured by or distributed through SLT. Its other products include drainage nets, fabric, composites, clay products, anchor profiles, vertical curtain walls, geo-grids and specialty co-extruded material.

     SLT sells and installs its products through its worldwide distribution system consisting of SLT's direct and indirect subsidiaries and independent distributors.

     SLT's 1994 revenue was derived equally from United States and foreign operations. Total sales breakdown was as follows: 22%-U.S. geomembrane sales; 28%-U.S. construction services; 15%-Mid-East, Australia, Singapore; and 35%-Europe.

     The corporate headquarters and executive offices of SLT's principal operating United States subsidiary, SLT North America, Inc., is located at 200 South Trade Center Parkway, Conroe, Texas 77385, and its telephone number is
(713) 350-1813.

HISTORY

     In 1987, Wembley purchased the stock of Schlegel Lining Technology, Inc. ("Schlegel") from Schlegel Corporation, a New York corporation, and thereafter renamed the corporation "SLT Environmental, Inc." Schlegel, through its German subsidiary, Schlegel Lining Technology GmbH, was one of the earliest developers of wide cast HDPE sheets by means of its Extru-Weave technology. As early as 1971, Schlegel had developed patented technology to produce uniform sheets of HDPE using a special geomembrane grade resin. Schlegel built a manufacturing facility in Conroe, Texas in 1980.

     Under Wembley, SLT expanded its United States production by opening a new production facility in Houston, Texas in 1991 with capacity in excess of 50 million pounds of polyethylene sheet per year. Operations at the Conroe facility have been gradually phased out and will cease altogether in 1995. Operations at SLT's wholly owned German subsidiary, SLT Lining Technology GmbH, were restructured and expanded in 1992 with the purchase of real estate in Rechlin, Germany, where its new geomembrane manufacturing plant became operational in April 1994. The plant has capacity in excess of 50 million pounds of polyethylene sheet per year. SLT's two plants, fitted with state-of-the-art machinery and equipment, combined with a world-wide distribution and installation network, enable SLT to compete successfully internationally.

PRODUCTS

     SLT manufactures, acquires for resale and acts as a distribution agent for a wide range of associated products necessary to complement and support the liner systems used in storage facilities, landfills, mining, secondary containment and industrial applications. These products are installed primarily to prevent leakage and groundwater contamination. The geomembrane liner systems successfully provide effective segregation of hydrocarbons, chemical media and other unsafe or undesirable materials from the soil, water, concrete or atmosphere to be protected. The geomembranes may also provide corrosion protection, enhance hydraulic flow, confine gases or odors and prevent evaporation.

     The most popular SLT product is HyperFlex(R) HDPE geomembrane. This and other SLT membrane products can be either smooth or textured and each may be sold separately or in connection with a containment liner installation. The SLT geomembranes are manufactured from various specially designed or selected polyolefin resins more commonly known as polyethylene and polypropylene and frequently referred to by acronyms such as HDPE, LLDPE, VLDPE, and PP. The finished product formulations also commonly include pigments (carbon black), anti-oxidants and stabilizers in accordance with proprietary formulas to extend the life of the product.

     The thickness of the smooth membrane manufactured by SLT ranges from 30 mil (0.75mm) to 240 mil (6.0mm), and the thickness of textured membranes commonly ranges from 30 mil (0.75mm) to 100 mil (2.5mm). One mil equals 1/1000 of an inch. The width of SLT membranes ranges up to 25 feet. Length is limited only by the weight that can be bundled and transported. Commonly manufactured lengths vary with thickness and generally do not exceed 1,200 feet. Panels of the sheet manufactured by SLT require fewer welded seams than smaller panels, thereby enhancing the integrity of the liner system.

     SLT's line of polyethylene geomembranes provide a range of environmental lining options to suit virtually any application. The types of sheet plastic, sold under a variety of trade names, are described below.

     HyperFlex(R) is SLT's premier grade HDPE lining material. It is produced from virgin polyethylene resin specially formulated for geomembrane applications, and exhibits significant chemical and environmental stress crack resistance, dimensional stability and thermal aging characteristics. HyperFlex(R) is especially suitable for applications requiring superior chemical and ultra-violet resistance, such as municipal landfills, leach pads and secondary containment of petroleum and chemical storage.

     UltraFlex(R) is a premium grade flexible membrane liner with significant elasticity and flexibility. Its high uni-axial and multi-axial elongation characteristics make it suitable for applications where differential or localized settlement may occur.

     FrictionFlex(R) is SLT's patented, textured HDPE geomembrane texturing process. FrictionFlex(R) texture may be applied to most types of polyolefin geomembranes and provides several key advantages compared to other textured geomembranes. First, FrictionFlex(R) is the only textured material which has the same strength and chemical properties as smooth membrane of similar thickness. Second, the FrictionFlex(R) process assures that the minimum thickness requirement for the geomembrane liner is maintained. Third, FrictionFlex(R) texture provides maximum assurance of containment integrity in case of settlement, earthquake or other ground movement, due to its superior physical properties.

     SLT is capable of extruding large size geomembranes up to 240 mil (6.0 mm) thick. These liners are typically used in industrial applications where strength and long life is required. SLT also has the ability to manufacture geomembranes in any color desired, an example of which is the manufacture by SLT of geomembrane in several shades of blue to create an aesthetically appealing effect in swimming pools and aquariums.

     To complement SLT's line of geomembranes, SLT also produces PolyLock(R), which is a concrete embedment manufactured from polyethylene resin. When embedded during new concrete construction, PolyLock(R) provides a point of attachment to which lining materials can be welded. SLT has used PolyLock(R) in conjunction with pipe penetrations, and to attach or support liners in concrete tanks and on concrete walls.

     SLT also manufactures, resells or distributes other products used in association with containment liner installations. Examples are:

          HyperNet(R) -- Manufactured by SLT to provide a drainage (flow) path for liquids and gates to enable removal of leachate and/or detection of leaks.

          GeoTextiles -- Numerous types and varieties of special textiles are manufactured by others to provide cushions over rough substrates, filtration, drainage and soil reinforcement. SLT distributes these materials to complement the line of geosynthetic products utilized in containment liner applications.

          Textile/Net Composites -- A combination of HyperNet(R) heat-bonded to any of a variety of geotextiles to provide a protective cushion and/or enhance drainage where the net might become filled with transient solids or debris.

          BentoLiner(R) -- A geotextile blanket filled with special clay compounds commonly referred to as bentonite, that provides the equivalent resistance to permeation as one or more feet of common natural clays. This product is manufactured by others to SLT specifications and marketed by SLT.

          CurtainWall(R) -- A combination of SLT membranes and a patented interlocking mechanical joint that allows SLT to fabricate a vertical membrane barrier that can be installed at depths up to 125 feet to prevent the horizontal flow of contaminants or contaminated groundwater into or through an aquifer.

          Specialty Sheet and Membrane -- For example, sheet with attachments for embedment in new concretes, sheet stock for forming or fabrication into other products and specialized roofing.

MANUFACTURING

     SLT uses a flat die extrusion process which involves controlled quenching techniques to help relieve residual and heat-induced manufacturing stress and may involve specially designed resins and proprietary formulations. As a result, SLT believes Hyperflex(R) and other SLT geomembranes have enhanced long-term performance capabilities compared to many similar products.

QUALITY CONTROL

     Quality control of geomembrane production is critical during the process of manufacturing. SLT manufacturing is continuously monitored as part of SLT's Statistical Process Control/Statistical Quality Control program (the "Quality Control Program"). SLT's geomembrane Quality Control Program commences upon the selection of resin used for manufacturing, and continues through the stage in which geomembrane panels produced from such resins are installed pursuant to a customer's specifications. The typical stages of the Quality Control Program are as follows:

     Upon delivery, the resin and other raw materials are sampled and tested to ensure they meet the strict requirements for geomembrane grade products specified by SLT prior to acceptance and unloading. SLT's test results are compared against the certification of each lot of materials supplied by the resin manufacturer.

     During the manufacturing process, SLT's quality control team monitors the finished product. SLT has installed sophisticated pinhole detection, continuous scanning of thickness gauges, and recording equipment to monitor, adjust and record all operating parameters on the membrane manufacturing lines. Samples of finished product are promptly taken to SLT's laboratory and tested for conformity to SLT's physical property requirements and customer specifications. A certification record of these values and parameters is maintained for all finished products.

     As the liner is installed, trained technicians undertake a three-step quality control procedure to ensure quality welds. First, the weld seams are visibly inspected. Second, the technicians test all of the seams to verify there are no pinholes in the seams. Third, the technicians take random coupon samples of completed welds and perform peel and tear testing (destructive tests) to ensure the weld complies with the customer's and SLT's specified seam properties. Welding conditions and parameters can be recorded whenever necessary or appropriate.

RAW MATERIALS

     The primary raw material of SLT's products is high-grade, specially designed, polyethylene resin which is a byproduct of the production of natural gas. This resin is purchased from a limited number of suppliers.

SLT's principal domestic resin supplier is Mobil Corporation; however, SLT has used other resin suppliers from time to time.

SALES BY MARKET APPLICATION (DOLLARS IN THOUSANDS)


                                                               YEAR ENDED DECEMBER 31,
                                                 ---------------------------------------------------
                                                  1994       %      1993       %      1992       %
                                                 -------   -----   -------   -----   -------   -----
Hazardous Waste Containment....................  $ 4,970     5.5   $ 4,507     6.2   $ 4,128     5.8
Solid Waste Containment........................   55,769    61.4    48,157    66.9    47,865    66.9
Liquid Containment.............................    7,740     8.5     5,476     7.6     3,774     5.3
Mining.........................................   10,130    11.2     1,409     2.0     4,556     6.4
Other Applications.............................   12,204    13.4    12,456    17.3    11,275    15.6
                                                 -------   -----   -------   -----   -------   -----
          Totals...............................  $90,813   100.0   $72,005   100.0   $71,598   100.0
                                                 =======   =====   =======   =====   =======   =====


INSTALLATION

     In addition to direct sales of its products through a dealer organization, SLT installs liner systems on the basis of construction contracts for which it competitively bids. In response to a customer's specification of a proposed liner system, SLT submits its bid based upon contract costs which are estimates of the direct and indirect material costs and labor costs necessary to install the proposed liner system. SLT typically enters into fixed-price contracts related to the sale and installation of its products and, in connection with such contracts, usually posts bid and performance bonds covering the amount of the contract. SLT may provide the customer with warranties for these installation services, which typically are one year in duration.

DOMESTIC FACILITIES

     SLT's domestic operations are conducted through its subsidiary, SLT North America, Inc., which has manufacturing facilities in Houston, Texas and corporate headquarters in Conroe, Texas. SLT has approximately 240 employees in the United States.

     The Conroe facility occupies 2.2 acres with 9,400 square feet of office space. SLT is currently phasing out manufacturing, and will be using the facility only for corporate administration.

     The West Hardy site in Houston, Texas occupies 16.9 acres with 3,300 square feet of office space and 83,000 square feet of manufacturing facilities. SLT operates a continuous flow polyethylene membrane extrusion line on this site, as well as geonet, composite and texturing lines.

INTERNATIONAL FACILITIES

     Germany. The administrative offices of SLT Lining Technology GmbH, SLT's German subsidiary, are located in Hamburg. The manufacturing facility, which supplies HDPE sheet to customers in Europe and the Middle East, is located in Rechlin, Germany, on 8.2 acres. SLT operates a continuous flow polyethylene membrane extrusion line and two texturing lines on this site. SLT closed its administrative and manufacturing facility on Pollhorweg 17 in Hamburg, Germany in 1994. SLT's European operations also have a sales and installation office in Great Britain.

     Other. SLT also maintains installation and sales offices in leased premises located in Singapore and Sydney, Australia.

     In connection with contracts performed outside of the United States, SLT routinely bids fixed-price contracts which are denominated in currencies different than the functional currency of the applicable subsidiary performing the work. SLT management recognizes that such bidding practices, in the context of international operations, are subject to the risk of foreign currency fluctuations not present in domestic operations. Management has not engaged in hedging or other measures for reducing the effect of fluctuating exchange rates and currency losses to date have not been material to SLT's operations as a whole.

EMPLOYEES

     At December 31, 1994, SLT had approximately 315 full-time employees, of whom approximately 75 were executive, marketing, administrative and accounting personnel, 91 were engaged in manufacturing positions, and the remainder in installation activities. The full-time employees of SLT's domestic subsidiary, SLT North America, Inc., are not unionized and such subsidiary has never experienced a strike or any similar work stoppage. SLT also employs union labor on a contract basis for specific installation projects where required. SLT considers its relations with employees to be satisfactory.

LEGAL PROCEEDINGS

     SLT's German subsidiary, SLT Lining Technology, GmbH, has been named in legal proceedings by Containerkaai, a Belgian consortium, for sub-contractor services that SLT Lining Technology GmbH provided Containerkaai in connection with the construction of a wharf at a harbor owned by the Flemish Province in Antwerp, Belgium. Containerkaai posted a performance bond of $7.5 million with the Flemish Province in connection with its obligations under its contract. Upon completion of construction, the Flemish Province refused to release the full amount of the performance bond, claiming that the construction was partially defective. Containerkaai filed a suit against the Flemish Province, demanding the remainder of the performance bond (approximately $2.5 million) and joined SLT who, in turn, joined its sub-contractors in the suit. The case is currently before a court of first instance in Antwerp, Belgium. Although the outcome of the litigation is uncertain, SLT believes, based upon a preliminary assessment of counsel for SLT in Belgium, that its liability exposure in connection with this litigation is not material.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK

     SLT, a privately-held company incorporated in Delaware, has 1,000 authorized shares of common stock, par value of $1.00 per share, of which 100 shares are issued, outstanding and held by Wembley. There is no established public trading market for the capital stock of SLT and no competitive market data is available.

     For information regarding distributions to the shareholder of SLT, see "Selected Financial Data" and the Consolidated Financial Statements of SLT and Subsidiaries and Notes thereto appearing in this Proxy Statement.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF SLT'S FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the consolidated financial statements of SLT and the notes thereto contained elsewhere in this Proxy Statement.

QUARTER ENDED MARCH 31, 1995 VERSUS QUARTER ENDED MARCH 31, 1994

     SLT's net sales increased $11.6 million, or 120.1%, in the first quarter of 1995 as compared with the first quarter of 1994 the United States contributing $8.0 million, Germany $2.5 million, Australia $600,000 and Singapore $500,000, due to rising demand in the marketplace. In the United States the increase was attributed primarily to customer price increases based on resin cost increases carried forward from 1994 and several major contracts within the mining and utility markets. These contracts were responsible for $6.2 million of the 1995 first quarter sales increase. Further, a mild winter for the 1994-95 season allowed many construction projects in the United States to proceed through the winter months rather than being shut down or delayed until better weather conditions returned. Additionally, aggressive marketing in the South American mining market led to substantial sheet sales to dealers. Increased demand in Europe was met by the increased capacity from its facility in Rechlin, Germany (the "German facility") which was opened in April 1994.

     Gross profit increased $2.6 million, or 149.4%, for the first quarter of 1995 as compared to the first quarter of 1994 as a result of higher sales volume and pricing and correspondingly higher utilization of SLT's United States manufacturing facilities. In the United States gross margins increased $2.5 million during the first quarter of 1995 as compared to the first quarter of 1994. Of this increase, $2.0 million related to certain contracts in the mining and utility markets. Gross margins in Germany, Australia and Singapore were comparable to the prior corresponding quarter. SLT provided $408,000 during the period for contracts expected to incur future losses.

     Selling, general and administrative expenses and other operating expenses increased $1.4 million, or 47.7%, in the first quarter of 1995 as compared to the first quarter of 1994. As a percentage of sales, selling, general and administrative and other operating expenses decreased to 20.6% from 30.8% in the first quarter of 1995 from the first quarter of 1994. This decrease was primarily due to higher sales volume without a corresponding increase in both German and domestic, selling, general and administrative expenses. The increase in these expenses was caused by Merger expenses, reimbursement to Wembley of certain professional fees and the strengthened value of the German Mark, which is the functional currency of SLT's German operations. A writedown of $398,000 was taken in the first quarter of 1995 for the anticipated disposal of the Conroe facility to record the facility at its expected net realizable value.

     Interest expense of $687,000 in the first quarter of 1995 represents an increase of $39,000 from the first quarter of 1994. The increase was primarily caused by higher United States interest rates which increased interest expense by $115,000. The increase was offset by the capital infusion in April 1994, which reduced borrowing and interest expense in Germany.

     SLT's other expense increased by $494,000 during the first quarter of 1995 as compared to the first quarter of 1994 primarily due to foreign exchange losses due to the weakening United States dollar.

     SLT's benefit from income taxes was $570,000 and $812,000 for the first quarter of 1995 and 1994, respectively. The decrease in the benefit from income taxes was caused by a lower loss before income taxes.

YEAR ENDED DECEMBER 31, 1994 VERSUS YEAR ENDED DECEMBER 31, 1993

     SLT's net sales increased $18.8 million, or 26.1%, in fiscal 1994 as compared with fiscal 1993 due to rising demand in the market place. SLT's sales from the United States increased $8.8 million in 1994 as compared to 1993. This increase in sales was primarily driven by volume increases. The enforcement of the Resource Conservation and Recovery Act ("RCRA") ensured further demand for SLT's synthetic plastic liner products as RCRA mandated the use of liner products in sanitary landfill applications. Further, during 1994 the price of gold and copper increased causing greater related mining activity which increased the demand for SLT's products within the mining sector. Additionally, the fourth quarter of 1994 saw a rise in resin prices which were passed on in the form of price increases to SLT's customers. The German operation increased sales by $5.7 million primarily due to increased volume resulting from improved economic conditions in Europe. The increased volume was met with an increase in capacity from the new German manufacturing facility. In Australia, sales increased by $3.8 million in 1994 as compared to 1993. The primary reason for the sales increase in Australia was due to major competitor withdrawing from the Australian market. Further, there were price increases in copper thereby increasing the demand for SLT's products in the mining sector. The increase in demand within the mining sector was approximately $2.1 million of the 1994 sales increase in Australia. Singapore's net sales increase was $500,000 in 1994 compared to 1993.

     Gross profit increased $8.3 million, or 68.0%, in 1994 as compared to 1993 as a result of increased sales volume, reduced unit conversion costs of the German Facility and improvements in margins in the United States (including sales to South America) and Australian markets. SLT avoided significant losses on projects in Europe and the United States as a result of changes in personnel, monitoring programs and the management of field installation activities. In the United States gross margins increased by $4.1 million during 1994 as compared to 1993. The majority of the increase was contributed by the construction services group where an improved bidding process increased gross margins by over $3.0 million. With the introduction of the new German manufacturing facility, production rose dramatically, and therefore, decreased the per unit manufacturing cost of material being produced. Additionally, a decrease in expenses associated with shipping product from SLT's manufacturing facility in the United States to European markets was experienced by meeting European demand with the increased capacity at the German facility.

     Selling, general and administrative expenses and other operating expenses increased $927,000, or 7.7%, in 1994 as compared to 1993. As a percentage of sales, selling, general and administrative and other operating expenses decreased to 14.3% from 16.8% from 1994 to 1993. This decrease was primarily due to increased volume at the German facility without a corresponding increase in the German facility's selling, general and administrative expenses and aggressive administrative cost containment in SLT's domestic operations.

     Interest expense of $2.5 million in fiscal 1994 represents a reduction of $212,000 from 1993. The reduction was primarily due to a capital infusion of $7.7 million in April 1994 which reduced borrowing requirements and interest expense in Germany by $424,000 as compared to 1993. Interest rate increases in the United States increased SLT's United States interest expense by $212,000 during 1994.

     SLT's other income increased by $636,000 during 1994 as compared to 1993 primarily due to foreign exchange gains and gains of $563,000 on the sale or retirement of assets including gains of $456,000 from the sale of fully depreciated assets from the abandoned manufacturing plant in Hamburg, Germany.

     SLT's provision for (benefit from) income taxes was $944,000 and ($2.6 million) for fiscal 1994 and 1993, respectively. The 1994 provision used substantially all of the net operating loss carry forwards available under United States and Australian law which were previously not recognized due to SLT recording a valuation allowance against the deferred tax assets related to those net operating loss carryforwards in prior years.

YEAR ENDED DECEMBER 31, 1993 VERSUS YEAR ENDED DECEMBER 31, 1992

     SLT's net sales increased $407,000, or 0.6%, in fiscal 1993 as compared with fiscal 1992. Aggressive marketing and pricing by SLT increased sales in the United States by $7.6 million. This increase was primarily due to new product lines being introduced by SLT resulting in $4.5 million of the increase. The remaining increase was attributed to additional capacity made available through lower sales to an SLT affiliate. In Europe, sales declined approximately $8.0 million during 1993 versus 1992. This decline was due primarily to the severe European recession which resulted in decreased demand for SLT's products during the second half of 1993. Sales in Australia and Singapore increased $607,000 and $187,000, respectively.

     Gross profit decreased $2.2 million or 15.2% in 1993 from 1992 as a result of severe worldwide price competition which drove prices down and generally reduced margins. In the United States, gross margins were adversely affected by bidding construction services projects with margins based on unattainable cost levels resulting in $1.0 million of losses. Additionally, the announcement of the closing of SLT's Hamburg manufacturing facility caused decreased productivity and substantially higher unit costs in that operation resulting in approximately $1.0 million reduction in gross profits.

     Selling, general and administrative expenses and other operating expenses increased $786,000, or 7.0%, in 1993 as compared to 1992. As a percentage of sales, selling, general and administrative and other operating expenses increased to 16.8% from 15.8% comparing 1993 to 1992. This increase was primarily due to decreased volume of revenue generated from European sales without a corresponding decrease in the German facility's selling, general and administrative expenses. The German facility's selling, general and administrative expenses remained high due to the administrative costs of building the German facility while closing the existing manufacturing facility in Hamburg, Germany.

     Interest expense of $2.7 million in fiscal 1993 represents an increase of $575,000 from 1992. The increase was primarily due to increased borrowing requirements of the German facility to finance its operations during the economic downturn.

     SLT's other expenses increased $356,000 in 1993 from 1992 due to compliance with costly lease termination provisions related to the closure of the Hamburg manufacturing facility. Also, the increase was due to foreign exchange losses due to the weaker Australian Dollar compared to the United States dollar.

     SLT's provision for (benefit from) income taxes was ($2.6 million) and $154,000 for fiscal 1993 and 1992, respectively. The benefit for 1993 was created by the recognition of the future benefit of a $4.1 million net operating loss carry forward arising in Germany. In the United States, SLT used $1.4 million of previously unrecognized net operating loss carry forward to reduce the 1993 income tax provision.

LIQUIDITY AND CAPITAL RESOURCES

     At March 31, 1995 and December 31, 1994, SLT had working capital of $14.9 million and $16.0 million, respectively, of which $2.4 million and $1.9 million, respectively, were cash and cash equivalents. SLT's cash, inventory and receivable balances fluctuate from quarter to quarter due to the seasonality of sales. Sales decrease during the late fourth quarter and continue through the first quarter due to traditionally inclement weather. Reductions in cash caused by this condition are supplemented by bank lines of credit. Production during the seasonally slow period remains constant to prepare for the coming peak season. SLT's capital structure consisted of $36.4 million and $34.4 million in debt and $25.0 million and $23.9 million in stockholder's equity at March 31, 1995 and December 31, 1994, respectively.

     The accounts receivable balance has increased $13.2 million or 64.7% in 1994 from 1993. Sales have increased $18.8 million or 26.1% in 1994 from 1993. The accounts receivable balance has increased at a greater rate than the increase in sales for the period as a result of sales in the fourth quarter ended December 31, 1994 increasing $15.6 million or 115.5% over sales in the fourth quarter ended December 31, 1993. The fourth quarter is traditionally seasonally slow, and this slow down has historically allowed SLT to collect receivable balances associated with sales in the second and third quarter. With fourth quarter 1994 sales remaining consistent with sales in the third quarter, this trend did not continue. SLT has experienced a consistent collection period in 1994 and 1993 and this relationship had no impact on SLT's liquidity.

     SLT has several revolving lines of credit which provide for borrowing of up to approximately $14.7 million. The revolving domestic line of credit is secured by accounts receivable and inventory of SLT North America, Inc. The foreign revolving lines of credit are secured by accounts receivable, inventory, and equipment of SLT Lining Technology GmbH. At March 31, 1995 and December 31, 1994, the outstanding indebtedness was $12.2 million and $10.2 million, respectively.

     Wembley had posted bank letters of credit in the amount of $12.0 million securing SLT's domestic bank financing. Additionally, Wembley had posted standby letters of credit totaling $3.9 million for domestic bid and performance bonding purposes.

     SLT is increasing its presence in the European, Mideast and African markets through the German facility and increasing its production capacity for textured sheet in the domestic market. The new capacity will result in reduced production costs allowing SLT to be more competitive.

     SLT believes its current working capital balance, cash generated by operations and the balance available under its credit lines are adequate to meet foreseeable cash requirements during fiscal 1995.

     Pricing for SLT's products and services are principally driven by worldwide manufacturing capacity in the industry and raw material pricing. In fiscal 1994, worldwide manufacturing capacity increased significantly as a result of the addition of capacity by one of SLT's primary competitors and the entrance by two new competitors into the international market. SLT's primary raw material occasionally is in short supply and is subject to substantial price fluctuation in response to market demand. Any additional increase in worldwide manufacturing capacity, interruption in raw material supply or abrupt raw material price increase could have an adverse effect upon SLT's operations in fiscal 1995. Inflation has not had a significant impact on SLT's operations.

                     INCREASE IN AUTHORIZED PREFERRED STOCK

     The Company's Certificate of Incorporation currently authorizes the issuance of up to 1,000 shares of preferred stock without par value. The board of directors of the Company has proposed an amendment to the Certificate of Incorporation to increase the authorized number of shares of the Company's preferred stock to 1,000,000 shares, par value $1.00 per share, undesignated as to series. If such amendment is approved by the stockholders of the Company, the board of directors would be empowered, without the necessity of further action or authorization by the Company's stockholders (unless required in a specific case by applicable laws or regulations or stock exchange rules), to authorize the issuance of an increased number of shares of preferred stock from time to time in one or more series, and to fix by resolution or resolutions, the designations, preferences, limitations and relative rights of each such series. Each series of preferred stock would likely rank senior to the Company's Common Stock with respect to dividends and redemption and liquidation rights. Holders of the Company's Common Stock have no preemptive right to purchase or otherwise acquire any preferred stock that may be issued in the future.

     The preferred stock will be available for issuance from time to time, as determined by the board of directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations, and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties. The Company does not at present have any agreements, understandings or arrangements that would result in the issuance of any shares of preferred stock.

     The precise effect of the authorization of the additional shares of preferred stock upon the rights of holders of the Company's Common Stock cannot be determined until the board of directors determines the respective preferences, limitations and relative rights of the holders of one or more series of the preferred stock. However, such effects might include (i) reduction of the amount of cash otherwise available for payment of dividends on Common Stock to the extent dividends are payable on any issued shares of preferred stock; (ii) restrictions on dividends on Common Stock if dividends on preferred stock are in arrears; and (iii) subordination of the rights of the holders of Common Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the preferred stock. In addition, the issuance of shares of preferred stock or the issuance of rights to acquire such shares could have the effect of delaying, deferring or preventing a change of control of the Company and could make more difficult a merger, tender offer or proxy contest involving the Company, even if such events would be beneficial to the interests of the Company's stockholders. As in the case of other types of issuances, those intended to prevent or adversely affect changes of control could be accomplished without further stockholder approval. However, the board of directors has no present intention of using the additionally authorized shares of preferred stock for such a purpose and is not aware that any takeover or similar action is contemplated.

VOTE REQUIRED FOR APPROVAL

     Approval of the amendment to the Company's Certificate of Incorporation to increase the number of shares of preferred stock requires the affirmative vote of a majority of the outstanding shares of Common Stock. The board of directors recommends a vote "FOR" the approval of the increase in the authorized shares of Preferred Stock.

                             ELECTION OF DIRECTORS

     Seven persons have been nominated for election as directors of the Company at the Annual Meeting to serve until the next annual meeting of the stockholders or until their successors have been elected and qualified. The persons named in the accompanying proxy have been designated by the board of directors and, unless authority is withheld, they intend to vote for the election of the nominees named below to the board of directors. Each of the nominees has previously been elected by the stockholders. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy, or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

     If the Merger Agreement and the transactions contemplated thereby are approved by the Company's stockholders, the persons named in the Merger Agreement as directors of the Company will become directors upon consummation of the Merger. See "Description of the Merger Agreement -- Management".

NOMINEES

     Certain information concerning the nominees for election as directors at the Annual Meeting is set forth below:

                      NAME                         POSITIONS HELD        AGE     DIRECTOR SINCE
    -----------------------------------------  ----------------------    ---     --------------
    Brian D. Young(1)........................  Chairman of the Board     40           1986
    Thomas L. Caltrider......................  Director,                 44           1993
                                               President, and Chief
                                                 Executive Officer
    Steven M. Friedman.......................  Director                  40           1986
    George J. McNally(2).....................  Director                  59           1994
    William P. O'Connell(2)..................  Director                  54           1990
    T. William Porter(1).....................  Director                  53           1988
    Hugh L. Rice(1)(2).......................  Director                  48           1990

- ---------------
(1) Member, compensation committee of the board of directors.

(2) Member, audit committee of the board of directors.

     Brian D. Young is a general partner and co-founder of Eos Partners, L.P., a New York based investment banking concern ("Eos"). Before co-founding Eos in January 1994, he served as a general partner of Odyssey Partners, L.P., a Delaware limited partnership ("Odyssey"), from February 1986. Mr. Young is a director of Archer Resources Ltd., The Caldor Corporation ("Caldor"), MICOM Communications Corp. ("MICOM") and Black Box Corporation ("Black Box").

     Thomas L. Caltrider was appointed president and chief executive officer of the Company on July 2, 1993. Before joining the Company, Mr. Caltrider was employed in a series of progressively more responsible positions with the petrochemical and plastics operations of Borg-Warner Chemicals, Inc. for 16 years and General Electric Company for five years. While at General Electric, he served as general manager of petrochemicals at GE Plastics for three years and as vice president of polymers for GE Plastics Pacific for two years.

     Steven M. Friedman is a general partner and co-founder of Eos. Before co-founding Eos in January 1994, he served as a general partner of Odyssey from April 1988 and, before that time, he served as a principal of Odyssey for approximately five years. Mr. Friedman is a director of Forstmann & Company, Inc., The Leslie Fay Companies, Inc., Eagle Food Centers, Inc., Caldor, MICOM and Black Box.

     George J. McNally retired as chief executive officer and president of Borg-Warner Chemicals, Inc. in November 1988, a position he held from 1984 until his retirement.

     William P. O'Connell is currently president of AIM Inc., a privately held distributor of industrial materials handling equipment, a position he has held since 1987. He has also acted as president of William P. O'Connell Interests, a private investment concern, since 1984.

     T. William Porter has been a partner of Porter & Hedges, L.L.P., a Houston, Texas law firm that serves as the Company's principal outside counsel, for more than 10 years.

     Hugh L. Rice is currently senior vice president of FMI Corporation, and in that capacity, provides services relating to corporate stock valuation, business planning and mergers and acquisitions. Before becoming senior vice president of FMI Corporation, he served in various capacities with that company beginning in 1972.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

     During fiscal year 1995, the board of directors convened four regularly scheduled meetings and six special meetings. Committees of the board held meetings as follows: (i) audit committee, three meetings and (ii) compensation committee, three meetings. Messrs. Caltrider, Porter and McNally attended all of the meetings of the board and of each committee on which they served during the year. No other director missed more than one meeting of the board or one meeting of each committee on which such director served during the year.

     The Company's operations are managed under the broad supervision and direction of the board of directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain board functions are discharged by the standing committees of the board. The compensation committee is responsible for the formulation and adoption of all executive compensation, benefit and insurance programs, subject to full board approval where legally required or in those instances where the underlying benefit philosophy might be at variance with preexisting board policies, and supervises the administration of all executive compensation and benefit programs, including the establishment of specific criteria against which all annual performance based benefits are to be measured. The audit committee assists the board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. See "Other Information -- Auditors". The board of directors does not presently maintain executive or nominating committees; stockholders who may wish to suggest individuals for possible future consideration for board positions should direct recommendations to the board of directors at the Company's principal offices.

     Directors not employed by the Company receive an annual retainer of $15,000 and a fee of $1,000 per meeting. Board members are not separately compensated for service on board committees. Compensation paid to all non-employee directors during fiscal 1995 for service in all board capacities aggregated $126,000.

EXECUTIVE OFFICER TENURE AND IDENTIFICATION

     The executive officers serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders. Certain information concerning those executive officers of the Company who are not also members of the board of directors is set forth below:

     David J. Connolly, age 50, joined the Company in January 1992 as a vice president and has primary responsibility for the sales and marketing of the Company's products. Before joining the Company, he was executive vice president of Turex, Inc., a privately-held plastics manufacturer, for four years. Mr. Connolly spent the previous 12 years with Chevron Chemical Company, where he was most recently a national sales manager for four years.

     Roger J. Klatt, age 56, has served as senior vice president, secretary, treasurer and chief financial officer of the Company since March 1994. During the four preceding years, Mr. Klatt served as vice president and chief financial officer of Cabot Oil and Gas.

     Michael C. Mathieson, age 47, has served in various capacities for the Company since 1986, and as a vice president of the Company since May 1989. He is the executive responsible for manufacturing operations.

     James T. Steinke, age 48, served as general manger of installation services for more than five years until his promotion to vice president of the Company in November 1993. He is the executive with primary responsibility for installation operations.

     Friedrich Struve, age 52, has served as a vice president of the Company since August 1986. He is the executive with primary responsibility for engineering and technology.

MANAGEMENT STOCKHOLDINGS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at March 31, 1995, by (i) all directors and nominees for director of the Company, (ii) the chief executive officer and the four other most highly compensated executive officers (collectively, the "Named Executives") and (iii) all directors and executive officers as a group.

                                                                        NUMBER       PERCENT
                             NAME OF PERSON                               OF           OF
                          OF IDENTITY OF GROUP                         SHARES(1)      CLASS
    -----------------------------------------------------------------  ---------     -------
    Thomas L. Caltrider..............................................    110,100        1.1%
    Steven M. Friedman...............................................  2,071,656(2)    20.3%
    George J. McNally................................................      5,000       *
    William P. O'Connell.............................................     10,000       *
    T. William Porter................................................     17,500       *
    Hugh L. Rice.....................................................     10,000       *
    Brian D. Young...................................................  2,071,656(2)    20.3%
    David J. Connolly................................................     41,000       *
    Roger J. Klatt...................................................     45,000       *
    Michael C. Mathieson.............................................     58,250       *
    Friedrich Struve.................................................     64,551       *
    All directors and executive officers as a group (12 persons).....  2,461,174(3)    24.2%

- ---------------
  * Less than one percent.

(1) Includes shares underlying outstanding stock options as follows: Mr. Caltrider -- 100,000; Mr. McNally -- 5,000; Mr. O'Connell -- 10,000; Mr.
    Porter -- 12,500; Mr. Rice -- 10,000; Mr. Connolly -- 40,000; Mr.
    Klatt -- 45,000; Mr. Mathieson -- 58,250; and Mr. Struve -- 58,000.

(2) Messrs. Friedman and Young, as representatives of Odyssey, may be deemed to beneficially own the shares of Common Stock owned by Odyssey. These shares include 113,765 shares owned by Mr. Friedman, but as to which Odyssey retains the voting rights. Each of such persons hereby expressly disclaims any such beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) which exceeds the proportionate interest in the Common Stock which he may be deemed to own as a representative of Odyssey.

(3) Includes (without duplication) all shares referred to in notes (1) and (2) above.

EMPLOYMENT AGREEMENTS

     Mr. Caltrider has an employment agreement with the Company pursuant to which he receives annual base compensation of $225,000 and is eligible for a bonus if earnings above a minimum threshold level are attained. The employment agreement expires June 30, 1996, and is cancelable without further compensation payments before expiration of the three-year term only for cause. Mr. Caltrider also received a ten year, nonqualified stock option to purchase 100,000 shares of Common Stock at an exercise price of $6.50 per share, which was the fair market value of the Common Stock on the day before the date of grant. The option vests as to one-third of the shares covered on the first, second and third anniversaries of the date of grant and is exercisable (to the extent vested) following one year from the date of grant. The terms of Mr. Caltrider's employment agreement will be amended if the Merger is consummated. See "The Merger and Related Transactions -- Management".

VOTE REQUIRED FOR ELECTION

     The seven nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election by the holders of Common Stock of record shall be the duly elected directors upon completion of the vote tabulation at the Annual Meeting. Votes will be tabulated by Chemical Shareholder Services Group, Inc., the transfer agent and registrar for the Common Stock, and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote.

                 ADOPTION OF PROPOSED 1995 INCENTIVE STOCK PLAN

DESCRIPTION OF THE PLAN

     Since 1986, the Company has used its 1986 Stock Option Plan (the "1986 Plan") as a vehicle to give stock-based compensation to its key personnel. The 1986 Plan currently authorizes the issuance of up to 850,000 shares of Common Stock to eligible employees, 546,258 shares of which have been issued or are reserved for issuance pursuant to existing option agreements. Therefore, only 303,742 shares of Common Stock are available for award under the 1986 Plan. The board of directors believes an increase in the number of shares available for stock-based employee benefits would be desirable in light of the substantial increase in personnel which is to occur as a result of the proposed merger with SLT.

     The 1986 Plan limits the flexibility of the board of directors in granting stock based compensation because the 1986 Plan does not allow participation by the Company's chief executive officer, allows the issuance of only non-qualified stock options, and allows little flexibility in establishing vesting schedules or amending the terms of outstanding awards. If approved by the stockholders, the 1995 Incentive Stock Plan (the "1995 Plan") would permit the grant of Incentive Awards (defined below) covering up to 1,250,000 shares of Common Stock, allow the Company's chief executive officer to participate, permit the issuance of non-qualified and incentive stock options, restricted stock grants, phantom stock, stock bonuses and similar stock based benefits, and allow the board of directors to establish vesting schedules and to amend the terms of existing awards. Therefore, the board of directors has adopted the 1995 Plan and has proposed the 1995 Plan for approval by the Company's stockholders.

     The 1995 Plan will give the board of directors a sufficient number of shares of Common Stock to provide a larger number of key employees with incentive compensation commensurate with their positions and responsibilities, and will provide the board of directors additional forms of incentive awards to grant to such employees. The board of directors believes that the 1995 Plan will allow the Company to continue to emphasize equity-based compensation in structuring compensation packages for officers and key employees. The board of directors also believes that an emphasis on equity-based compensation will yield the greatest benefit for the stockholders, as the employee's compensation is directly dependent on the return on stockholders' investments.

     If the 1995 Plan is adopted, no additional options will be issued under the 1986 Plan and the terms of the 1995 Plan will not apply to awards granted under the 1986 Plan.

     The 1995 Plan provides for the grant of (i) non-qualified stock options,
(ii) incentive stock options, (iii) shares of restricted stock, (iv) shares of phantom stock and (v) stock bonuses (collectively, "Incentive Awards"). In addition, the 1995 Plan permits the grant of cash bonuses payable when a participant is required to recognize income for federal income tax purposes in connection with the vesting of shares of restricted stock or the grant of a stock bonus. Key employees, including officers (whether or not they are directors), of the Company and its subsidiaries will be eligible to participate in the 1995 Plan.

     The 1995 Plan will be administered by the compensation committee of the board of directors. The committee will determine which officers and key employees are to receive grants of Incentive Awards, the types of Incentive Awards granted and the number of shares subject to each Incentive Award. The 1995 Plan does not prescribe any specific factors to be considered by the committee in determining who is to receive Incentive Awards and the amount of such awards.

     Subject to the terms of the 1995 Plan, the committee will also determine the prices, expiration dates and other material features of the Incentive Awards granted under the 1995 Plan. The committee may, in its absolute discretion, (i) accelerate the date on which an option granted under the 1995 Plan becomes exercisable, (ii) accelerate the date on which a share of restricted stock or phantom stock vests and waive any conditions imposed by the committee on the vesting of a share of restricted stock, (iii) grant Incentive Awards to a participant on the condition that the participant surrender to the Company for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the committee specifies and
(iv) determine the vesting of options, restricted stock and phantom stock upon the occurrence of a Change in Control (as defined) of the Company.

     The committee will have the authority to interpret and construe any provision of the 1995 Plan and to adopt such rules and regulations for administering the 1995 Plan as it deems necessary. All decisions and determinations of the committee are final and binding on all parties. The Company will indemnify each member of the committee against any cost, expense or liability arising out of any action, omission or determination relating to the 1995 Plan, unless such action, omission or determination was taken or made in bad faith and without reasonable belief that it was in the best interests of the Company.

     The board of directors may at any time amend the 1995 Plan in any respect; provided, that without the approval of the Company's stockholders no amendment may (i) increase the number of shares of Common Stock that may be subject to Incentive Awards under the 1995 Plan, (ii) materially increase the benefits accruing to individuals holding Incentive Awards, or (iii) materially modify the requirements as to eligibility for participation in the 1995 Plan.

     A summary of the most significant features of the Incentive Awards, and the tax consequences to the recipients and the Company, follows:

     Non-Qualified and Incentive Stock Options. Except in certain limited cases, the exercise price of each incentive stock option ("ISO") granted under the 1995 Plan is the fair market value (as defined) of a share of Common Stock on the date on which such ISO is granted. The exercise price of each non-qualified stock option ("NQO") granted under the 1995 Plan will be determined by the committee. NQOs and ISOs are referred to herein as "Options." ISOs may be granted only to employees of the Company. Each ISO and NQO is exercisable for a period not to exceed five years and ten years, respectively; provided, however, no Option is exercisable before six months from the date of grant. For each Option, the Committee will establish (i) the term of each Option and (ii) the time or period of time in which the Option will vest. The exercise price shall be paid in cash or, subject to the approval of the committee, in shares of Common Stock valued at their fair market value on the date of exercise.

     Except in the event of the death or permanent and total disability (as defined) of an optionee or the termination of the employment of an optionee for cause (as defined), Options are exercisable only while an optionee is employed by the Company or within 90 days after such employment has terminated to the extent that such Options were exercisable on the last day of employment and had not expired by their terms. In the event of the death or disability of an optionee, Options are exercisable within one year after such death or permanent and total disability to the extent that such Options were exercisable on the last day of employment and had not expired by their terms. In the event of the termination of the employment of an optionee for cause, all Options held by such optionee terminate immediately. Options are not transferable other than by will or by the laws of descent and distribution.

     On a Change in Control of the Company (as defined), the committee (as constituted immediately before such Change in Control) determines, in its absolute discretion, whether all Options become immediately exercisable, or whether such Options will vest according to their respective terms. The 1995 Plan defines

Change in Control to mean (i) a "change in control" as that term is defined in the federal securities laws, (ii) the acquisition by any person, after the effective date of the 1995 Plan, of 20% or more of the shares of voting securities of the Company (unless the board, as constituted immediately before such Change in Control, determines otherwise), (iii) certain changes in the composition of the board of directors as a result of a contested election for positions on the board of directors or (iv) any other event which the board of directors determines to constitute a Change in Control.

     An optionee will not recognize any income for federal tax purposes at the time an NQO is granted, nor will the Company be entitled to a deduction at that time. However, when any part of an NQO is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the NQO, and the Company will generally recognize a tax deduction in the same amount.

     A participant will not recognize any income at the time an ISO is granted, nor on a qualified exercise of an ISO. If a participant does not dispose of the shares acquired by exercise of an ISO within two years after the grant of the ISO and one year after the exercise of the ISO, the exercise is qualified and the gain or loss (if any) on a subsequent sale will be a long-term capital gain or loss. Such gain or loss will be equal to the difference between the sales proceeds and the exercise price for the stock sold. The Company is not entitled to a tax deduction as the result of the grant or qualified exercise of an ISO. However, if shares acquired upon the exercise of an ISO are disposed of before the one-year and two-year holding periods, the exercise is not qualified and special rules apply that require the participant to recognize ordinary income at the time of the disposition to the extent the fair market value of the shares at the time of exercise exceeds the exercise price (or the gain on sale, if less). The remainder of any gain or disposition would be treated as a capital gain. The Company is generally entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant from such disposition.

     Although the qualified exercise of an ISO will not produce ordinary taxable income to the participant, it will produce an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

     Restricted Stock. A grant of shares of restricted stock represents the promise of the Company to issue shares of Common Stock of the Company on a predetermined date (the "Issue Date") to a participant, provided the participant is continuously employed by the Company until the Issue Date. Vesting of the shares occurs on a second predetermined date (the "Vesting Date"), if the participant has been continuously employed by the Company until that date. Before the Vesting Date, the shares are not transferable by the participant and are subject to a substantial risk of forfeiture. The committee may, at the time shares of restricted stock are granted, impose additional conditions to the vesting of the shares, such as, for example, the achievement of specified performance goals. Vesting of some portion, or all, of the shares of restricted stock may occur on the termination of the employment of a participant, other than for cause, before the Vesting Date. If vesting does not occur, shares of restricted stock are forfeited.

     On the occurrence of a Change in Control, the committee (as constituted immediately before such Change in Control) determines, in its absolute discretion, whether all shares of restricted stock which have not vested or been forfeited will immediately vest, or whether such shares will continue to vest according to their respective terms.

     A participant will not recognize any income for federal tax purposes at the time shares of restricted stock are granted or issued, nor will the Company be entitled to a tax deduction at that time. However, when either the transfer restriction or the forfeiture risk lapses, such as on vesting, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they vest. A participant may file an appropriate election under Section 83(b) of the Code with the IRS within 30 days of the Issue Date of the restricted stock (the "Election"), which results in the participant's receipt of deemed ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they are issued. However, if a participant files an Election and the restricted stock is subsequently forfeited, such participant is not allowed a tax deduction for the amount previously reported as ordinary income due to the Election.

     Gain or loss (if any) from a disposition of restricted stock after the participant recognizes any ordinary income (whether by vesting or an Election) will generally constitute short or long-term capital gain or loss. The Company will generally be entitled to a tax deduction at the time the participant recognizes ordinary income on the restricted stock, whether by vesting or an Election.

     Phantom Stock. A share of phantom stock represents the right to receive the economic equivalent of a grant of restricted stock. Shares of phantom stock are subject to the same vesting requirements as are shares of restricted stock. On vesting of a share of phantom stock, the holder is entitled to receive cash in an amount equal to the sum of (i) the fair market value of a share of Common Stock as determined on the vesting date and (ii) the aggregate amount of cash dividends paid in respect of a share of Common Stock during the period commencing on the date of grant and ending on the vesting date. The cash payment for phantom stock is treated the same as a cash bonus for federal income tax purposes and generally creates a deduction to the Company when paid. The committee may not grant any cash bonus in connection with the grant of shares of phantom stock.

     On the occurrence of a Change in Control, the committee (as constituted immediately before such Change in Control) determines, in its absolute discretion, whether shares of phantom stock which have not vested will immediately vest or whether such shares will continue to vest according to their respective terms.

     Stock and Cash Bonuses. Bonuses payable in stock may be granted by the committee and may be payable at such times and subject to such conditions as the committee determines. On the receipt of a stock bonus, a participant will recognize ordinary income for federal tax purposes in an amount equal to the fair market value of the stock at the time it is received. The committee may grant, in connection with a grant of shares of restricted stock, a cash "tax" bonus, payable when an employee is required to recognize income for federal income tax purposes with respect to such shares. The tax bonus may not be greater than the value of the shares of restricted stock at the time the income is required to be recognized. Any such bonus will result in ordinary income to the employee and generally a deduction to the Company. The grant of a cash bonus will not reduce the number of shares of Common Stock with respect to which Options, shares of restricted stock, shares of phantom stock or stock bonuses may be granted pursuant to the 1995 Plan.

     General. If any outstanding Option expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised portion of such Option will again be available for grant under the 1995 Plan. If any shares of restricted stock or any shares of Common Stock granted as a stock bonus are forfeited or canceled for any reason, such shares will again be available for grant under the 1995 Plan. Shares of Common Stock issued as a stock bonus or on the exercise of Options or on the vesting of a grant of restricted stock are not available for future issuance under the 1995 Plan.

     The 1995 Plan provides for an adjustment in the number of shares of Common Stock available to be issued under the 1995 Plan, the number of shares subject to Incentive Awards, and the exercise prices of Options on a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events. The 1995 Plan also provides for the termination of Incentive Awards on the occurrence of certain corporate events.

     The 1995 Plan provides that participants may elect to satisfy certain federal income tax withholding requirements by remitting cash to the Company. In addition, the 1995 Plan provides that, at the election of a participant, an unrelated broker-dealer acting on behalf of the participant may exercise Options granted to the participant and immediately sell the shares acquired on account of the exercise to raise funds to pay the exercise price of the Option and the amount of any withholding tax which may be due on account of the exercise.

VOTE REQUIRED FOR APPROVAL

     Approval of the 1995 Plan requires the affirmative vote of a majority of votes cast, provided a majority of the outstanding shares of Common Stock as of the record date are present in person or by proxy at the Annual Meeting. The board of directors recommends a vote "FOR" the approval of the 1995 Plan.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at March 31, 1995, by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock.


        NAME OF PERSON                                              NUMBER OF     PERCENT OF
     OR IDENTITY OF GROUP                                             SHARES        CLASS
    ---------------------                                           ----------    ----------
    Odyssey Partners, L.P.(1)
      31 West 52nd Street
      New York, New York 10019.....................................   2,071,656       20.3%
    The TCW Group, Inc.
      865 South Figueroa Street
      Los Angeles, California 90017................................     656,000        6.4%
    Grace & White, Inc.
      515 Madison Avenue, Suite 1700
      New York, New York 10022.....................................     651,606        6.4%
    Dimensional Fund Advisors, Inc.
      1299 Ocean Avenue, 11th Floor
      Santa Monica, California 90401...............................     593,212        5.8%


- ---------------

(1) Leon Levy, Jack Nash, Joshua Nash and Stephen Berger, by virtue of being general partners of Odyssey, share voting and dispositive power with respect to the Common Stock owned by Odyssey and, accordingly, may each be deemed to own beneficially the Common Stock owned by Odyssey. Each of the aforesaid persons has expressly disclaimed any such beneficial ownership (within the meaning of Exchange Act Rule 13d-3(d)(1)) which exceeds the proportionate interest in the Common Stock which he may be deemed to own as a general partner of Odyssey. The address of each of the general partners of Odyssey is the address of Odyssey.


EXECUTIVE COMPENSATION

     The following table reflects all forms of compensation for services to the Company for the three years ended March 31, 1995, 1994 and 1993 of the Company's chief executive officer and the Named Executives.

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         STOCK
                                                                                         OPTION
NAME AND PRINCIPAL POSITION                             YEAR     SALARY      BONUS      (SHARES)
- ---------------------------                             ----    --------    -------   ------------
Thomas L. Caltrider(1)................................  1995    $235,700      --          --
  President and chief executive officer                 1994    $172,950    $75,000      100,000
                                                        1993       --         --          --

Roger J. Klatt(2).....................................  1995    $167,300    $20,000       10,000
  Senior vice president and chief financial officer     1994    $ 20,600    $ 7,500       35,000
                                                        1993       --         --          --

Friedrich Struve......................................  1995    $163,000      --          10,000
  Vice president                                        1994    $154,800    $23,400        5,000
                                                        1993    $151,800    $20,300       --

David J. Connolly.....................................  1995    $163,600      --          10,000
  Vice president                                        1994    $155,100    $23,400        5,000
                                                        1993    $149,800    $20,300       --

Michael C. Mathieson..................................  1995    $142,900      --          10,000
  Vice president                                        1994    $127,000    $23,400        5,000
                                                        1993    $115,900    $20,300       --

- ---------------

(1) Began employment in July 1993.

(2) Began employment in March 1994. Mr. Klatt received a pre-negotiated bonus in 1995 and 1994.

OPTION GRANTS

     The following table sets forth certain information with respect to stock options granted to the chief executive officer and the Named Executives during the fiscal year ended March 31, 1995. All options were granted under the Company's 1986 Stock Option Plan.

                                                                                        POTENTIAL REALIZED
                                                                                         VALUE AT ASSUMED
                                              PERCENTAGE OF                            ANNUAL RATES OF STOCK
                                              TOTAL OPTIONS   EXERCISE                  PRICE APPRECIATION
                                               GRANTED TO      OR BASE                  FOR OPTION TERM(3)
                                    OPTIONS     EMPLOYEES     PRICE PER   EXPIRATION   ---------------------
               NAME                 GRANTED     FOR 1995      SHARE(1)     DATE(2)       5%            10%
- ----------------------------------  -------   -------------   ---------   ----------   -------       -------
Thomas L. Caltrider...............       --           0%          N/A           N/A        N/A           N/A
Roger J. Klatt....................   10,000        14.2%        $5.25       11/9/04    $33,000       $83,700
Friedrich Struve..................   10,000        14.2%        $5.25       11/9/04    $33,000       $83,700
David J. Connolly.................   10,000        14.2%        $5.25       11/9/04    $33,000       $83,700
Michael C. Mathieson..............   10,000        14.2%        $5.25       11/9/04    $33,000       $83,700

- ---------------

(1) All options were granted at an exercise price equal to the closing price of the Common Stock on the American Stock Exchange on the day before the grant.

(2) The options expire ten years after the date of grant. The options vest as to one-third of the shares covered on the third, fourth and fifth anniversaries of the date of grant. If before exercise or expiration of an option a "change of control" occurs, the entire option generally becomes exercisable, and the optionee is permitted to surrender an option for cancellation and receive cash equal to the excess, if any, of the then fair market value of the shares subject to the option over its exercise price.

(3) As permitted by applicable rules of the Commission, potential values stated are based upon the hypothesis that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at the stated annualized rates (total appreciation of 63% and 159%, respectively); such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information with respect to the unexercised options to purchase shares of Common Stock for the chief executive officer and each of the Named Executives and held by them at March 31, 1995. None of the Named Executives exercised any stock options during fiscal 1995.

                                                                                    VALUE OF UNEXERCISED,
                                                      NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                    OPTIONS HELD AT YEAR END       OPTIONS AT YEAR END(1)
                                                   ---------------------------   ---------------------------
                      NAME                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------------------------------  -----------   -------------   -----------   -------------
Thomas L. Caltrider..............................     33,333         66,667         --             --
Roger J. Klatt...................................      7,000         38,000         --            $ 6,300
Friedrich Struve.................................     31,667         26,333        $15,000        $21,300
David J. Connolly................................      8,332         31,688         --            $ 6,300
Michael C. Mathieson.............................     31,917         26,333        $ 8,600        $14,900

- ---------------

(1) Represents the difference between the closing price for the Common Stock on the American Stock Exchange on March 31, 1995 ($5 7/8 per share), and any lesser exercise price.

COMPENSATION COMMITTEE REPORT

     The compensation committee of the board of directors has furnished the following report on executive compensation for fiscal 1995:

     Under the supervision of the compensation committee, the Company has sought to maintain and enhance its profitability, and thus the value of its Common Stock, by relating executive compensation and stock-based benefits to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus, and stock option and other benefit plans.

     Base compensation for senior executives (including the chief executive officer and the other Named Executives) is intended to be competitive with that paid in comparably situated industries, with a reasonable degree of financial security and flexibility afforded to those individuals who are regarded by the board of directors as acceptably discharging the levels and types of responsibility implicit in the various senior executive positions. In the course of considering annual executive salary increases, appropriate consideration is given to the credentials, age and experience of the individual senior executives, as viewed in the compensation committee's collective best judgment, which necessarily involves subjective as well as objective elements. Should the committee be persuaded that an executive has not met expectations for a protracted period, a recommendation to the board of directors that the executive be terminated would be a more likely eventuality than a reduction in his base compensation. Using the criteria set forth above, no general pay increase for executive officers was authorized during fiscal 1995, nor was any raise authorized for the chief executive officer during fiscal 1995, inasmuch as his $225,000 base compensation is covered by an employment agreement expiring in June 1996.

     Annual bonuses reflect a policy of requiring a minimum level of Company financial performance for the year before any bonuses are earned by senior executives, with bonuses for achieving higher levels of performance directly related to the level achieved. In setting such performance criteria, the committee considers the total compensation payable or potentially available to the Named Executives and other senior executives. While the development of any business necessarily involves factors other than profitability, the emphasis of the committee in recent years (with board concurrence) has been on encouraging management to maintain the Company's profitability. Although this program was unchanged from that employed for more than five years, the program was changed beginning in fiscal year 1995 for all senior executives (including the chief executive officer) to require the achievement of a "threshold" level of profitability before any bonuses can be earned for fiscal 1995 and subsequent years. No bonuses were paid in fiscal year 1995 because the threshold level of profitability was not achieved for that year.

     The board of directors is of the view that if properly designed and administered, stock-based incentives for senior executives closely align the executives' economic interests with those of stockholders and provide a direct and continuing focus upon the goal of increasing long-term stockholder value. For several years, the Company sought to encourage such value building for stockholders through the infrequent award of large stock options; however, this program was abandoned in fiscal 1995 and replaced with a new program under which it is intended that senior executives are to be the recipients of annual option grants. Although it was originally intended that such grants would involve a number of shares sufficient to result in a pre-tax profit to each senior executive equal to his grant-year base pay if the market price for the Company's Common Stock were to double during the five-year life of the option, the compensation committee ultimately concluded that the number of shares required to fund such a program could not be justified at recently prevailing prices for the Common Stock. The committee ultimately determined to grant options covering 10,000 shares to each senior executive during fiscal 1995 (other than the chief executive officer, who had received a 100,000 share option during the preceding year) at an exercise price of $5.25 per share, the then market price for the Common Stock. The committee intends that this program be continued for fiscal 1996 or modified or abandoned, as warranted by general economic conditions and the Company's performance through the summer, when option grants are routinely considered in each year.

     The compensation committee intends, with any necessary concurrence of the board of directors, to continue to consider alternate forms of stock-based incentives with a view to affording the maximum possible long-term performance based benefits to senior executives at the least possible cost and the greatest attainable economic efficiency to the Company, with such benefits designed as nearly as practicable to directly align the economic interests of professional managers with those of the Company's stockholders. In that regard, the board of directors has approved the Company's 1995 Incentive Stock Plan, and has proposed such plan for approval by the Company's stockholders at the 1995 Annual Meeting.

     Pursuant to applicable rules of the Commission, non-management members of the compensation committee of the board are deemed to own beneficially (without duplication for any "shared" ownership) an aggregate of 2,099,156 shares, or 20.6%, of the Company's outstanding Common Stock.

     The Company also maintains a voluntary 401(k) employee retirement plan under which employees may contribute up to 15% of their pre-tax compensation to the plan. A graduated percentage of each participant's contribution is matched by the Company, based upon the employee's years of service to the Company. The only variances in annual credits to individual employee accounts are attributable to employees' individual contributions and years of service with the Company.

                                          THE COMPENSATION COMMITTEE

                                          T. William Porter, Chairman
                                          Hugh L. Rice
                                          Brian D. Young

COMMON STOCK PERFORMANCE GRAPH

     The following graph illustrates the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, compared with the cumulative total return on (i) the Standard & Poor's 500 Stock Index and
(ii) the Smith Barney Solid Waste Pollution Control Index (the "Smith Barney Index"), for the five years ended March 31, 1995:

                             [PERFORMANCE GRAPH]

      Measurement Period                         Smith Barney    S&P 500 Stock
    (Fiscal Year Covered)           Gundle           Index           Index
3/31/90                                 100.00          100.00          100.00
3/31/91                                 128.16          108.26          114.36
3/31/92                                 136.89           97.10          126.94
3/31/93                                  61.17           90.23          146.22
3/31/94                                  50.49           71.30          148.38
3/31/95                                  45.68           88.98          171.43

     In all cases, the cumulative total return assumes, as contemplated by the Commission's rules, that any cash dividends on the Common Stock of each entity included in the data presented above were reinvested in that security.

AUDITORS

     Arthur Andersen LLP ("Arthur Andersen"), a certified public accounting firm, has served as the independent auditor of the Company for several years. No formal action is proposed to be taken at the Annual Meeting with respect to the continued employment of Arthur Andersen inasmuch as no such action is legally required. Representatives of Arthur Andersen plan to attend the Annual Meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

     The audit committee of the board of directors assists the board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The committee reviews with the auditors the scope of the proposed audit work and meets with the auditors to discuss matters pertaining to the audit and any other matter which the committee or the auditors may wish to discuss. In addition, the audit committee would recommend the appointment of new auditors to the board of directors if future circumstances were to indicate that such action is desirable.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the forms received by it, the Company believes that during the year ended March 31, 1995 all filing requirements applicable to the Company's executive officers, directors and greater than 10% stockholders were met.

MISCELLANEOUS MATTERS

     Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1996 annual meeting of stockholders is required to submit such proposal to the Company on or before February 9, 1996. The Company has engaged Morrow & Co. to solicit proxies with an anticipated cost of $5,000. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, several regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone. The persons designated as to proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                                          By Order of the Board of Directors


                                          /s/  ROGER J. KLATT

                                          ROGER J. KLATT,
                                          Secretary


June 27, 1995

                                     INDEX

                    SLT ENVIRONMENTAL, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

            Report of Independent Auditors.................................    F-1
            Audited Consolidated Financial Statements
            Consolidated Balance Sheets -- March 31, 1995 (unaudited),
              December 31, 1994 and 1993...................................    F-2
            Consolidated Statements of Operations -- Three Months Ended
              March 31, 1995 (unaudited) and 1994 (unaudited) and Years
              Ended December 31, 1994, 1993 and 1992.......................    F-3
            Consolidated Statements of Changes in Stockholder's
              Equity -- Three Months Ended March 31, 1995 (unaudited) and
              Years Ended December 31, 1994, 1993 and 1992.................    F-4
            Consolidated Statements of Cash Flows -- Three Months Ended
              March 31, 1994 (unaudited) and 1995 (unaudited) and Years
              Ended December 31, 1994, 1993 and 1992.......................    F-5
            Notes to Consolidated Financial Statements.....................    F-6

                         REPORT OF INDEPENDENT AUDITORS

SLT Environmental, Inc.

     We have audited the accompanying consolidated balance sheets of SLT Environmental, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SLT Environmental, Inc. and subsidiaries at December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP
Houston, Texas
March 14, 1995

                    SLT ENVIRONMENTAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                            DECEMBER 31,
                                                         MARCH 31,    ---------------------------
                                                           1995           1994           1993
                                                       -----------    -----------    ------------
                                                        (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents........................... $ 2,433,598    $ 1,876,153    $    835,114
  Accounts receivable (Notes 2 and 5).................  32,540,567     33,664,107      20,439,146
  Contracts in progress (Note 3)......................   4,896,622      4,264,300       3,209,243
  Inventories (Note 5):
     Finished goods and supplies......................   9,223,366      7,295,267       7,463,646
     Raw materials....................................   4,771,966      2,831,882       1,894,221
  Prepaid expenses....................................     666,253        594,625         721,317
  Deferred income taxes (Note 7)......................     445,617        445,617              --
                                                       -----------    -----------    ------------
          Total current assets........................  54,977,989     50,971,951      34,562,687
Property, plant, and equipment (Note 5):
  Land................................................   1,121,028      1,167,583       1,124,285
  Buildings and improvements..........................   1,863,308      2,261,743       2,261,752
  Machinery and equipment.............................  26,722,217     25,409,751      18,372,206
  Furniture and fixtures..............................     962,356      1,055,459         892,233
  Construction in progress............................   7,055,745      5,610,276       6,215,052
                                                       -----------    -----------    ------------
                                                        37,724,654     35,504,812      28,865,528
  Less accumulated depreciation.......................  13,376,524     12,168,936       9,977,004
                                                       -----------    -----------    ------------
                                                        24,348,130     23,335,876      18,888,524
Goodwill, less accumulated amortization of $2,225,247
  at March 31, 1995, $2,187,621 in 1994 and $2,005,013
  in 1993.............................................   4,903,791      4,744,201       4,679,691
Other assets (Note 4).................................     958,020        973,137       1,172,290
Deferred income taxes (Note 7)........................   1,002,403        911,478       1,352,947
                                                       -----------    -----------    ------------
          Total assets................................ $86,190,333    $80,936,643    $ 60,656,139
                                                       ===========    ===========    ============
         LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Notes payable (Note 5).............................. $12,216,033    $10,208,403    $  9,712,111
  Accounts payable....................................  11,477,454     10,151,813       7,333,673
  Accrued expenses....................................   8,806,288      7,382,244       6,319,442
  Advance billings on contracts (Note 3)..............     698,162        446,204         519,312
  Notes payable to stockholder (Note 5)...............   2,321,139      2,258,100              --
  Current portion of long-term debt (Note 5)..........   2,542,299      2,044,340       5,660,608
  Income taxes payable................................     882,680        910,764         326,320
  Deferred income taxes (Note 7)......................     774,165      1,527,280       1,784,258
                                                       -----------    -----------    ------------
          Total current liabilities...................  39,718,220     34,929,148      31,655,724
Long-term debt (Note 5)...............................  19,370,680     19,914,716      17,608,130
Deferred income taxes (Note 7)........................     149,426        417,271         112,395
Accrued pension expenses (Note 9).....................   1,177,745      1,041,073         867,846
Accrued warranty and other liabilities................     750,000        750,000         350,000
Commitments and contingencies (Notes 6 and 8)
Stockholder's equity:
  Common stock, $1 par value, 100 shares issued and
     outstanding......................................         100            100             100
  Additional paid-in capital..........................  27,521,408     27,521,408      19,790,208
  Accumulated deficit.................................  (6,064,055)    (5,614,583)    (10,216,281)
  Cumulative foreign currency translation
     adjustments......................................   3,566,809      1,977,510         488,017
                                                       -----------    -----------    ------------
          Total stockholder's equity..................  25,024,262     23,884,435      10,062,044
                                                       -----------    -----------    ------------
          Total liabilities and stockholder's
            equity.................................... $86,190,333    $80,936,643    $ 60,656,139
                                                       ===========    ===========    ============

                            See accompanying notes.

                    SLT ENVIRONMENTAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 THREE MONTHS ENDED
                                      MARCH 31,                 YEAR ENDED DECEMBER 31,
                              ------------------------    --------------------------------------
                                 1995          1994          1994          1993          1992
                              ----------    ----------    ----------    ----------    ----------
                              (UNAUDITED)   (UNAUDITED)
Net Sales...................  21,346,993     9,698,132    90,813,136    72,005,115    71,598,312
Cost of sales...............  17,008,264     7,958,272    70,345,957    59,818,839    57,220,188
Gross profit................   4,338,729     1,739,860    20,467,179    12,186,276    14,378,124
Selling, general and
  administrative............   3,721,588     2,946,655    12,794,900    11,976,849    11,193,052
Amortization of goodwill....      37,626        35,080       182,608       123,239       121,436
Loss on anticipated disposal
  of facility...............     398,435            --            --            --            --
Merger costs................     245,893            --        49,167            --            --
                              ----------    ----------    ----------    ----------    ----------
Operating income (loss).....     (64,813)   (1,241,875)    7,440,504        86,188     3,063,636
Other (income) expense:
  Interest expense..........     687,436       648,919     2,454,171     2,666,474     2,091,083
  Foreign exchange loss
     (gain).................     183,070       (69,320)      188,057       152,927       (21,249)
  Gain on sale/retirement
     of assets..............          --            --      (562,758)      (89,231)      (47,311)
  Other (income) expense....      84,160      (157,594)     (184,208)       13,479      (210,477)
                              ----------    ----------    ----------    ----------    ----------
Income (loss) before income
  taxes.....................  (1,019,479)   (1,663,880)    5,545,242    (2,657,461)    1,251,590
Income tax expense (benefit)
  (Note 7)..................    (570,007)     (811,934)      943,544    (2,620,585)      154,072
                              ----------    ----------    ----------    ----------    ----------
Net income (loss)...........  $ (449,472)   $ (851,946)   $4,601,698    $  (36,876)   $1,097,518
                              ==========    ==========    ==========    ==========    ==========
Net income (loss) per common
  share.....................  $   (4,495)   $   (8,519)   $   46,017    $     (369)   $   10,975
                              ==========    ==========    ==========    ==========    ==========
Shares used to compute net
  income (loss) per share...         100           100           100           100           100
                              ==========    ==========    ==========    ==========    ==========

                            See accompanying notes.

                    SLT ENVIRONMENTAL, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                          CUMULATIVE
                                                            FOREIGN
                                            ADDITIONAL     EXCHANGE
                                  COMMON     PAID-IN      TRANSLATION    ACCUMULATED
                                  STOCK      CAPITAL      ADJUSTMENTS      DEFICIT        TOTAL
                                  ------   -----------    -----------   ------------   -----------
Balance at January 1, 1992......   $100    $19,790,208     $  865,264   $(11,276,923)  $ 9,378,649
  Net income....................     --             --             --      1,097,518     1,097,518
  Unrealized translation loss...     --             --       (255,094)            --      (255,094
                                   ----    -----------     ----------   ------------   -----------
Balance at December 31, 1992....    100     19,790,208        610,170    (10,179,405)   10,221,073
  Net loss......................     --             --             --        (36,876)      (36,876)
  Unrealized translation loss...     --             --       (122,153)            --      (122,153)
                                   ----    -----------     ----------   ------------   -----------
Balance at December 31, 1993....    100     19,790,208        488,017    (10,216,281)   10,062,044
  Net income....................     --             --             --      4,601,698     4,601,698
  Capital contributions.........     --      7,731,200             --             --     7,731,200
  Unrealized translation gain...     --             --      1,489,493             --     1,489,493
                                   ----    -----------     ----------   ------------   -----------
Balance at December 31, 1994....    100     27,521,408      1,977,510     (5,614,583)   23,884,435
  Net income (unaudited)........     --             --             --       (449,472)     (449,472)
  Unrealized translation gain
     (unaudited)................     --             --      1,589,299             --     1,589,299
                                   ----    -----------     ----------   ------------   -----------
Balance at March 31, 1995
  (unaudited)...................   $100    $27,521,408     $3,566,809   $ (6,064,055)  $25,024,262
                                   ====    ===========     ==========   ============   ===========

                            See accompanying notes.

                    SLT ENVIRONMENTAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                    THREE MONTHS ENDED
                                         MARCH 31,                      YEAR ENDED DECEMBER 31,
                                 -------------------------     ------------------------------------------
                                    1995           1994           1994           1993            1992
                                 ----------     ----------     ----------     -----------     -----------
                                 (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)..............  $ (449,472)    $ (851,946)    $4,601,698     $   (36,876)    $ 1,097,518
Adjustments to reconcile net
  income (loss) to net cash
  used in operating activities:
  Depreciation and
     amortization..............     834,363        822,786      3,539,428       3,060,366       2,701,001
  Provision (benefit) for
     deferred income taxes.....  (1,111,885)         7,949         91,263      (3,053,224)       (320,663)
  Loss on anticipated disposal
     of facility...............     398,435             --             --              --              --
  Gain on sale of assets.......          --             --       (562,758)        (89,231)        (47,311)
  Changes in operating assets
     and liabilities:
     Accounts receivable.......   2,539,220      4,614,464     (9,944,067)        692,877      (5,988,357)
     Contracts in progress.....    (411,606)    (1,678,461)      (864,947)     (1,238,180)       (157,083)
     Inventory.................  (3,405,708)    (3,485,292)      (271,544)          9,468      (2,613,454)
     Prepaid expenses..........     (71,373)       (96,175)       127,438        (438,097)       (199,853)
     Other assets..............      33,997        (16,110)        23,326         (70,222)      1,701,815
     Accounts payable..........   1,129,003       (893,161)       984,703         583,935       2,854,988
     Accrued expenses..........     967,448     (1,186,459)     1,043,753       1,710,652       1,028,466
     Advance billings on
       contracts...............     230,197      1,116,639        (96,123)     (1,057,417)        774,586
     Income taxes payable......     (28,084)      (865,800)       568,978        (378,368)        205,139
                                 ----------     ----------     ----------     -----------     -----------
Net cash provided by (used in)
  operating activities.........     654,535     (2,511,566)      (758,852)       (304,317)      1,036,792
INVESTING ACTIVITIES
Capital expenditures...........  (1,161,079)      (796,011)    (6,265,788)     (5,057,396)     (8,094,057)
Proceeds from sale of
  equipment....................          --             --        624,522          98,264         222,180
                                 ----------     ----------     ----------     -----------     -----------
Net cash used in investing
  activities...................  (1,161,079)      (796,011)    (5,641,266)     (4,959,132)     (7,871,877)
FINANCING ACTIVITIES
Principal payments under debt
  agreements...................  (2,141,281)      (225,524)    (7,675,389)    (10,874,804)    (20,670,252)
Proceeds from debt issuance....   2,984,182        797,379      7,712,453      14,815,849      23,254,919
Subsidies received from
  governmental agencies........          --             --             --       1,084,742       1,820,378
Capital contribution...........          --      1,175,641      7,761,200         225,600              --
                                 ----------     ----------     ----------     -----------     -----------
Net cash provided by financing
  activities...................     842,901      1,747,496      7,798,264       5,251,387       4,405,045
Effect of exchange rate changes
  on cash......................     221,088        130,676       (357,107)       (150,293)        (16,821)
                                 ----------     ----------     ----------     -----------     -----------
Net increase (decrease) in cash
  and cash equivalents.........     557,445     (1,429,405)     1,041,039        (162,355)     (2,446,861)
Cash and cash equivalents at
  beginning of year............   1,876,153        835,114        835,114         997,469       3,444,330
                                 ----------     ----------     ----------     -----------     -----------
Cash and cash equivalents at
  end of year..................  $2,433,598     $ (594,291)    $1,876,153     $   835,114     $   997,469
                                 ==========     ==========     ==========     ===========     ===========

                            See accompanying notes.

                    SLT ENVIRONMENTAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      MARCH 31, 1995 AND DECEMBER 31, 1994
 (INFORMATION PERTAINING TO THE THREE MONTHS ENDING MARCH 31, 1995 AND 1994 IS
                                   UNAUDITED)

1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of SLT Environmental, Inc. (the "Company"), and its wholly owned subsidiaries, SLT North America, Inc. and SLT Lining Technology GmbH. All significant intercompany accounts and transactions have been eliminated in consolidation.

BUSINESS

     The Company, a wholly owned subsidiary of Wembley, Ltd., manufactures and sells a synthetic liner (the "product") which is installed in certain storage facilities to prevent leakage and ground water contamination. Generally, the Company sells the product under fixed-price contracts which include the related installation.

     SLT North America, Inc., manufactures and installs the Company's product throughout North America and, through its wholly owned subsidiaries, Lining Technology (Far East) Pte. Ltd. and Advanced Lining Technology Pty. Ltd., distributes and installs the product throughout the Far East and Australia, respectively. SLT Lining Technology GmbH manufactures and installs the product throughout Europe and the Middle East.

ACCOUNTING FOR CONTRACTS

     The Company enters into fixed-price contracts related to the sale and installation of the product. For contracts in excess of $50,000, the Company recognizes revenue using the percentage-of-completion method, measured by the cost-to-cost method. For contracts with a contract price less than $50,000, generally short-term contracts, the Company uses the completed-contract method of accounting.

     Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as depreciation and indirect labor. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     The Company routinely bids fixed-price contracts which are denominated in currencies different than the functional currency of the applicable subsidiary performing the work. Losses in 1994 and 1993 were not significant. Losses totaling $681,751 and $1.1 million are included in cost of goods sold for three months ended March 31, 1995 and the year ended December 31, 1992.

CASH EQUIVALENTS

     Cash equivalents consist of investments in highly liquid debt instruments with maturities of less than three months. These investments are valued at cost, which approximates market.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost, which includes material, labor, and overhead, is determined by the first-in, first-out method.

PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are stated at cost. Cost of additions, major renewals, and improvements are capitalized, whereas maintenance and repairs which do not improve or extend the life of the asset are charged to expense as incurred. Interest costs incurred in construction of assets are capitalized and depreciated

                    SLT ENVIRONMENTAL, INC. AND SUBSIDIARIES over the useful lives of the assets. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

TRADEMARKS

     Trademarks relate to the manufacturing and installation of the product. The trademarks are being amortized over their useful lives of 13 years using the straight-line method.

GOODWILL

     The excess of the acquisition cost over the fair value of net assets acquired is being amortized on a straight-line basis over 40 years.

DEFERRED FINANCING COSTS

     Debt issuance costs are amortized using the straight-line method over the term of the related debt.

WARRANTY COSTS

     The Company warrants products sold and installed for various periods, ranging from 1 to 20 years. Provision for warranty costs are made based on the Company's experience of the amount of claims actually made.

INCOME TAXES

     Effective January 1, 1993, to comply with the issuance in February 1992 of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes," the Company changed its method of accounting for income taxes. Under Statement 109, the liability method is used in accounting for income taxes. Prior to the adoption of Statement 109, income tax expense was determined using the liability method prescribed by Statement 96, which was superseded by Statement 109. Among other changes, Statement 109 changes the recognition and measurement criteria for deferred tax assets included in Statement 96. This change in accounting method had no effect on the Company's accounting for income taxes in 1993. As permitted by the Statement, prior year financial statements have not been restated to reflect this change in accounting method.

FOREIGN CURRENCY TRANSLATION

     Balances related to operations outside of the United States are translated into United States dollars using the exchange rate at year-end (for the balance sheet, except equity), the average exchange rate for the period (for the income statement and statement of cash flows), and historic exchange rates (for equity accounts).

EARNING (LOSS) PER SHARE

     Earnings (loss) per share is calculated based on the common shares outstanding for each year.

INTERIM FINANCIAL INFORMATION (UNAUDITED)

     The accompanying financial information as of March 31, 1995 and for the three months ended March 31, 1995 and 1994 are unaudited and, in the opinion of management, reflect all adjustments that are necessary for a fair presentation of financial position as of such dates and results of operations and cash flows for the periods then ended. All such adjustments are of a normal and recurring nature, except for an accrual for the loss from the anticipated disposal of the Company's facility located in Conroe, Texas. The disposal of the Conroe facility will be the final step in consolidating the Company's manufacturing and administrative facilities at the West

                    SLT ENVIRONMENTAL, INC. AND SUBSIDIARIES

Hardy location in Houston, Texas. In May 1995, the Company entered into a contract with a commercial real estate broker to list and sell the Conroe, Texas facility. In the first quarter of calendar 1995, the Company wrote down the value of the facility by $398,435 to its expected net realizable value.

RECLASSIFICATIONS

     Certain balances from 1993 and 1992 have been reclassified to be consistent with 1994 classifications.

2. TRADE ACCOUNTS RECEIVABLE

     Trade accounts receivable consist of the following:

                                                                    DECEMBER 31
                                               MARCH 31      -------------------------
                                                 1995           1994           1993
                                              ----------     ----------     ----------
                                              (UNAUDITED)
        Trade receivables.................    $32,190,097    $34,020,076    $20,291,863
        Retainage.........................        343,211        164,859        420,054
        Other.............................      1,318,193        897,870        681,303
                                              -----------    -----------    -----------
                                               33,851,501     35,082,805     21,393,220
        Less allowance for doubtful
          accounts........................      1,310,934      1,418,698        954,074
                                              -----------    -----------    -----------
                                              $32,540,567    $33,664,107    $20,439,146
                                              ===========    ===========    ===========

3. ACCOUNTING FOR INSTALLATION CONTRACTS

     The following summarizes installation contracts in progress:

                                                                    DECEMBER 31
                                               MARCH 31      -------------------------
                                                 1995           1994           1993
                                              ----------     ----------     ----------
                                              (UNAUDITED)
        Costs incurred on contracts in
          progress........................    $19,700,288     $17,485,651    $19,904,459
        Estimated earnings, net of
          losses..........................      5,512,008       4,340,003      3,772,192
                                              -----------     -----------    -----------
                                               25,212,296      21,825,654     23,676,651
        Less applicable billings..........     21,013,836      18,007,558     20,986,720
                                              -----------     -----------    -----------
                                              $ 4,198,460     $ 3,818,096    $ 2,689,931
                                              ===========     ===========    ===========

     This amount is included in the accompanying consolidated balance sheets as follows:

                                                                    DECEMBER 31
                                               MARCH 31      -------------------------
                                                 1995           1994           1993
                                              ----------     ----------     ----------
                                              (UNAUDITED)
        Contracts in progress.............    $4,896,622     $4,264,300     $3,209,243
        Advance billings on contracts.....      (698,162)      (446,204)      (519,312)
                                              ----------     ----------     ----------
                                              $4,198,460     $3,818,096     $2,689,931
                                              ==========     ==========     ==========

4. OTHER ASSETS

     Other assets consists of the following:

                                                                       DECEMBER 31
                                                    MARCH 31     -----------------------
                                                      1995         1994          1993
                                                    --------     --------     ----------
                                                    (UNAUDITED)
        Deposit...................................  $130,224     $175,447     $  250,000
        Trademarks, less accumulated amortization
          of $400,844 at March 31, 1995, $382,404
          at December 31, 1994 and $284,755 at
          December 31, 1993.......................   427,711      446,151        455,614
        Deferred financing costs, less accumulated
          amortization of $395,560 at March 31,
          1995, $370,124 at December 31, 1994 and
          $219,977 at December 31, 1993...........   273,669      299,105        317,481
        Other.....................................   126,416       52,434        149,195
                                                    --------     --------     ----------
                                                    $958,020     $973,137     $1,172,290
                                                    ========     ========     ==========

5. DEBT

     The notes payable to stockholder consist of two notes payable to the Company's parent company, Wembley, Ltd. The notes are payable on demand and are non-interest bearing. One note is in the amount of $1,650,000 at March 31, 1995 and December 31, 1995 and the other note is in the amount of $671,139 at March 31, 1995 and $608,100 at December 31, 1994 and is denoted in German Marks.

     The Company has several revolving lines of credit which provide for borrowings of up to approximately $14,673,000 at March 31, 1995, $14,350,000 in 1994 and $13,900,000 in 1993. Approximately $2,454,000, $3,992,000 and
$4,188,000 were available for borrowing or letter of credit use at March 31, 1995, December 31, 1994 and 1993, respectively. The revolving domestic line of credit bears interest at prime plus 1% (9.5% at December 31, 1994) and is secured by accounts receivable and inventory of SLT North America, Inc. The foreign revolving lines of credit bear interest at rates ranging from 10.875% to 11.125% and are secured by accounts receivable, inventory, and equipment of SLT Lining Technology GmbH.

     The Company also has standby letters of credit totaling $3,920,000 for bid and performance bonding purposes. These letters of credit extend through July 1995.

     Long-term debt consists of the following:

                                                                          DECEMBER 31
                                                   MARCH 31       ---------------------------
                                                     1995            1994            1993
                                                  -----------     -----------     -----------
                                                  (UNAUDITED)
    Note payable to a bank with interest payable
      monthly and principal maturing in August
      1996, secured by a letter of credit from a
      bank, interest at LIBOR plus  7/8%........  $12,000,000     $12,000,000     $12,000,000
    Note payable to a bank, principal payments
      of $10,208 plus interest payable monthly,
      with principal maturing in June 1998,
      secured by property and plant, interest at
      prime plus 1%.............................    1,194,375       1,225,000              --
    Note payable to a bank, principal payments
      of $35,417 plus interest payable monthly,
      with principal maturing in December 1998,
      secured by certain equipment, interest at
      prime plus  1/2%..........................    1,629,166       1,700,000              --
    Note payable to financial institution,
      principal payments of $75,000 plus
      interest payable monthly through August
      1997, secured by certain equipment,
      interest at LIBOR plus 3%.................    2,175,000       2,400,000       3,300,000
    Revenue bonds, payable semiannually, with
      the principal balance maturing serially on
      April 15 through 2000, secured by property
      and plant, interest at 7.75%..............      580,000         580,000         670,000
    Installment loans, denominated in German
      marks, interest and principal payable to
      banks semiannually, maturity dates through
      September 1998, interest rates ranging
      from 7.5% to 8.0%.........................    4,334,438       4,054,056       6,574,112
    Note payable to bank, denominated in German
      marks, due in quarterly installments of
      $181,157 plus interest through October
      1994, interest at 7.8%....................           --              --         724,626
                                                  -----------     -----------     -----------
                                                   21,912,979      21,959,056      23,268,738
    Less current portion........................    2,542,299       2,044,340       5,660,608
                                                  -----------     -----------     -----------
                                                  $19,370,680     $19,914,716     $17,608,130
                                                  ===========     ===========     ===========

     The aggregate principal payments required on long-term debt for years subsequent to December 31, 1994 are:

                Year ending December 31
                  1995..........................................  $ 2,044,340
                  1996..........................................   14,044,340
                  1997..........................................    1,744,340
                  1998..........................................    1,144,340
                  1999..........................................      719,340
                  Thereafter....................................    2,262,356
                                                                  -----------
                                                                  $21,959,056
                                                                  ===========

     Interest expense for 1994 amounts are net of $75,991 of interest capitalized on qualifying assets. Total interest paid during 1994, 1993, and 1992 was $2,376,332, $2,656,600, and $1,960,830, respectively. Interest paid during the three months ended March 31, 1995 and 1994 was $687,437 and $308,495, respectively.

6. LEASES

     The Company leases motor vehicles, office space, and office equipment under operating leases. Minimum future rental payments under noncancelable operating leases as of December 31, 1994 are as follows:

                Year ending December 31
                  1995..........................................  $   847,572
                  1996..........................................      463,814
                  1997..........................................      255,791
                  1998..........................................      204,138
                  1999..........................................      207,930
                  Thereafter....................................    1,181,362
                                                                  -----------
                                                                  $ 3,160,607
                                                                   ==========

     Total rental expense under operating leases for the years ended December 31, 1994, 1993, and 1992 was $888,781, $778,603, and $739,826, respectively.
Rental expense for the three months ended March 31, 1995 and 1994 was $155,495 and $167,526, respectively.

7. INCOME TAXES

     A significant amount of earnings (losses) from consolidated operations before income taxes is from foreign sources as reflected in the table:

                                                         YEAR ENDED DECEMBER 31
                                                -----------------------------------------
                                                   1994           1993            1992
                                                ----------     -----------     ----------
        Domestic..............................  $3,653,678     $   477,220     $2,015,486
        Foreign...............................   1,891,564      (3,134,681)      (763,896)
                                                ----------     -----------     ----------
                  Total.......................  $5,545,242     $(2,657,461)    $1,251,590
                                                 =========      ==========      =========


     Components of the provision for income taxes are as follows:


        Current expense:
          Federal.............................  $  289,208     $    34,061     $   33,581
          Foreign.............................     363,455          57,707         67,600
          State...............................     199,618         340,871         57,030
                                                ----------     -----------     ----------
                  Total current...............     852,281         432,639        158,211
        Deferred expense (benefit):
          Federal.............................    (424,812)         18,507             --
          Foreign.............................     512,956      (3,027,534)       (53,619)
          State...............................       3,119         (44,197)        49,480
                                                ----------     -----------     ----------
                  Total deferred..............      91,263      (3,053,224)        (4,139)
                                                ----------     -----------     ----------
                                                $  943,544     $(2,620,585)    $  154,072
                                                 =========      ==========      =========

     At December 31, 1994, the Company has net operating loss carryforwards of $1,239,960 for U.S. income tax purposes that expire in 2005. The 1994 U.S. current tax provision for income taxes is net of approximately $1,574,000 of tax benefit due to the utilization of net operating loss carryforwards of $4,629,587. At December 31, 1993, the Company recorded a valuation allowance of $1,653,517 to offset the deferred tax assets related to net operating loss carryforwards at December 31, 1993. The Company has not recorded a valuation allowance against the remaining deferred tax assets related to net operating loss carryforwards at December 31, 1994 as management believes the net operating loss carryforwards will be fully utilized in future years.

     At December 31, 1994, the Company has for German income tax purposes net operating loss carryforwards of approximately $1,630,221 which do not expire. The 1994 German current tax provision for income taxes is net of approximately $726,000 of tax benefit due to the utilization of net operating loss carryforwards of $1,251,902.

     The difference between the income tax provision computed at the statutory federal income tax rate and the financial statement provision for taxes is summarized as follows:

                                                  1994            1993           1992
                                               -----------     -----------     ---------
        Provision at U.S. statutory rate.....  $ 1,885,378     $  (903,537)    $ 425,541
        Increase in tax expense resulting
          from:
          Amortization of goodwill and other
             permanent differences...........      269,283          99,998            --
          Utilization of net operating
             carryforwards...................           --              --      (685,265)
          Decrease in valuation allowance....   (1,653,515)       (308,701)
          State taxes, net of federal
             benefit.........................      221,002           3,823            --
          Different tax rates for foreign
             operations......................      140,858      (1,430,943)      331,567
          Other..............................       80,538         (81,225)       82,229
                                               -----------     -----------     ---------
        Income tax expense/(benefit).........  $   943,544     $(2,620,585)    $ 154,072
                                               ===========     ===========     =========

     Taxes paid in 1994, 1993, and 1992 were $27,327, $824,084, and $276,364, respectively.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                    DECEMBER 31
                                                            ---------------------------
                                                               1994            1993
                                                            -----------     -----------
        Deferred tax liabilities:
          Property, plant, and equipment..................  $(1,342,273)    $(1,093,467)
          Intangible assets...............................     (117,200)       (108,707)
          Long-term contracts.............................   (1,445,818)     (1,263,260)
          Other...........................................     (393,401)       (587,108)
                                                            -----------     -----------
          Total deferred tax liabilities..................   (3,298,692)     (3,052,542)
        Deferred tax assets:
          Nondeductible reserves..........................      673,550         472,393
          Other...........................................      251,888         285,101
          Net operating loss and other carryforwards......    1,785,798       3,404,857
                                                            -----------     -----------
          Total deferred tax assets.......................    2,711,236       4,162,351
        Valuation allowance...............................           --      (1,653,515)
                                                            -----------     -----------
        Net deferred tax assets...........................    2,711,236       2,508,836
                                                            -----------     -----------
        Net deferred tax assets (liabilities).............  $  (587,456)    $  (543,706)
                                                            ===========     ===========

     Undistributed earnings of the Company's foreign subsidiaries amounted to approximately $14.8 million at December 31, 1994. Those earnings are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred U.S. income taxes liability is not practicable because of the complexities associated with its hypothetical calculation.

8. COMMITMENTS AND CONTINGENCIES

     When required, the Company has posted bid and performance bonds related to work to be performed under certain fixed-price contracts. The Company has $6,881,759 of performance bonds which are set to expire by December 1995.

     In the normal course of business, the Company becomes a party to legal proceedings and claims. In the opinion of management, the outcome of these matters will not have a material adverse effect on the financial position of the Company.

     In January 1995, the Company entered into a settlement agreement with the City of Houston with regard to its litigation over the City's sewer lines. The estimated cost of the settlement has been recorded in the financial statements.

9. PENSION PLAN

     The Company's German subsidiary has an unfunded pension plan providing benefits to three present employees and three former employees. The plan provides fixed minimum pension payments at retirement age. There are no assets held in outside funds.

     The Company has adopted FAS 87, "Employers' Accounting for Pensions"; however, to the extent pension costs under German law exceed amounts computed under FAS 87, those additional amounts are recorded by the Company. Pension expense for the years ended December 31, 1994, 1993, and 1992 was $70,020, $199,446, and $105,390, respectively. Pension expense for the three months ended March 31, 1995 and 1994 was $28,763 and $23,952, respectively. The actuarial present value of accumulated benefits was $1,041,235 at December 31, 1994, $895,901 at December 31, 1993. The projected benefit obligation for service rendered to date, net of unrecognized prior service cost, was $1,092,779 and $705,967 as of December 31, 1994 and 1993, respectively.

     The computation assumed a discount rate on benefit obligations of 7.5%, annual salary increase of 5%, and annual benefit increase of 3%.

10. RELATED PARTY TRANSACTIONS

     During 1994, the Company paid $400,000 in selling, general, and administrative expenses to its parent company, Wembley, Ltd., for reimbursement of such on its behalf. In the three months ended March 31, 1995 the Company paid $150,000 to Wembley, Ltd. for reimbursements.

11. GEOGRAPHIC INFORMATION

     Summary geographic financial information is as follows:

                                                                      YEAR ENDED
                                                      -------------------------------------------
                                                         1994            1993            1992
                                                      -----------     -----------     -----------
Sales to unaffiliated customers:
  United States.....................................  $47,697,158     $38,870,916     $31,224,840
  Far East..........................................    4,529,926       4,056,163       3,869,344
  Australia.........................................    6,374,895       2,562,258       1,955,298
  Europe............................................   32,211,157      26,514,760      34,548,830
Intercompany sales between geographic areas
  (eliminated in consolidation):
  United States.....................................           --              --              --
  Far East..........................................    2,140,568         672,662       2,180,600
  Australia.........................................    3,995,380       1,361,379         925,765
  Europe............................................    3,239,549       3,187,414       5,294,028
Operating profit:
  United States.....................................    5,022,510       1,774,942       3,731,794
  Far East..........................................      104,020         169,249         189,842
  Australia.........................................      851,498         141,443          72,357
  Europe............................................    1,462,476      (1,999,446)       (930,357)
Identifiable assets:
  United States.....................................   42,405,970      27,274,070      27,867,951
  Far East..........................................    2,983,703       1,819,994       2,411,629
  Australia.........................................    4,375,643       1,638,047       1,366,656
  Europe............................................   31,171,327      29,924,028      26,670,596

     Included in the United States sales to unaffiliated customers are export sales to countries generally located in North, Central and South America comprising less than 10% of consolidated sales.

NOTE 12. SUMMARIZED QUARTERLY DATA (UNAUDITED)

                                                    1994                                            1993
                                 -------------------------------------------     -------------------------------------------
                                                   QUARTER                                         QUARTER
                                 -------------------------------------------     -------------------------------------------
                                  FIRST      SECOND       THIRD      FOURTH       FIRST      SECOND       THIRD      FOURTH
                                 -------     -------     -------     -------     -------     -------     -------     -------
Net sales......................  $ 9,698     $22,340     $29,587     $29,188     $10,257     $22,926     $25,277     $13,546
Gross profit...................    1,740       4,668       7,032       7,027       1,665       5,434       4,966         121
Income (loss) before income
  taxes........................   (1,664)      1,195       3,094       2,920      (1,164)      1,714       1,301      (4,509)
Net income.....................     (852)      1,087       2,469       1,898        (639)      1,476       1,343      (2,216)

                                                                      EXHIBIT A

                          PLAN AND AGREEMENT OF MERGER

     PLAN AND AGREEMENT OF MERGER, dated as of March 28, 1995, by and among Gundle Environmental Systems, Inc., a Delaware corporation ("Gundle" or the "Surviving Corporation") and SLT Environmental, Inc., a Delaware corporation ("SLT"). Gundle and SLT are hereinafter collectively referred to as the "Merging Corporations."

                                  WITNESSETH:

     WHEREAS, Gundle is a corporation duly organized and validly existing under the laws of the State of Delaware, with its registered office at 1209 Orange Street, Wilmington, Delaware 19801 and its principal executive office at 19103 Gundle Road, Houston, Texas 77073;

     WHEREAS, the authorized capital stock of Gundle consists of 1,000 shares of preferred stock, no par value, of which at December 31, 1994, no shares were issued or outstanding; and 15,000,000 shares of common stock, par value $.01 per share ("Gundle Common Stock"), of which at December 31, 1994, 10,184,568 shares were issued and outstanding, and an additional 494,539 shares were reserved for issuance in conjunction with various employee benefit plans; at the same date, 500,000 shares of Common Stock were held in Gundle's treasury;

     WHEREAS, SLT is a corporation duly organized and validly existing under the laws of the State of Delaware, with its registered office at 1209 Orange Street, Wilmington, Delaware 19801 and the principal executive office of its primary North American subsidiary located at 200 South Trade Center Parkway, Conroe, Texas 77385;

     WHEREAS, the authorized capital stock of SLT consists of 1,000 shares of common stock, par value $1 per share (the "SLT Common Stock"), of which at December 31, 1994, 100 shares were issued and outstanding; at the same date, no shares were reserved for issuance or held in SLT's treasury; and

     WHEREAS, the respective boards of directors of Gundle and SLT deem it desirable and in the best interests of their respective corporations and their respective stockholders that SLT be merged into Gundle, pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware, in exchange for the consideration herein provided for, and have proposed, declared advisable, and approved such merger pursuant to this Plan and Agreement of Merger (the "Agreement"), which Agreement has been duly approved by resolutions of the respective boards of directors of Gundle and SLT;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and in order to set forth the terms and conditions of the merger, the mode of carrying the same into effect, the manner and basis of converting the presently outstanding shares of SLT Common Stock into shares of Gundle Common Stock, and such other details and provisions as are deemed necessary or proper, the parties hereto agree as follows:

                                   ARTICLE I

                                     MERGER

     1.1. Surviving Corporation. Subject to the adoption and approval of this Agreement by the requisite vote of the stockholders of each of the Merging Corporations and to the other conditions hereinafter set forth, Gundle and SLT shall be, upon the Effective Date of the merger as defined in Section 1.3 hereof, merged into a single surviving corporation, which shall be Gundle, one of the Merging Corporations, which shall continue its corporate existence and remain a Delaware corporation governed by and subject to the laws of that state.

     1.2. Stockholder Approval. This Agreement shall be submitted for adoption and approval by the stockholders of each of the Merging Corporations in accordance with their respective certificates of incorporation and the applicable laws of the State of Delaware, at separate meetings called and held for such purpose.

     1.3. Effective Date. The merger shall become effective upon the filing by Gundle of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 251(c) of the General Corporation Law of the State of Delaware. The date upon which the merger shall become effective is referred to in this Agreement as the "Effective Date."

     1.4. Name and Continued Corporate Existence of Surviving Corporation

          1.4.1. Name and Existence. On the Effective Date, the Certificate of Incorporation of Gundle, the corporation whose corporate existence is to survive the merger and continue thereafter as the surviving corporation, shall be amended and restated in its entirety [reference to omitted appendix] (the "Restated Certificate of Incorporation"). In all other respects the identity, existence, purposes, powers, objects, franchises, rights, and immunities of Gundle, the surviving corporation of the merger, shall continue unaffected and unimpaired by the merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of SLT shall be wholly merged into Gundle, the Surviving Corporation, and Gundle shall be fully vested therewith. Accordingly, on the Effective Date, the separate existence of SLT, except insofar as continued by statute, shall cease.

          1.4.2. Federal Income Tax Treatment of Merger. The merger is intended to qualify as and, subject to the requirements of sec. 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be characterized as a tax-free merger transaction described in sec. 368(a)(1)(A) of the Code.

1.5. Governing Law and Certificate of Incorporation of Surviving Corporation

     1.5.1. Delaware Law Governs and Gundle Certificate of Incorporation, as Amended and Restated, Survives. The laws of Delaware shall continue to govern the Surviving Corporation. On the Effective Date, the Restated Certificate of Incorporation shall be the certificate of incorporation of Gundle until further amended in the manner provided by law.

1.6. Bylaws of Surviving Corporation

     1.6.1. Gundle Bylaws Survive. Effective as of the Effective Date, the bylaws of Gundle shall be amended and restated in their entirety [reference to omitted appendix] (the "Restated Bylaws"), and the Restated Bylaws shall be the bylaws of the Surviving Corporation until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the Restated Certificate of Incorporation and the Restated Bylaws.

1.7. Directors and Officers of Surviving Corporation

     1.7.1. Directors of Surviving Corporation. The names and addresses of the persons who, upon the Effective Date, shall constitute the board of directors of the Surviving Corporation, and who shall hold office until the first annual meeting of stockholders of the Surviving Corporation next following the Effective Date, are as follows:

               NAME                              ADDRESS
- -----------------------------------    ----------------------------
Samir T. Badawi, Chairman              27 Rue du Bois de Boulogne
                                       92200 Neuilly/Seine France

Thomas L. Caltrider, Vice Chairman     19103 Gundle Road
                                       Houston, Texas 77073

Hugh L. Rice                           90 Madison Street
                                       Suite 600
                                       Denver, Colorado 80206

Brian D. Young                         520 Madison Avenue
                                       New York, New York 10022

T. William Porter                      700 Louisiana Street
                                       Suite 3500
                                       Houston, Texas 77002

William P. Reid                        23 Misty Grove Circle
                                       The Woodlands, Texas 77381

and one additional nominee to be selected by SLT before the mailing by Gundle of a proxy statement relating to a shareholder vote with respect to the merger contemplated by this Agreement.

     1.7.2. Vacancies. On or after the Effective Date, if a vacancy shall exist for any reason in the board of directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Restated Certificate of Incorporation and/or Restated Bylaws of the Surviving Corporation.

1.8. Capital Stock of Surviving Corporation

     1.8.1. Capital Stock of Surviving Corporation. The authorized number of shares of capital stock of the Surviving Corporation, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the Restated Certificate of Incorporation.

1.9. Conversion of Securities upon Merger

     1.9.1. General. The manner and basis of converting the issued and outstanding shares of the capital stock of SLT into shares of the capital stock of Gundle shall be as hereinafter set forth in this Section 1.9.

     1.9.2. Conversion of SLT Common Stock. On the Effective Date, each share of SLT Common Stock then issued and outstanding, without any action on the part of the holders thereof, shall automatically become and be converted into the right to receive certificates evidencing 70,000 fully paid and nonassessable shares of issued and outstanding Gundle Common Stock (the "Gundle Shares") upon surrender, in accordance with Section 1.9.3 hereof, of certificates theretofore evidencing shares of SLT Common Stock. The Gundle Shares are hereinafter referred to collectively as the "Merger Consideration."

     1.9.3. Exchange of SLT Common Stock Certificates. Commencing on the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of SLT Common Stock may surrender the same to an exchange agent designated by Gundle, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole Gundle Shares into which the shares of SLT Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as aforesaid. However, before surrender, each outstanding certificate representing issued and outstanding SLT Common Stock shall be deemed, for all purposes, only to evidence ownership of the number of whole Gundle Shares into which such shares have been so converted. Unless and until such outstanding certificates formerly representing SLT Common Stock are so surrendered, no dividend payable to holders of record of Gundle Common Stock as of any date after the Effective Date shall be paid to the holders of such outstanding certificates in respect thereof. Upon surrender of such outstanding certificates, however, there shall be paid to the holders of the certificates of Gundle Shares issued in partial exchange therefor the amount of dividends, if any, which theretofore (but after the Effective
Date) became payable with respect to such full Gundle Shares. No interest shall be payable with respect to the payment of such dividends on surrender of outstanding certificates. The holder of fractional share interests, as such, shall not be entitled to any dividends or to any distribution in the event of liquidation or to any voting or other privileges of a stockholder of Gundle.

     1.9.4. Gundle Fractional Shares. No certificates for fractional share interests of Gundle Common Stock will be issued, but, in lieu thereof, Gundle will settle all such fractional share interests in cash on the basis of the closing price for Gundle Common Stock on the American Stock Exchange on the last trading day before the Effective Date.

     1.9.5. SLT's Transfer Books Closed. Upon the Effective Date, the stock transfer books of SLT shall be deemed closed, and no transfer of any certificates theretofore representing shares of SLT shall thereafter be made or consummated.

1.10. Assets and Liabilities

     1.10.1. Assets and Liabilities of Merging Corporations Become Those of Surviving Corporation. On the Effective Date, all rights, privileges, powers, immunities, and franchises of each of the Merging Corporations, both of a public and private nature, and all property, real, personal, and mixed, and all debts due on whatever account, as well as stock subscriptions and all other choses or things in action, and all and every other interest of or belonging to or due to either of the Merging Corporations, shall be taken by and deemed to be transferred to and shall be vested in the Surviving Corporation without further act or deed, and all such rights, privileges, powers, immunities, and franchises, property, debts, choses or things in action, and all and every other interest of each of the Merging Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Merging Corporations, and the title to any real or other property, or any interest therein, whether vested by deed or otherwise, in either of the Merging Corporations, shall not revert or be in any way impaired by reason of the merger, provided, however, that all rights of creditors and all liens upon any properties of each of the Merging Corporations shall be preserved unimpaired, and all debts, liabilities, restrictions, obligations, and duties of the respective Merging Corporations, including without limitation all obligations, liabilities and duties as lessee under any existing lease, shall thenceforth attach to the Surviving Corporation and may be enforced against and by it to the same extent as if such debts, liabilities, duties, restrictions and obligations had been incurred or contracted by it. Any action or proceeding pending by or against either of the Merging Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Merging Corporations.

     1.10.2. Conveyances to Surviving Corporation. The Merging Corporations hereby agree, respectively, that from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, they will execute and deliver or cause to be executed and delivered, all such deeds, conveyances, assignments, permits, licenses and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns, may deem necessary or desirable to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises, and interests referred to in this Section 1.10.2 and otherwise carry out the intent and purposes of this Agreement.

     1.10.3. Accounting Treatment. The assets and liabilities of the Merging Corporations shall be taken up on the books of the Surviving Corporation in accordance with generally accepted accounting principles, and the capital surplus and retained earnings accounts of the Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Surviving Corporation. Nothing herein shall prevent the board of directors of the Surviving Corporation from making any future changes in its accounts in accordance with law.

     1.10.4. Unclaimed Merger Consideration; No Escheat. Subject to any contrary provision of governing law, all consideration deposited with the exchange agent or held by Gundle for the payment of the consideration into which the outstanding shares of SLT Common Stock shall have been converted, and remaining unclaimed for one year after the Effective Date, shall be paid or delivered to Gundle; and the holder of any unexchanged certificate or certificates which before the Effective Date represented shares of SLT Common Stock shall thereafter look only to Gundle for exchange or payment thereof upon surrender of such certificate or certificates to Gundle.

     1.10.5. Dissenting Stockholders of SLT. SLT (or Gundle on behalf of SLT) agrees that, if the merger contemplated hereby becomes effective, it will promptly pay to any dissenting stockholder of SLT the amount, if any, to which such holder is entitled under the provisions of Section 262 of the Delaware General Corporation Law, provided such dissenter acts in strict compliance with such provisions.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF SLT

     2.1. Representations and Warranties of SLT. SLT represents and warrants as follows:

     2.1.1. Organization and Standing. SLT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or business of SLT.

     2.1.2. Agreement Authorized and its Effect on Other Obligations. This Agreement has been approved by the requisite majority of the stockholders of SLT. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of SLT, and this Agreement is a valid and binding obligation of SLT enforceable against SLT (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. At the Effective Date, the consummation of the merger contemplated by this Agreement will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the certificate of incorporation or bylaws of SLT or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which SLT or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as would not result in any material adverse change in the financial condition, properties or businesses of SLT and its subsidiaries taken as a whole.

     2.1.3. Capitalization. The authorized capitalization of SLT consists of 1,000 shares of common stock, par value $1 per share (the "SLT Common Stock"), of which at December 31, 1994, 100 shares were issued and outstanding; at the same date, no shares were reserved for issuance or held in SLT's treasury. There exist no outstanding options, subscriptions, warrants, calls, or similar commitments to purchase, issue or sell or to convert any securities or obligations into any of the authorized or issued capital stock of SLT or any securities or obligations convertible into or exchangeable for such capital stock.

     2.1.4. Subsidiaries. Schedule 2.1.4 [omitted], lists the subsidiary corporations of SLT existing at December 31, 1994, and shows as to each of such subsidiary corporations the percentage of the total outstanding stock thereof which is owned by SLT. All outstanding shares of stock of the subsidiary corporations owned by SLT are validly issued, fully paid, and nonassessable, and SLT has good and marketable title thereto free and clear of any mortgage, pledge, lien, charge, security interest, option, right of first refusal, preferential purchase right, defect, encumbrance or other right or interest of any other person (collectively, an "Encumbrance"). Each such subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it is incorporated and has full requisite corporate power and authority to own its property and carry on its business as presently conducted by it and is, or on the Effective Date will be, duly qualified or licensed to do business and is, or on the Effective Date will be, in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or business of such subsidiary. As hereinafter used in this Article II, the term "SLT" also includes any and all of its directly and indirectly held subsidiaries, except where the context indicates to the contrary.

     2.1.5. Financial Statements. SLT has delivered to Gundle copies of SLT's audited consolidated balance sheet and related statements of income, retained earnings, and cash flows, with appended notes which are an integral part of such statements, as at and for SLT's fiscal years ended December 31, 1989, 1990, 1991, 1992, 1993 and 1994. Such financial statements are complete in all material respects, present fairly the financial condition of SLT as at the dates indicated, and the results of operations for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein. The accounts receivable reflected in the December 31, 1994 audited consolidated balance sheet, or which have been thereafter acquired by SLT, have been collected or are current and collectible at the aggregate recorded amounts thereof less applicable reserves computed in accordance with generally accepted accounting principles, which reserves are adequate. The inventories of SLT reflected in the December 31, 1994 audited consolidated balance sheet, or which have thereafter been acquired by it, consist of items of a quality and quantity usable and salable in the normal course of SLT's business, and the values at which inventories are carried are in accordance with generally accepted accounting principles.

     2.1.6. Liabilities. SLT does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, which would materially adversely affect the value and conduct of the business of SLT, other than those (i) reflected or reserved against in the December 31, 1994 audited consolidated balance sheet of SLT, (ii) incurred in the ordinary course of business since December 31, 1994 or
(iii) set forth on Schedule 2.1.6 hereto [omitted].

     2.1.7. Additional SLT Information. Attached as Schedule 2.1.7 [omitted] are true, complete and correct lists of the following items (which will be periodically updated by SLT and delivered to Gundle through the Effective Date), and SLT agrees that upon the request of Gundle, it will furnish to Gundle true, complete and correct copies of any documents referred to in such lists:

          2.1.7.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by SLT, with a description of the nature and amount of any Encumbrances thereto;

          2.1.7.2. Machinery and Equipment. All machinery, transportation equipment, tools, equipment, furnishings, and fixtures (excluding such items as did not have a cost basis of $1,000 or more at their respective dates of acquisition by SLT) owned, leased or subject to a contract of purchase and sale, or lease commitment, by SLT with a description of the nature and amount of any Encumbrances thereon;

          2.1.7.3. Inventory. All inventory items or groups of inventory items owned by SLT, together with the amount of any Encumbrances thereon;

          2.1.7.4. Receivables. All accounts and notes receivable of SLT, together with (i) aging schedules by invoice date and due date, (ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which SLT holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

          2.1.7.5. Payables. All accounts and notes payable of SLT, together with an appropriate aging schedule;

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          2.1.7.6. Insurance. All insurance policies or bonds currently maintained by SLT, including title insurance policies, with respect to SLT, including those covering SLT's properties, buildings, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

          2.1.7.7. Material Contracts. All contracts (including purchase and sale contracts, representative contracts and construction contracts) made not in the ordinary course of business, including leases under which SLT is lessor or lessee, which are to be performed in whole or in part after the Effective Date, and which involve or may involve aggregate payments by or to SLT of $50,000 or more after such date;

          2.1.7.8. Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements of SLT, together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all Internal Revenue Service determination letters that have been received with respect to such plans (collectively, "Employee Plans");

          2.1.7.9. Certain Salaries. The names and salary rates of all present officers and employees of SLT whose current regular annual salary rate is $50,000 or more, together with any bonuses paid or payable to such persons for the fiscal year ended December 31, 1994, or since that date, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

          2.1.7.10. Bank Accounts. The name of each bank in which SLT has an account and the names of all persons authorized to draw thereon;

          2.1.7.11. Employee Agreements. Any collective bargaining agreements of SLT with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting agreements of SLT;

          2.1.7.12. Patents. All patents, trademarks, copyrights and other intellectual property rights owned, licensed, or used by SLT;

          2.1.7.13. Trade Names. All trade names and fictitious names used or held by SLT, whether and where such names are registered and where used;

          2.1.7.14. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of SLT relating thereto or with respect to collateral securing the same;

          2.1.7.15. Guaranties. All indebtedness, liabilities and commitments of others and as to which SLT is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party;

          2.1.7.16. Financial Statements. Financial statements (which may be in summary form) containing the information described in Paragraphs 2.1.5 and Paragraph 4.3.10, prepared in the manner described in such Paragraphs;

          2.1.7.17. Reserves and Accruals. All accounting reserves and accruals maintained in the SLT financial statements as of December 31, 1994, including a report on the status of all unresolved warranty claims in existence on such date;

          2.1.7.18. Material Leases. All material leases to which SLT is a party; and

          2.1.7.19. Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by SLT and all environmental audits, assessments, investigations and reviews conducted within the last five years on any property owned or used by SLT.

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

     Schedule 2.1.7 [omitted] shall be true, complete and correct as of the Effective Date, except for items contained in Paragraphs 2.1.7.1; 2.1.7.2; 2.1.7.4; 2.1.7.5; and 2.1.7.16; and 2.1.7.17, which are true, complete and correct as of December 31, 1994; and the items contained in Paragraph 2.1.7.3, which are true, complete and correct as of March 31, 1995. The items contained in Paragraph 2.1.7.3 may be provided to Gundle after the date of the execution of this Agreement but before the Effective Date.

     2.1.8. No Undisclosed Defaults. Except as may be specified in Schedule
2.1.8 [omitted], SLT is not a party to, or bound by, any material contract or arrangement of any kind to be performed after the Effective Date, nor is SLT in default in any material obligation or covenant on their part to be performed under any material obligation, lease, contract, order, plan or other arrangement except as identified in Schedule 2.1.8.

     2.1.9. Absence of Certain Changes and Events. Except as set forth in
Schedule 2.1.9 [omitted] hereto, other than as a result of the transactions contemplated by this Agreement, since December 31, 1994, there has not been:

          2.1.9.1. Financial Change. Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of SLT;

          2.1.9.2. Property Damage. Any material damage, destruction, or loss to the business or properties of SLT (whether or not covered by insurance);

          2.1.9.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the common stock of SLT, or any direct or indirect redemption, purchase or any other acquisition by SLT of any such stock;

          2.1.9.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of SLT's authorized or outstanding capital stock as described in Paragraph 2.1.3;

          2.1.9.5. Labor Disputes. Any labor dispute (other than routine grievances); or

          2.1.9.6. Other Material Changes. Any other event or condition known to SLT particularly pertaining to and adversely affecting the operations, assets or business of SLT (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a material adverse change.

     2.1.10. Taxes. Except as set forth in Schedule 2.1.10 [omitted], and except with respect to failures which, in the aggregate, would not result in a material adverse change to SLT, proper and accurate Federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by SLT for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by SLT; and the tax provision reflected in SLT's financial statements as of December 31, 1994 is adequate, in accordance with generally accepted accounting principles, to cover liabilities of SLT at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to SLT or its assets or business. Except as set forth on
Schedule 2.1.10 [omitted], no waiver of any statute of limitations executed by SLT with respect to federal or state income or other tax is in effect for any period. The Federal income tax returns of SLT have never been examined by the Internal Revenue Service. There are no tax liens on any assets of SLT except for taxes not yet currently due and those which could not reasonably be expected to result in a material adverse change to SLT. The net operating loss and other tax carryovers available to SLT and each of its subsidiaries reflected on its most recently filed Federal income tax return as of the date hereof are as set forth on Schedule 2.1.10 [omitted], and except as set forth on Schedule 2.1.10 [omitted]. or resulting from the transactions contemplated by this Agreement, the ability of SLT and each of its subsidiaries to use such carryovers will not have been affected by Sections 382, 383 or 384 of the Code or by the SRLY or CRCO limitations of Treasury Regulations Sections 1.1502-21 or 1.1502-22.

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     2.1.11. Intellectual Property. Except as set forth in Schedule 2.1.11
[omitted], SLT owns or possesses licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") that are either material to the business of SLT or that are necessary for the manufacture, use or sale of any products manufactured, used or sold by SLT, including all such Intellectual Property listed in Schedule 2.1.7 [omitted]. The Intellectual Property is owned or licensed by SLT free and clear of any Encumbrance other than such Encumbrances as are listed in Schedule 2.1.11 [omitted]. Except as otherwise indicated in such Schedule, SLT has not granted to any other person any license to use any Intellectual Property. SLT has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by SLT of the Intellectual Property.

     2.1.12. Title to Properties. With minor exceptions which in the aggregate are not material, and except for merchandise and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, SLT has good and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the December 31, 1994 financial statements referred to in Paragraph 2.1.5 or in Schedule 2.1.7 [omitted], free and clear of any Encumbrance of any nature whatsoever, except (i) liens and Encumbrances reflected in the balance sheet of SLT dated December 31, 1994 referred to in Paragraph 2.1.5 or in Schedule 2.1.7 [omitted], (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which SLT leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by SLT and in respect to which SLT has not taken adequate steps to prevent a default from occurring. The buildings and premises of SLT that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of equipment of SLT are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations.

     2.1.13. Litigation. Except to the extent set forth in Schedule 2.1.13 [omitted], there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which SLT is a party or, to the knowledge of SLT, might become a party or which particularly affects SLT, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of SLT, pending or, to the knowledge of SLT, threatened.

     2.1.14. Environmental Compliance. Except as set forth in Schedule 2.1.14 [omitted];

          2.1.14.1. Environmental Conditions. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or previously owned by SLT that could result in a material adverse change to SLT.

          2.1.14.2. Permits, etc. SLT has in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations and is operating in compliance thereunder.

          2.1.14.3. Compliance. SLT's operations and use of its assets do not violate any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. sec. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. sec. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. sec. 1609 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. sec. 7401 et seq.), the Toxic Substances Control Act

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

     (17 U.S.C. sec. 2601 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. sec. 136 et seq.), the Safe Drinking Water Act (42 U.S.C. sec. 201 and sec. 300f et seq.), the Rivers and Harbors Act (33 U.S.C. sec. 401 et seq.), the Oil Pollution Act (33 U.S.C. sec. 2701 et seq.) and analogous state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), except for violations which, either singly or in the aggregate, would not result in a material adverse change to SLT.

          2.1.14.4. Past Compliance. None of the operations or assets of SLT has ever been conducted or used in such a manner as to constitute violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a material adverse change to SLT.

          2.1.14.5. Environmental Claims. No notice has been served on SLT from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a material adverse change to SLT.

          2.1.14.6. Renewals. SLT does not know of any reason Gundle would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of SLT's assets for their current purposes and uses.

          2.1.14.7. Asbestos and PCBs. No asbestos or polychlorinated biphenyls ("PCB") are currently being used or have ever been used by SLT in its operations or on its properties.

     2.1.15. Compliance with Other Laws. Except as set forth in Schedule 2.1.15 [omitted], SLT is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. sec.sec. 651 et seq.) as amended ("OSHA"), or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations which, either singly or in the aggregate, do not and are not expected to result in a material adverse change in the financial condition, properties or business of SLT.

     2.1.16. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by SLT and its counsel directly with Gundle and its counsel, without the intervention of any other person as the result of any act of SLT, and so far as is known to SLT, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

     2.1.17. Compliance with ERISA. Each benefit plan set forth on Schedule
2.1.17 [omitted] (the "Benefit Plans") complies currently, and has complied in the past, in form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws. All contributions required to be made to each Benefit Plan under the terms of such Benefit Plans, ERISA or other applicable laws have been timely made.

          2.1.17.1. Prohibited Transactions. SLT has not engaged in any transaction in connection with which it could be subject (either directly or indirectly) to a material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

          2.1.17.2. Plan Termination; Material Liabilities. There has been no termination of an "employee pension benefit plan" as defined in ERISA which is subject to Title IV of ERISA (a "Statutory Plan") or trust created under any Statutory Plan that would give rise to a material liability to the Pension Benefit Guaranty Corporation ("PBGC") on the part of SLT. All Statutory Plans intended to be tax-qualified under Section 401(a) or 403(a) of the Code have complied in the past, both in form and operation, with every provision of the Code, every regulation promulgated pursuant thereto, and every ruling, notice or announcement issued by the Internal Revenue Service necessary to maintain the qualified status of such

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

     Statutory Plans. No material liability to the PBGC has been or is expected to be incurred with respect to any Statutory Plan. The PBGC has not instituted proceedings to terminate any Statutory Plan. There exists no condition or set of circumstances which presents a material risk of termination or partial termination of any Statutory Plan by the PBGC.

          2.1.17.3. Accumulated Funding Deficiency. Full payment has been made of all amounts which are required under the terms of each Statutory Plan, ERISA or other applicable laws, domestic and foreign, to have been paid as contributions to such Statutory Plan as of December 31, 1994, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Statutory Plan or, other than as set forth on Schedule 2.1.17.3 [omitted], with respect to any foreign employee pension benefit plan maintained by SLT or any of its subsidiaries.

          2.1.17.4. Relationship of Benefits to Pension Plan Assets. The current value of all accrued benefits, both vested and unvested, under all Statutory Plans does not exceed the current value of the assets of such Statutory Plans allocable to such accrued benefits, except as disclosed in the financial statements described in Paragraph 2.1.5. For purposes of the representation in this Paragraph 2.1.17.4, the term "current value" has the meaning specified in Section 4062(b)(1)(A) of ERISA, the term "accrued benefit" has the meaning specified in Section 3 of ERISA and "current value" is based upon the same actuarial assumptions used by SLT for funding.

          2.1.17.5. Execution of Agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to
     Section 4975 of the Code.

          2.1.17.6. Fiduciary Liability. There have been no acts, failures to act, omissions or transactions involving a Statutory Plan or the assets thereof which could result in imposition on SLT (whether direct or indirect) of damages or liability in actions brought under Section 502 or Sections 404 through 409 of ERISA.

          2.1.17.7. Pending Claims. There are no claims, pending or threatened, involving any of the Benefit Plans by any current or former employee (or beneficiary thereof) of SLT which allege any violation of ERISA or the terms of the Benefit Plans, nor is there any reasonable basis to anticipate any claims involving such Benefit Plans which would likely be successfully maintained against SLT.

          2.1.17.8. Multiemployer Plans. Except as set forth in Schedule
     2.1.17.8 [omitted], neither SLT nor any trade or business (whether or not incorporated) which together with SLT would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA or Subsections 414(b), (c), (m) or (o) of the Code sponsors, maintains, or contributes to, or has at any time in the six-year period preceding the date of this Agreement sponsored, maintained or contributed to, any plan (not exempt from the provisions of ERISA), including, but not limited to, any plan which is a "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA.

          2.1.17.9. No Reportable Event. There has been no "reportable event" (within the meaning of Section 4043(b) of ERISA with respect to a Statutory
     Plan) or any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Code) with respect to any of the Employee Plans. All reporting and disclosure requirements under Title I of ERISA have been met.

     2.1.18. Investigations; Litigation. Except as required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1978 and the rules and regulations promulgated thereunder (collectively, "HSR") and any applicable comparable foreign laws and regulations, (i) no investigation or review by any governmental entity with respect to SLT or any of the transactions contemplated by this Agreement is pending or, to the best of SLT's knowledge, threatened, nor has any governmental entity indicated to SLT an intention to conduct the same, and (ii) there is no action, suit or proceeding pending or, to the best of SLT's knowledge, threatened against or affecting SLT at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or businesses of SLT.

     2.1.19. Product Warranty. There are no existing liabilities or, to the knowledge of SLT, potential liabilities, arising from claims regarding the performance or design of the products sold by SLT either in the past or at present that in the aggregate would constitute a material adverse change.

     2.1.20. Information for Gundle Proxy Statement. All information and data (including financial statements) concerning SLT which is or will be included in the proxy statement (the "Proxy Statement") to be used by Gundle in connection with the transactions contemplated by this Agreement will be furnished by SLT for inclusion therein and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

     2.1.21. Compliance with Export Laws. All exports by SLT of equipment, software and other technology have been made in compliance with all federal and other applicable laws, rules and regulations and in connection therewith, SLT has obtained all required approvals of the U.S. Department of Commerce and Department of Treasury.

     2.1.22. FIRPTA; Investment Company. SLT is not a United States real property holding corporation within the meaning of sec. 897(c)(2) of the Code during the applicable period specified in sec. 897(c)(1)(A)(ii) of the Code, nor is it an "investment company," or an "affiliated person of" or "promoter" or "principal underwriter" of an investment company, as those terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF GUNDLE

     3.1. Representations and Warranties of Gundle. Gundle represents and warrants as follows:

     3.1.1. Organization and Standing. Gundle is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or business of Gundle.

     3.1.2. Agreement Authorized and its Effect on Other Obligations. Upon approval of this Agreement by the stockholders of Gundle, the consummation of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action on the part of Gundle, and this Agreement will be a valid and binding obligation of Gundle enforceable against Gundle (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. At the Effective Date, the consummation of the merger contemplated by this Agreement will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the certificate of incorporation or bylaws of Gundle or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Gundle or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as would not result in any material adverse change in the financial condition, properties or business of Gundle and its subsidiaries taken as a whole.

     3.1.3. Capitalization. The capitalization of Gundle consists of 1,000 shares of preferred stock, no par value, of which at December 31, 1994 no shares were issued or outstanding; and 15,000,000 shares of Gundle Common Stock, of which at December 31, 1994, 10,184,568 shares were issued and outstanding and 494,539

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

shares were reserved for issuance in connection with various employee benefit plans; at the same date, 500,000 shares of Gundle Common Stock were held in Gundle's treasury.

     3.1.4. Subsidiaries. All outstanding shares of stock of the subsidiary corporations owned by Gundle are validly issued, fully paid, and nonassessable, and Gundle has good and marketable title thereto free and clear of any Encumbrance. Each such subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction under which it is incorporated and has full requisite corporate power and authority to own its property and carry on its business as presently conducted by it and is, or on the Effective Date will be, duly qualified or licensed to do business and is, or on the Effective Date will be, in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or business of such subsidiary. As hereinafter used in this Article III, the term "Gundle" also includes any and all of its directly and indirectly held subsidiaries, except where the context indicates to the contrary.

     3.1.5. Reports and Financial Statements. Gundle has previously furnished to SLT true and complete copies of (a) all annual reports filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1991, (b) Gundle's quarterly and other reports filed with the Commission since December 31, 1992, (c) all definitive proxy solicitation materials filed with the Commission since December 31, 1991, and (d) any registration statements declared effective by the Commission since December 31, 1991. The consolidated financial statements of Gundle and its subsidiaries included in Gundle's most recent report on Form 10-K and most recent report on Form 10-Q, and any other reports filed with the Commission by Gundle under the Exchange Act (the "Reports") were, or will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present, or will present, the consolidated financial position for Gundle and its subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended; and the Reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1991, Gundle has filed with the Commission all reports required to be filed by Gundle under the Exchange Act and the rules and regulations of the Commission.

     3.1.6. Liabilities. Gundle does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, which would materially adversely affect the value and conduct of the business of Gundle, other than those (i) disclosed in the Reports or (ii) set forth on Schedule 3.1.6 hereto [omitted].

     3.1.7. Additional Gundle Information. Attached as Schedule 3.1.7 [omitted] are true, complete and correct lists of the following items, other than such items as are contained or disclosed in the Reports (and the Exhibits filed pursuant thereto) (all of which will be periodically updated by Gundle and delivered to SLT through the Effective Date), and Gundle agrees that upon the request of SLT, it will furnish to SLT true, complete and correct copies of any documents referred to in such lists:

          3.1.7.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by Gundle, with a description of the nature and amount of any Encumbrances thereto;

          3.1.7.2. Machinery and Equipment. All machinery, transportation equipment, tools, equipment, furnishings, and fixtures (excluding such items as did not have a cost basis of $1,000 or more at their respective dates of acquisition by Gundle) owned, leased or subject to a contract of purchase and sale, or lease commitment, by Gundle with a description of the nature and amount of any Encumbrances thereon;

          3.1.7.3. Inventory. All inventory items or groups of inventory items owned by Gundle, together with the amount of any Encumbrances thereon;

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

          3.1.7.4. Receivables. All accounts and notes receivable of Gundle, together with (i) aging schedules by invoice date and due date, (ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which Gundle holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

          3.1.7.5. Payables. All accounts and notes payable of Gundle, together with an appropriate aging schedule;

          3.1.7.6. Insurance. All insurance policies or bonds currently maintained by Gundle, including title insurance policies, with respect to Gundle, including those covering Gundle's properties, buildings, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

          3.1.7.7. Material Contracts. All contracts (including purchase and sale contracts, representative contracts and construction contracts) made not in the ordinary course of business, including leases under which Gundle is lessor or lessee, which are to be performed in whole or in part after the Effective Date, and which involve or may involve aggregate payments by or to Gundle of $50,000 or more after such date;

          3.1.7.8. Employee Compensation Plans. All Employee Plans;

          3.1.7.9. Certain Salaries. The names and salary rates of all present officers and employees of Gundle whose current regular annual salary rate is $50,000 or more, together with any bonuses paid or payable to such persons for the fiscal year ended March 31, 1994, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

          3.1.7.10. Employee Agreements. Any collective bargaining agreements of Gundle with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting agreements of Gundle;

          3.1.7.11. Patents. All patents, trademarks, copyrights and other intellectual property rights owned, licensed, or used by Gundle;

          3.1.7.12. Trade Names. All trade names and fictitious names used or held by Gundle, whether and where such names are registered and where used;

          3.1.7.13. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of Gundle relating thereto or with respect to collateral securing the same;

          3.1.7.14. Guaranties. All indebtedness, liabilities and commitments of others and as to which Gundle is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party;

          3.1.7.15. Reserves and Accruals. All accounting reserves and accruals maintained in the Gundle financial statements as of December 31, 1994, including a report on the status of all unresolved warranty claims in existence on such dates.

          3.1.7.16. Material Leases. All material leases to which Gundle is a party.

          3.1.7.17. Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by Gundle and all environmental audits, assessments, investigations and reviews conducted within the last five years on any property owned or used by Gundle.

     Schedule 3.1.7 [omitted] shall be true, complete and correct as of the Effective Date, except for items contained in Paragraphs 3.1.7.1; 3.1.7.2; 3.1.7.4; 3.1.7.5; and 3.1.7.17, which are true, complete and correct as of December 31, 1994; and the items contained in Paragraph 3.1.7.3, which are true, complete and correct as

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

of December 31, 1994. In addition, the items contained in Paragraph 3.1.7.3 may be provided to SLT after the date of the execution of this Agreement but before the Effective Date. In addition, Gundle shall, on SLT's request, furnish SLT copies of all Reports filed by Gundle with the Commission after the date hereof through the Effective Date.

     3.1.8. No Undisclosed Defaults. Except as may be specified in the Reports or in Schedule 3.1.8 [omitted], Gundle is not a party to, or bound by, any material contract or arrangement of any kind to be performed after the Effective Date, nor is Gundle in default in any material obligation or covenant on its part to be performed under any material obligation, lease, contract, order, plan or other arrangement except as identified in the Reports or in Schedule 3.1.8.

     3.1.9. Absence of Certain Changes and Events in Gundle. Except as set forth in Schedule 3.1.9 [omitted] hereto, other than as a result of the transactions contemplated by this Agreement, since December 31, 1994, there has not been:

          3.1.9.1. Financial Change. Any material adverse change in the financial condition, operations, assets or business of Gundle;

          3.1.9.2. Property Damage. Any material damage, destruction, or loss to the business or properties of Gundle (whether or not covered by insurance);

          3.1.9.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of any dividend or other distribution in respect of Gundle's capital stock, or any direct or indirect redemption, purchase or any other acquisition of such stock;

          3.1.9.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of Gundle's authorized or outstanding capital stock as described in Paragraph 3.1.3;

          3.1.9.5. Labor Disputes. Any labor dispute (other than routine grievances); or

          3.1.9.6. Other Material Changes. Any other event or condition known to Gundle particularly pertaining to and adversely affecting the operations, assets or business of Gundle (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a material adverse change.

     3.1.10. Taxes. Except as set forth in Schedule 3.1.10 [omitted], and except with respect to failures which in the aggregate, would not result in a material adverse change on Gundle, proper and accurate Federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Gundle for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Gundle; and the tax provision reflected in Gundle's financial statements as of December 31, 1994 is adequate, in accordance with generally accepted accounting principles, to cover liabilities of Gundle at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to Gundle or its assets or business. Except as set forth on Schedule 3.1.10 [omitted], no waiver of any statute of limitations executed by Gundle with respect to Federal or state income or other tax is in effect for any period. The Federal income tax returns of Gundle have never been examined by the Internal Revenue Service. There are no tax liens on any assets of Gundle except for taxes not yet currently due and those which could not reasonably be expected to result in a material adverse change to Gundle.

     3.1.11. Intellectual Property. Except as set forth in Schedule 3.1.11 [omitted], Gundle owns or possesses licenses to use all Intellectual Property that is either material to the business of Gundle or that is necessary for the manufacture, use or sale of any products manufactured, used or sold by Gundle, including all such Intellectual Property listed in the Reports. The Intellectual Property is owned or licensed by Gundle free and clear of any Encumbrance other than such Encumbrances as are listed in Schedule 3.1.11 [omitted]. Except as otherwise indicated in such Schedule, Gundle has not granted to any other person any license to use any

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

Intellectual Property. Gundle has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by Gundle of its Intellectual Property.

     3.1.12. Title to Properties. With minor exceptions which in the aggregate are not material, and except for merchandise and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, Gundle has good and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the December 31, 1994 financial statements contained in the Reports, free and clear of any Encumbrance of any nature whatsoever, except (i) liens and Encumbrances reflected in the balance sheet of Gundle dated December 31, 1994 included in the Reports, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Gundle leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Gundle and in respect to which Gundle has not taken adequate steps to prevent a default from occurring. The buildings and premises of Gundle that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of equipment of Gundle are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations.

     3.1.13. Litigation. Except to the extent set forth in the Reports or in
Schedule 3.1.13 [omitted], there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which Gundle is a party or, to the knowledge of Gundle, might become a party or which particularly affects Gundle, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of Gundle, pending or, to the knowledge of Gundle, threatened.

     3.1.14. Environmental Compliance. Except as set forth in Schedule 3.1.14 [omitted];

          3.1.14.1. Environmental Conditions. There are no environmental conditions or circumstances such as the presence or release of any hazardous substance on any property presently or previously owned by Gundle that could result in a material adverse change to Gundle.

          3.1.14.2. Permits, etc. Gundle has in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations and is operating in compliance thereunder.

          3.1.14.3. Compliance. Gundle's operations and use of its assets do not violate any Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a material adverse change to Gundle.

          3.1.14.4. Past Compliance. None of the operations or assets of Gundle has ever been conducted or used in such a manner as to constitute violation of any of the Applicable Environmental Laws except for violations which, either singly or in the aggregate, would not result in a material adverse change to Gundle.

          3.1.14.5. Environmental Claims. No notice has been served on Gundle from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a material adverse change to Gundle.

          3.1.14.6. Renewals. Gundle does not know of any reason Gundle would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Gundle's assets for their current purposes and uses.

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

          3.1.14.7. Asbestos and PCBs. No asbestos or polychlorinated biphenyls ("PCB") are currently being used or have ever been used by Gundle in its operations or on its properties.

     3.1.15. Compliance with Other Laws. Except as set forth in the Reports or in Schedule 3.1.15 [omitted], Gundle is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, OSHA or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations which, either singly or in the aggregate, do not and are not expected to result in a material adverse change in the financial condition, properties or business of Gundle.

     3.1.16. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Gundle and its counsel, directly with SLT or its counsel, without the intervention of any other person as the result of an act of Gundle and, so far as known to Gundle, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payments, other than financial advisory fees to be paid by Gundle to Smith Barney Inc. ("Smith Barney") for the rendition of a fairness opinion in connection with the merger contemplated by this Agreement.

     3.1.17. ERISA. Gundle does not now maintain, sponsor or contribute to, and never has maintained, sponsored or contributed to, any program or arrangement that is an "employee pension benefit plan" or a "multiemployer plan" as such terms are defined in Sections 3(2) and 3(37) respectively, of ERISA. Gundle does not maintain or contribute, now or at anytime previously, to a "defined benefit plan", as defined in Section 3(35) of ERISA.

     3.1.18. Investigations; Litigation. Except as required pursuant to HSR and any applicable comparable foreign laws and regulations, (i) no investigation or review by any governmental entity with respect to Gundle in connection with any of the transactions contemplated by this Agreement is pending or, to the best of Gundle's knowledge, threatened, nor has any governmental entity indicated to Gundle an intention to conduct the same and (ii) there is no action, suit or proceeding pending or, to the best of Gundle's knowledge, threatened against or affecting Gundle or its subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, does or is likely to have a material adverse affect in its financial condition, properties or business taken as a whole.

     3.1.19. Product Warranty. There are no existing liabilities or, to the knowledge of Gundle, potential liabilities, arising from claims regarding the performance or design of the products sold by Gundle either in the past or at present that in the aggregate would constitute a material adverse change.

     3.1.20. Information for Proxy Statement. All information and data (including financial statements) concerning Gundle which is or will be included in the Proxy Statement to be used by Gundle in connection with the transactions contemplated by this Agreement will be furnished by Gundle for inclusion therein and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

     3.1.21. Compliance with Export Laws. All exports by Gundle of equipment, software and other technology have been made in compliance with all federal and other applicable laws, rules and regulations and in connection therewith, Gundle has obtained all required approvals of the U.S. Department of Commerce and Department of Treasury.

     3.1.22. FIRPTA; Investment Company. Gundle is not a United States real property holding corporation within the meaning of sec. 897(c)(2) of the Code during the applicable period specified in sec. 897(c)(1)(A)(ii) of the Code, nor is it an "investment company," or an "affiliated person of" or "promoter" or "principal underwriter" of an investment company, as those terms are defined in the Investment Company Act.

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                                   ARTICLE IV

                       OBLIGATIONS PENDING EFFECTIVE DATE

     4.1. Agreements of Gundle and SLT. Each of Gundle and SLT agrees that from the date hereof to the Effective Date, it will (and unless otherwise indicated by the context, since December 31, 1994, it has):

          4.1.1. Maintenance of Present Business. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors, and others having business dealings with it;

          4.1.2. Maintenance of Properties. At its expense, maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

          4.1.3. Maintenance of Books and Records. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

          4.1.4. Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of its business; and

          4.1.5. Inspection of Each Merging Corporation. Permit the other party hereto, and their officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Agreement. Gundle and SLT each agrees that it and its officers and representatives shall hold all data and information obtained with respect to the other party hereto in confidence and each further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either are, or become, published or a matter of public knowledge.

     4.2. Additional Agreements of Gundle and SLT. Gundle and SLT agree to take the following actions after the date hereof:

     4.2.1. Hart-Scott-Rodino. Each party shall file such materials as are required under the HSR Act with respect to the transaction contemplated hereby and shall cooperate with the other party to the extent necessary to assist the other party in the preparation of such filings.

          4.2.2. Proxy Statement. Gundle and SLT shall cooperate in the preparation and prompt filing of a Proxy Statement with the Commission under the Exchange Act with respect to the meeting of Gundle's stockholders called for the purpose of, among other things, securing stockholder approval of the merger contemplated by this Agreement. Each of Gundle and SLT shall use all reasonable efforts to have the Proxy Statement cleared by the Commission.

          4.2.3. Notice of Material Developments. Each of Gundle and SLT will promptly notify the other party in writing of any "material adverse change" in, or any changes which, in the aggregate, could result in a "material adverse change" in, the consolidated financial condition, business or affairs of such party, whether or not occurring in the ordinary course of business. As used in this Agreement, the term "material adverse change" means any change, event, circumstance or condition (collectively, a "Change") which when considered with all other Changes would reasonably be expected to result in a "loss" having the effect of so fundamentally adversely affecting the business or financial prospects of Gundle or SLT, as the case may be, that the benefits reasonably expected to be obtained by such party as a result of the merger contemplated by this Agreement would be jeopardized with relative certainty. In no event shall a change in the trading price of the Gundle Common Stock on the American Stock Exchange between the date hereof and the Effective Date, in and of itself, constitute a material adverse change. The term "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, loss of income, liabilities, fines, penalties, costs and expenses paid or incurred or more likely than not to be paid or incurred, or diminutions in value of any kind or character (whether or not known or unknown, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) that are more likely than not to occur, including without limitation penalties, interest on any amount payable to a third party as a result of the foregoing and any legal or other expenses reasonably incurred or more likely than not to be incurred in connection with investigating or defending any demands, claims, actions or causes of action that, if adversely determined, would likely result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such losses (after taking into account any costs incurred in obtaining such proceeds and any increase in insurance premiums as a result of a claim with respect to such proceeds);

     4.3. Additional Agreements of SLT. SLT agrees that from December 31, 1994 it has not, and from the date hereof to the Effective Date, it will:

          4.3.1. Prohibition of Certain Employment Contracts. Not enter into any contracts of employment which (i) cannot be terminated on notice of 14 days or less or (ii) provide for any severance payments or benefits covering a period beyond the termination date (other than those which Gundle has previously approved) except as may be required by law;

          4.3.2. Prohibition of Certain Loans. Not incur any borrowings except
     (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business, (iv) other borrowings incurred in the ordinary course of business to finance normal operations or (v) as is otherwise agreed to in writing by Gundle;

          4.3.3. Prohibition of Certain Commitments. Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $375,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, (ii) as may be required by law or (iii) as is otherwise agreed to in writing by Gundle;

          4.3.4. Disposal of Assets. Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business or (ii) as is otherwise agreed to in writing by Gundle;

          4.3.5. Maintenance of Insurance. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it, which insurance may be added to from time to time in its discretion; provided, that if during the period from the date hereof to and including the Effective Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of Gundle and SLT under this Agreement shall not be affected thereby (subject, however, to the provision that the coverage limits of such policies are adequate in amount to cover the replacement value of such property or assets and loss of profits during replacement, less commercially reasonable deductible, if of material significance to the assets or operations of SLT) but it shall promptly notify Gundle in writing thereof and proceed with the repair or restoration of such property or assets in such manner and to such extent as may be approved by Gundle, and upon the Effective Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of Surviving Corporation;

          4.3.6. SLT Acquisition Proposals. Not directly or indirectly:

             4.3.6.1. No Solicitation. Authorize or permit any of its respective agents to: (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, SLT or any merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving SLT (other than the transactions contemplated by this Agreement) or any other material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the merger contemplated by this Agreement (collectively, "SLT Transaction Proposals") or agree to or endorse any SLT Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to another person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, an effort or attempt by any other person to do or seek any of the foregoing, provided, however, that the foregoing clauses (i) and
        (ii) shall not prohibit SLT from (A) furnishing information pursuant to an appropriate confidentiality letter concerning SLT and its businesses, properties or assets to a third party who has made a Superior SLT Transaction Proposal (as defined below), (B) engaging in discussions or negotiations with such a third party who has made a Superior SLT Transaction Proposal or (C) following receipt of a Superior SLT Transaction Proposal, taking and disclosing to its shareholders a position with respect thereto or changing the recommendation by SLT's board of directors or the vote of SLT's shareholders in favor of this Agreement or the merger contemplated hereby, but in each case referred to in the foregoing clauses (A) through (C) only after the board of directors of SLT concludes in good faith following advice of its outside counsel that such action is reasonably necessary for the board of directors of SLT to comply with its fiduciary obligations to stockholders under applicable law. If the board of directors of SLT receives an SLT Transaction Proposal, then SLT shall immediately inform Gundle of the terms and conditions of such proposal and the identity of the person making it and shall keep Gundle fully informed of the status and details of any such SLT Transaction Proposal and of all steps it is taking in response to such SLT Transaction Proposal; provided that nothing contained in this Paragraph 4.3.6.1 shall prohibit SLT or its board of directors from making such disclosure to SLT's stockholders which, in the good faith judgment of SLT's board of directors, may be required under applicable law. For purposes of this Agreement, the term "Superior SLT Transaction Proposal" shall mean a bona fide SLT Transaction Proposal that the board of directors of SLT determines in good faith after consultation with (and based in part on the advice of) its independent financial advisors to be more favorable to SLT's stockholders than the merger contemplated by this Agreement, is reasonably capable of being financed and is not subject to any material contingencies relating to financing.

             4.3.6.2. Acceptance of Superior SLT Transaction Proposals. If (i)
        (A) this Agreement is terminated by SLT pursuant to Paragraph 6.1.7 hereof, (B) SLT shall violate the covenant set forth in Paragraph
        4.3.6.1 hereof, or (C) SLT modifies or withdraws its board of directors' recommendation or stockholders' vote in favor of the transactions contemplated by this Agreement or (ii) SLT enters into an agreement which provides for Another SLT Transaction (as defined below) or Another SLT Transaction is consummated (with any third party which before termination of this Agreement has communicated to it for the purpose of making an SLT Transaction Proposal), in either case within twelve months after the date of termination of this Agreement, then, in any such event, SLT shall pay to Gundle within two days after demand by Gundle in the case of the occurrence of any of the events specified in clause (i) above, and immediately upon the first to occur of the entering into an agreement providing for, or the consummation of, Another SLT Transaction in the case of clause (ii) above (by wire transfer of immediately available funds to an account designated by Gundle for such purpose), a Break-Up Fee (the "Break-Up Fee") in an amount equal to $3,000,000, plus transaction expenses, including legal fees. SLT agrees that the Break-Up Fee is a reasonable determination, in light of the uncertainty and difficulty of ascertaining the exact amount thereof, of the loss that Gundle would actually sustain in respect of one of the events described in this Paragraph 4.3.6.2. For purposes of this Paragraph 4.3.6.2, the term "Another SLT Transaction" shall mean any transaction pursuant to which (i) any person, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) (each, a "Third Party") acquires 50% or more of the outstanding SLT Common Stock, (ii) a Third Party acquires 25% or more of the total assets of SLT taken as a whole, (iii) a Third Party merges, consolidates or combines in any other way with SLT

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

        other than in a transaction in which holders of SLT Common Stock continue to own at least 75% of the equity of the surviving corporation, or (iv) SLT distributes or transfers to its stockholders, by dividend or otherwise, assets constituting 25% or more of the market value or earning power of SLT on a consolidated basis (it being understood that stock of subsidiaries constitute assets of SLT for purposes of this Paragraph 4.3.6.2). Notwithstanding anything contained in this Agreement to the contrary, Gundle agrees that if Gundle terminates this Agreement because SLT has violated the covenant set forth in Paragraph 4.3.6.1 hereof and SLT pays the Break-Up Fee to Gundle in accordance with this Paragraph 4.3.6.2 solely because SLT shall have violated the covenant set forth in Paragraph 4.3.6.1 hereof, then following such payment SLT shall have no further liability to Gundle under this Agreement. Gundle further agrees that in all other circumstances where it has been paid the Break-Up Fee by SLT, such Break-Up Fee will be credited against any other damages for which SLT may be found liable to Gundle in connection with this Agreement. SLT shall only be obligated to pay the Break-Up Fee once, notwithstanding that it may have more than one obligation to do so under this Paragraph 4.3.6.2.

          4.3.7. No Amendment to Certificate of Incorporation, etc. Not amend its certificate of incorporation or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

          4.3.8. No Issuance, Sale, or Purchase of Securities. Not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

          4.3.9. Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

          4.3.10. Supplemental Financial Statements. Deliver to Gundle, within 45 days after the end of each fiscal quarter of SLT beginning March 31, 1995 and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of each fiscal quarter of SLT, and as of the corresponding fiscal quarter of the previous fiscal year. SLT hereby represents and warrants that such unaudited consolidated financial statement shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements,
     (ii) present fairly the financial condition of SLT as at the dates indicated and the results of operations for the respective periods indicated (iii) shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which SLT considers necessary for a fair presentation of its results for each respective fiscal period.

     4.4. Additional Agreements of Gundle. Gundle agrees that from December 31, 1994 it has not, and from the date hereof to the Effective Date, it will:

          4.4.1. Prohibition of Certain Employment Contracts. Not enter into any contracts of employment which (i) cannot be terminated on notice of 14 days or less or (ii) provide for any severance payments or benefits covering a period beyond the termination date (other than those to which SLT has previously been approved) except as may be required by law;

          4.4.2. Prohibition of Certain Loans. Except as contemplated by Paragraph 4.4.14, not incur any borrowings except (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business, (iv) other borrowings incurred in the ordinary course of business to finance normal operations or (v) as is otherwise agreed to in writing by SLT;

          4.4.3. Prohibition of Certain Commitments. Not (a) enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $375,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, (ii) as may be required by law or (iii) as is otherwise agreed to in writing by SLT or (b) enter into any agreement with any affiliate of Gundle without SLT's written consent;

          4.4.4. Disposal of Assets. Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business or (ii) as is otherwise agreed to in writing by SLT;

          4.4.5. Maintenance of Insurance. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it, which insurance may be added to from time to time in its discretion; provided, that if during the period from the date hereof to and including the Effective Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of Gundle and SLT under this Agreement shall not be affected thereby (subject, however, to the provision that the coverage limits of such policies are adequate in amount to cover the replacement value of such property or assets and loss of profits during replacement, less commercially reasonable deductible, if of material significance to the assets or operations of Gundle) but it shall promptly notify SLT in writing thereof and proceed with the repair or restoration of such property or assets in such manner and to such extent as may be approved by SLT, and upon the Effective Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of Surviving Corporation;

          4.4.6. Acquisition Proposals. Not directly or indirectly:

             4.4.6.1. No Solicitation. Authorize or permit any of its respective agents to: (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, Gundle or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving Gundle (other than the transactions contemplated by this Agreement) or any other material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the merger contemplated by this Agreement (collectively, "Gundle Transaction Proposals") or agree to or endorse any Gundle Transaction Proposal or
        (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to another person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, an effort or attempt by any other person to do or seek any of the foregoing, provided, however, that the foregoing clauses (i) and (ii) shall not prohibit Gundle from (A) furnishing information pursuant to an appropriate confidentiality letter concerning Gundle and its businesses, properties or assets to a third party who has made a Superior Gundle Transaction Proposal (as defined below), (B) engaging in discussions or negotiations with such a third party who has made a Superior Gundle Transaction Proposal or (C) following receipt of a Superior Gundle Transaction Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or changing the recommendation by Gundle's board of directors of this Agreement or the merger contemplated hereby, but in each case referred to in the foregoing clauses (A) through (C) only after the board of directors of Gundle concludes in good faith following advice of its outside counsel that such action is reasonably necessary for the board of directors of Gundle to comply with its fiduciary obligations to stockholders under applicable law. If the board of directors of Gundle receives a Gundle Transaction Proposal, then Gundle shall immediately inform SLT of the terms and conditions of such proposal and the identity of the person making it and shall keep SLT fully informed of the status and details of any such Gundle Transaction Proposal and of all steps it is taking in response to such Gundle Transaction Proposal; provided that nothing contained in this Paragraph 4.4.6.1 shall prohibit Gundle or its board of directors from disclosing to the Gundle stockholders a position with respect to a tender offer by a third party pursuant to Rule 14d-9 and 14e-2 promulgated under the Exchange Act or from making such disclosure to Gundle's stockholders which, in the good faith judgment of Gundle's board of directors may be required under applicable law. For purposes of this Agreement, the term "Superior Gundle Transaction Proposal" shall mean a bona fide Gundle Transaction Proposal that the board of directors of Gundle determines in good faith after consultation with (and based in part on advice of) its independent financial advisors to be more favorable to Gundle's stockholders than the merger contemplated by this Agreement, is reasonably capable of being financed and is not subject to any material contingencies relating to financing.

             4.4.6.2. Acceptance of Superior Transaction Proposals. If (i) (A) this Agreement is terminated by Gundle pursuant to Paragraph 6.1.4 hereof, (B) Gundle shall violate the covenant set forth in Paragraph
        4.4.6.1 hereof, or (C) Gundle modifies or withdraws its recommendation that the Gundle stockholders vote their Gundle Common Stock in favor of the transactions contemplated by this Agreement or (ii) Gundle enters into an agreement which provides for Another Gundle Transaction (as defined below) or Another Gundle Transaction is consummated (with any third party which before termination of this Agreement has communicated to it for the purpose of making a Gundle Transaction Proposal), in either case within twelve months after the date of termination of this Agreement, then, in any such event, Gundle shall pay to SLT within two days after demand by SLT in the case of the occurrence of any of the events specified in clause (i) above, and immediately upon the first to occur of the entering into an agreement providing for, or the consummation of, Another Gundle Transaction in the case of clause (ii) above (by wire transfer of immediately available funds to an account designated by SLT for such purpose), a Break-Up Fee in an amount equal to $3,000,000, plus transaction expenses, including legal fees. Gundle agrees that the Break-Up Fee is a reasonable determination, in light of the uncertainty and difficulty of ascertaining the exact amount thereof, of the loss that SLT would actually sustain in respect of one of the events described in this Paragraph 4.4.6.2. For purposes of this Paragraph 4.4.6.2, the term "Another Gundle Transaction" shall mean any transaction pursuant to which (i) any Third Party acquires 50% or more of the outstanding Gundle Common Stock, (ii) a Third Party acquires 25% or more of the total assets of Gundle taken as a whole, (iii) a Third Party merges, consolidates or combines in any other way with Gundle other than in a transaction in which holders of Gundle Common Stock continue to own at least 75% of the equity of the surviving corporation, or (iv) Gundle distributes or transfers to its stockholders, by dividend or otherwise, assets constituting 25% or more of the market value or earning power of Gundle on a consolidated basis (it being understood that stock of subsidiaries constitute assets of Gundle for purposes of this Paragraph 4.4.6.2). Notwithstanding anything contained in this Agreement to the contrary, SLT agrees that if SLT terminates this Agreement because Gundle has violated the covenant set forth in Paragraph 4.4.6.1 hereof and Gundle pays the Break-Up Fee to SLT in accordance with this Paragraph 4.4.6.2 solely because Gundle shall have violated the covenant set forth in Paragraph 4.4.6.1 hereof, then following such payment Gundle shall have no further liability to SLT under this Agreement. SLT further agrees that in all other circumstances where it has been paid the Break-Up Fee by Gundle, such Break-Up Fee will be credited against any other damages for which Gundle may be found liable to SLT in connection with this Agreement. Gundle shall only be obligated to pay the Break-Up Fee once, notwithstanding that it may have more than one obligation to do so under this Paragraph 4.4.6.2.

          4.4.7. No Amendment to Certificate of Incorporation, etc. Except as otherwise provided herein, not amend its certificate of incorporation or bylaws or other organizational documents or merge into any other corporation or change in any manner the rights of its Common Stock; provided, that nothing in this Paragraph shall restrict or prohibit the issuance by Gundle of shares of Gundle Common Stock under presently outstanding obligations pursuant to existing employee benefit plans;

          4.4.8. No Issuance, Sale, or Purchase of Securities. Not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

          4.4.9. Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

          4.4.10. Stockholders' Meeting. Promptly call and hold a meeting of stockholders for the purpose of considering and acting upon proposals to
     (i) approve the merger contemplated by this Agreement, (ii) elect the board of directors set forth in Section 1.7.1., (iii) increase the authorized number of shares of its preferred stock from the present 1,000 shares of preferred stock, no par value, to 1,000,000 shares of preferred stock, par value $1 per share, undesignated as to series, (iv) increase the authorized number of shares of Gundle Common Stock to 30,000,000 shares from the present 15,000,000, and (v) change the name of the Surviving Corporation to Gundle/SLT Environmental, Inc.;

          4.4.11. Issuance of Gundle Common Stock. Gundle shall take all action it deems reasonably necessary to insure that the issuance of Gundle Common Stock to the shareholders of SLT in connection with the merger contemplated by this Agreement should be made pursuant to an exemption from registration under the Securities Act of 1933, as amended. Gundle also shall take any action reasonably required to be taken under state blue sky or securities laws in connection with the issuance of the Gundle Common Stock pursuant to the merger;

          4.4.12. Listing of Gundle Stock. Take such steps as are required to accomplish, as of the Effective Date, the listing on the American Stock Exchange of the shares of Gundle Common Stock to be issued pursuant to this Agreement;

          4.4.13. Notice of Material Developments. Promptly furnish to SLT copies of all communications from Gundle to its stockholders and all reports filed by it with the Commission and the American Stock Exchange, and relating to periodic or other material developments concerning Gundle's financial condition, business, or affairs; and

          4.4.14. Refinancing of Outstanding Indebtedness. Use all reasonable commercial efforts to arrange for the payment or assumption by it of all outstanding debt of SLT on the Effective Date on such terms as are reasonably satisfactory to Gundle, including (i) the borrowing by Gundle of up to an additional $35,000,000 to fund any such repayment and (ii) the amendment or refunding of its present long-term and revolving indebtedness, in either such case on terms acceptable to it in its sole discretion; provided that any such assumption or refinancing shall provide for the release, as of the Effective Date, of any outstanding guaranties or other forms of credit support presently provided to SLT by its stockholders, except for letters of credit aggregating not more than $4,000,000 guaranteed by such stockholders, which shall remain outstanding until the maturity of the bonds secured by such letters of credit or December 31, 1995, whichever is first to occur (the "Refinancing"). Gundle shall permit members of SLT's senior management to participate in the negotiation of the terms and conditions of the Refinancing, provided, however, that Gundle shall not be obligated to consummate the Refinancing on terms other than those it believes to be in the best interests of Gundle and its shareholders.

                                   ARTICLE V

                      CONDITIONS PRECEDENT TO OBLIGATIONS

     5.1. Conditions Precedent to Obligations of SLT. The obligations of SLT to consummate and effect the merger hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by SLT in the manner contemplated by Section 6.4 before the Effective Date or closing date:

          5.1.1. Representations and Warranties of Gundle True at Effective Date. The representations and warranties of Gundle herein contained shall be, in all material respects, true as of and at the Effective Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; Gundle shall have performed and complied with all covenants required by this Agreement to be performed or complied, in all material respects, with by Gundle before the Effective Date; and Gundle shall have delivered to SLT a certificate, dated the Effective Date and signed by its chairman of the board or its president, and by its chief financial or accounting officer, and its secretary, to both such effects.

          5.1.2. No Material Litigation. No suit, action, or other proceeding shall be pending, or to Gundle's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the merger contemplated hereby or which might result in a material adverse change in the value of the consolidated assets and business of Gundle.

          5.1.3. Opinion of Gundle Counsel. SLT shall have received a favorable opinion, dated as of the Effective Date, from Porter & Hedges, L.L.P., counsel for Gundle, in form and substance satisfactory to SLT, to the effect that (i) Gundle has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;
     (ii) all corporate proceedings required to be taken by or on the part of Gundle to authorize the execution of this Agreement and the Registration Rights Agreement in the form of Appendix III hereto [omitted] (the "Registration Rights Agreement") and the implementation of the merger contemplated hereby have been taken; (iii) the shares of Gundle Common Stock which are to be delivered in accordance with this Agreement will, when issued, be validly issued, fully paid and nonassessable outstanding securities of Gundle; (iv) this Agreement and the Registration Rights Agreement have been duly executed and delivered by, and are the legal, valid and binding obligations of Gundle and are enforceable against Gundle in accordance with their respective terms, except as enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally and except that no opinion need be expressed as to the enforceability of any indemnification provisions of this Agreement or of the Registration Rights Agreement; and
     (v) except as specified by such counsel (such exceptions to be acceptable to SLT) such counsel does not know of any material litigation, proceedings, or governmental investigation pending or threatened against or relating to Gundle, any of its subsidiaries, or their respective properties or businesses in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement. Such opinion also shall cover such other matters incident to the transactions herein contemplated as SLT and its counsel may reasonably request. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of Gundle as to matters of fact and (ii) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to SLT, as to matters other than federal or Texas law.

          5.1.4. Stockholder Approval. The approval of a majority of the stockholders of SLT of the merger contemplated by this Agreement on or before the date of this Agreement, and such approval shall not have been amended, modified or rescinded on or before the Effective Date.

          5.1.5. Hart-Scott-Rodino, etc. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Gundle, its affiliates or any component of SLT or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent. In addition, any approvals required under any state or foreign laws comparable to HSR shall have been obtained.

          5.1.6. Listing of Gundle Common Stock. The American Stock Exchange shall have agreed that on the Effective Date it will list the shares of Gundle Common Stock issuable at the Effective Date of this Agreement.

          5.1.7. Consent of Certain Parties in Privity With Gundle. The holders of any material indebtedness of Gundle, the lessors of any material property leased by Gundle, and the other parties to any other material agreements to which Gundle is a party shall, when and to the extent necessary in the reasonable opinion of SLT, have consented to the merger contemplated hereby.

          5.1.8. Registration Rights Agreement. Gundle shall have executed and delivered to SLT the Registration Rights Agreement.

          5.1.9. Ancillary Matters. Gundle shall have concluded the Refinancing, subject only to consummation of the merger contemplated by this Agreement.

     5.2. Conditions Precedent to Obligations of Gundle. The obligations of Gundle to consummate and effect the merger hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Gundle in the manner contemplated by Section 6.4 before the Effective Date or closing date.

          5.2.1. Representations and Warranties of SLT True at Effective Date. The representations and warranties of SLT herein contained shall be, in all material respects, true as of and at the Effective Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; SLT shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by it before the Effective Date; and SLT shall have delivered to Gundle a certificate, dated the Effective Date and signed by its chairman of the board or its president, and by its chief financial or accounting officer, and by its secretary to both such effects.

          5.2.2. No Material Litigation. No suit, action, or other proceeding shall be pending, or to SLT's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the merger contemplated hereby or which might result in a material adverse change in the value of the assets and business of SLT.

          5.2.3. Opinion of SLT's Counsel. Gundle shall have received a favorable opinion, dated the Effective Date, from Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, counsel to SLT, in form and substance satisfactory to Gundle, to the effect that (i) SLT has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) all outstanding shares of the SLT Common Stock have been validly issued and are fully paid and nonassessable; (iii) all corporate or other proceedings required to be taken by or on the part of SLT to authorize the execution of this Agreement and the implementation of the merger contemplated hereby have been taken; (iv) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of SLT and is enforceable against SLT in accordance with its terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally and except that no opinion need be expressed as to the enforceability of any indemnification provisions of this Agreement; and
     (v) except as specified by such counsel (such exceptions to be acceptable to Gundle) such counsel does not know of any material litigation, proceedings or governmental investigation, pending or threatened against or relating to SLT or its properties or businesses in which it is sought to restrain, prohibit or otherwise affect consummation of the transactions contemplated by this Agreement. Such opinion shall also cover such other matters incident to the transactions herein contemplated as Gundle and its counsel may reasonably request. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of SLT as to matters of fact and (ii) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Gundle, as to matters other than federal or New York law.

          5.2.4. Stockholder Approval. At the meeting of stockholders of Gundle to be held before the Effective Date, the holders of the requisite majority of the outstanding shares of Gundle Common Stock shall have approved the merger contemplated by this Agreement.

          5.2.5. Hart-Scott-Rodino, etc. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Gundle, its affiliates or any component of SLT or other actions as a precondition to the expiration of any waiting

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

     period or the receipt of any necessary governmental approval or consent. In addition, any approvals required under any state or foreign laws comparable to HSR shall have been obtained.

          5.2.6. Consent of Certain Parties in Privity with SLT. The holders of any material indebtedness of SLT, the lessors of any material property leased by SLT, and the other parties to any other material agreements to which SLT is a party shall, when and to the extent necessary in the reasonable opinion of Gundle, have consented to the merger contemplated hereby.

          5.2.7. Employment Agreement With William P. Reid. On or before the date of execution of this Agreement, William P. Reid will have executed an employment agreement in form and substance satisfactory to Gundle, such agreement to take effect on the Effective Date, and to be in full force and effect on the Effective Date.

          5.2.8. Insurance. Gundle shall have purchased directors and officers liability insurance containing coverage at least equal to that currently maintained by Gundle with respect to matters occurring before the Effective Date, and insuring all persons for a period of at least six years following the Effective Date who were directors or officers of Gundle before the Effective Date, but who cease to be directors or officers of Gundle after the Effective Date (the "Retiring Directors and Officers"). The Retiring Directors and Officers shall be third party beneficiaries to such insurance policy.

          5.2.9. Ancillary Matters. Gundle shall have concluded the Refinancing, subject only to consummation of the merger contemplated by this Agreement, and it shall have received a favorable opinion from Smith Barney for inclusion in the Proxy Statement as to the fairness, from a financial point of view, to Gundle of the consideration to be paid by Gundle in the merger, which opinion shall not have been withdrawn at the Effective Date.

                                   ARTICLE VI

                          TERMINATION AND ABANDONMENT

     6.1. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the merger contemplated hereby abandoned at any time (whether before or after the approval and adoption thereof by the stockholders of SLT or Gundle) before the Effective Date:

          6.1.1. By Mutual Consent. By mutual consent of Gundle and SLT.

          6.1.2. By Gundle Because of Dissenting Stockholders. By Gundle, if the holders of any shares of SLT Common Stock elect to exercise the right to dissent under applicable provisions of Delaware law in connection with the merger contemplated by this Agreement.

          6.1.3. By Gundle Because of Conditions Precedent. By Gundle, if any condition set forth in Paragraph 5.2 hereof has not been met and has not been waived.

          6.1.4. By Gundle Due to a Superior Gundle Transaction Proposal. By Gundle if, before the Effective Date, Gundle's board of directors shall have withdrawn or modified in a manner adverse to SLT its approval or recommendation of this Agreement or the merger contemplated hereby under the terms, conditions and procedures set forth in Paragraph 4.4.6.2.

          6.1.5. By Gundle Because of Material Adverse Change. By Gundle, if there has been a material adverse change in the financial condition or business of SLT since the date of the most recent financial statements referred to in Paragraph 2.1.5.

          6.1.6. By SLT Because of Conditions Precedent. By SLT, if any condition set forth in Paragraph 5.1 hereof has not been met and has not been waived.

          6.1.7. By SLT Due to a Superior SLT Transaction Proposal. By SLT if, before the Effective Date, SLT's stockholders or board of directors shall have withdrawn or modified in a manner adverse to Gundle their approval of this Agreement or the merger contemplated hereby under the terms, conditions and procedures set forth in Paragraph 4.3.6.2.

          6.1.8. By SLT Because of Material Adverse Change. By SLT, if there has been a material adverse change in the financial condition or business of Gundle since the date of the financial statements contained in the most recent Report referred to in Paragraph 3.1.5 filed with the Commission under the Exchange Act.

          6.1.9. By Gundle or SLT Because of Legal Proceedings. By either Gundle or SLT if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the merger contemplated hereby.

          6.1.10. By Gundle or SLT if Merger not Effective by July 31, 1995. By either Gundle or SLT, if the merger shall not have become effective on or before July 31, 1995.

     6.2. Termination by Board of Directors. An election of Gundle to terminate this Agreement and abandon the merger as provided in Paragraph 6.1 shall be exercised on behalf of Gundle by its board of directors. An election of SLT to terminate this Agreement and abandon the merger as provided in Paragraph 6.1 shall be exercised on behalf of SLT by its board of directors.

     6.3. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Paragraph
6.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers), except as otherwise provided in this Agreement; provided, however, that no party hereto shall waive any term or condition hereof, unless in the judgment of the board of directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the stockholders of its corporation.

     6.4. Waiver of Conditions. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its board of directors, the executive committee of its board of directors, or its chief executive officer.

     6.5. Expense on Termination. If the merger contemplated hereby is abandoned pursuant to and in accordance with the provisions of Paragraph 6.1 hereof, all expenses will be paid by the party incurring them, provided, however, that if either Gundle or SLT abandons this Agreement due to the failure of the other party to obtain the requisite approval of a majority of its stockholders, then the party that failed to obtain such shareholder approval shall pay all of the other party's reasonable costs and expenses, including legal fees and expenses, incurred in connection with the negotiation and implementation of this Agreement.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1. Indemnification by SLT as to Proxy Statement. SLT agrees to indemnify and hold harmless Gundle and its officers and directors and each person who controls Gundle within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act") or Section 20 of the Exchange Act against any and all losses, claims, damages, or liabilities, joint or several, to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, to the extent such losses, claims, damages, liabilities, or actions arise out of or are based upon (i) any false, misleading or untrue statement or alleged false, misleading or untrue statement of a material fact, insofar as it relates to SLT, contained in the Proxy Statement in the form mailed to the stockholders of Gundle, or (ii) the omission or alleged omission to state in the Proxy Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, and insofar as the same relates to SLT.

     7.2. Indemnification by Gundle as to Proxy Statement. Gundle agrees to indemnify and hold harmless SLT and its officers and directors and each person who controls SLT within the meaning of Section 15 of the

Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, or liabilities, joint or several, to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, to the extent such losses, claims, damages, liabilities, or actions arise out of or are based upon (i) any false, misleading or untrue statement or alleged false, misleading or untrue statement of a material fact, insofar as it relates to Gundle contained in the Proxy Statement in the form mailed to the stockholders of Gundle or (ii) the omission or alleged omission to state in the Proxy Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, and insofar as the same relates to Gundle.

     7.3. Undertaking to File Reports and Cooperate in Rule 144 and Rule 145 Transactions. For as long as any stockholders of SLT who are subject to Rule 144 or Rule 145 of the Securities Act continue to hold the shares of Gundle Common Stock issued pursuant to the terms hereof, Gundle will use reasonable commercial efforts to timely file all annual, quarterly and other reports required to be filed by it under Section 13 or 15(d) of the Exchange Act and the rules and regulations of the Commission thereunder, as amended from time to time. If any such stockholder proposes to sell any Gundle Common Stock pursuant to Rule 144 and 145, Gundle shall cooperate with such stockholders so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of Gundle's transfer agent, and the reasonable requirements of the broker through which the sales are proposed to be executed. Without limiting the generality of the foregoing, Gundle shall, upon request, furnish with respect to each such sale (i) a written statement certifying that Gundle has complied with the public information requirements of Rule 144 and 145 and (ii) an opinion of Gundle's counsel regarding such matters as Gundle's transfer agent or such stockholder's broker may reasonably desire to confirm.

     7.4. Gundle Investment Suitability and Related Matters. Gundle acknowledges that (i) through its own operations, it is knowledgeable in operations of the type conducted by SLT, (ii) SLT has made available to Gundle extensive legal, financial, accounting and other business records for examination by Gundle,
(iii) SLT has made its principal executive and operating personnel available for consultation with the designated representatives of Gundle, (iv) through its employees, counsel and other representatives, Gundle has made an extensive investigation of SLT's assets and liabilities, business and financial affairs, and operations, (v) it is aware of the risks associated with ownership of SLT,
(vi) it is capable of bearing the financial risks associated with such ownership, and (vii) while recognizing that it cannot efficaciously waive the protections afforded to it under the Securities Act, Gundle regards itself as an entity of such financial capacity, sophistication,and prudence that it does not require the protections afforded to it by the Securities Act, and is relying upon its own investigation of SLT in making its decision to "purchase" SLT.

                                  ARTICLE VIII

                                 Miscellaneous

     8.1. Entirety. This Agreement and embodies the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

     8.2. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     8.3. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid.

                                  IF TO GUNDLE

Addressed to:                          With a copy to:
Gundle Environmental Systems, Inc.     Porter & Hedges, L.L.P.
19103 Gundle Road                      700 Louisiana, 35th Floor
Houston, Texas 77073                   Houston, Texas 77210-4744
Attention: Thomas L. Caltrider         Attention: T. William Porter
Facsimile: (713) 230-2504              Facsimile: (713) 228-1331

                              IF TO SLT
Addressed to:                          With a copy to:
SLT Environmental, Inc.                Kramer, Levin, Naftalis,
200 South Trade Center Parkway         Nessen, Kamin & Frankel
Conroe, Texas 77385                    919 Third Avenue, 40th Floor
Attention: William P. Reid             New York, New York 10022
Facsimile: (409) 273-3808              Attention: Ezra G. Levin
                                       Facsimile: (212) 715-8000

     Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

     8.4. Termination of Representations, Warranties, etc. The respective representations and warranties contained in Articles II and III shall expire with, and be terminated and extinguished by, the merger pursuant to this Agreement at the time of the consummation thereof on the Effective Date. This Paragraph 8.4 shall have no effect upon any other right or obligation of the parties in connection with this Agreement or otherwise, whether to be exercised or performed before or after the Effective Date.

     8.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

     8.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

     8.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     8.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (except to the extent that the form and content of the Certificate of Merger and the consequences of the filing thereof shall be governed by the general corporation law of the State of Delaware).

     8.9. Public Announcements. The parties agree that before the Effective Date that they shall consult with each other before the making of any public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, and to obtain the prior approval of the other party as to the content of such announcement, which approval shall not be unreasonably withheld. However, the foregoing shall not apply to any announcement or written statement which, upon the written advice of counsel, is required by law to be made, except that the party required to make such announcement shall, whenever practicable, consult with and solicit prior approval from such other party concerning the timing and content of such legally required announcement or statement before it is made.

     8.10. Definitions. The following terms are defined in the paragraphs indicated:

                                     TERM                                     SECTION
        -------------------------------------------------------------- ---------------------
        Another Gundle Transaction.................................... 4.4.6.7
        Another SLT Transaction....................................... 4.3.6.2
        Applicable Environmental Laws................................. 2.1.14.3
        Benefit Plans................................................. 2.1.17
        Break-Up Fee.................................................. 4.3.6.2; 4.4.6.2
        Code.......................................................... 1.4.2
        Commission.................................................... 3.1.5
        Effective Date................................................ 1.3
        Employee Plans................................................ 2.1.7.8
        Encumbrance................................................... 2.1.4
        Environmental Laws............................................ 2.1.14
        ERISA......................................................... 2.1.17
        Exchange Act.................................................. 3.1.5
        Existing Gundle Directors..................................... 7.4.6
        Gundle Common Stock........................................... 3.1.3
        Gundle Restricted Shares...................................... 7.4.2
        Gundle Shares................................................. 1.9.2
        Gundle Transaction Proposal................................... 4.4.6.1
        HSR........................................................... 2.1.18
        Intellectual Property......................................... 2.1.11
        Investment Company Act........................................ 2.1.22
        Material adverse change....................................... 4.2.3
        Merger Consideration.......................................... 1.9.2
        Merging Corporations.......................................... 1.1
        OSHA.......................................................... 2.1.15
        PBGC.......................................................... 2.1.17.2
        PCB........................................................... 2.1.14
        Proxy Statement............................................... 2.1.20
        Refinancing................................................... 4.4.14
        Registration Rights Agreement................................. 5.1.3
        Reports....................................................... 3.1.5
        Restated Certificate of....................................... 1.4.1
        Incorporation SLT Common Stock................................ 2.1.3
        SLT Transaction Proposal...................................... 4.3.6.1
        Securities Act................................................ 7.1
        Statutory Plan................................................ 2.4.17.2
        Superior Gundle Transaction Proposal.......................... 4.4.6.1
        Superior SLT Transaction Proposal............................. 4.3.6.1
        Third Party................................................... 4.2.6.2; 4.3.6.2
        Transaction Proposal.......................................... 4.4.6.1

     8.11. Accounting Treatment. The parties hereto intend that the merger contemplated by this Agreement be accounted for by Gundle, the Surviving Corporation, using the pooling of interests method of accounting.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.

     THE PARTIES TO THE MERGER CONTEMPLATED BY THIS AGREEMENT:

                                          SLT ENVIRONMENTAL, INC.

                                          By:       /s/  WILLIAM P. REID
                                             ---------------------------------
                                                 William P. Reid, President

                                          GUNDLE ENVIRONMENTAL SYSTEMS, INC.

                                          By:    /s/  THOMAS L. CALTRIDER
                                             ----------------------------------
                                               Thomas L. Caltrider, President

                                   EXHIBIT B

                           [SMITH BARNEY LETTERHEAD]

March 27, 1995

The Board of Directors
Gundle Environmental Systems, Inc.
19103 Gundle Road
Houston, Texas

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Gundle Environmental Systems, Inc. ("Gundle") of the consideration to be paid by Gundle pursuant to the terms and subject to the conditions set forth in the Plan and Agreement of Merger, dated as of March 27, 1995 (the "Merger Agreement"), by and between Gundle and SLT Environmental, Inc. ("SLT"). As more fully described in the Merger Agreement, (i) SLT will be merged with and into Gundle (the "Merger") and (ii) each outstanding share of the common stock, par value $1.00 per share, of SLT (the "SLT Common Stock") will be converted into the right to receive 70,000 shares of the common stock, par value $0.01 per share, of Gundle (the "Gundle Common Stock" and the number of shares of Gundle Common Stock for which each outstanding share of SLT Common Stock is to be converted, the "Merger Consideration").

In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Gundle and certain senior officers and other representatives and advisors of SLT concerning the businesses, operations and prospects of Gundle and SLT. We examined certain publicly available business and financial information relating to Gundle and certain business and financial information relating to SLT as well as certain financial forecasts and other data for Gundle and SLT which were provided to us by the respective managements of Gundle and SLT, including information relating to certain strategic implications and operational benefits anticipated from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Gundle Common Stock; the historical and projected earnings of Gundle and SLT; and the capitalization and financial condition of Gundle and SLT. We also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating Gundle and SLT. We also evaluated the potential pro forma financial impact of the Merger on Gundle. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed necessary to arrive at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of Gundle and SLT that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Gundle and SLT as to the expected future financial performance of Gundle and SLT and the strategic implications and operational benefits anticipated from the Merger. We also have assumed with your consent, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of Gundle and SLT. We are not expressing any opinion as to what the value of the Gundle Common Stock actually will be when issued to SLT stockholders pursuant to the Merger or the price at which the Gundle Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Gundle or SLT nor have we made any physical inspection of the properties or assets of Gundle or SLT. We did not participate in the negotiation or structuring of the Merger, nor have we been asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Gundle or the effect of any other transaction in which Gundle might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Smith Barney has been engaged to render financial advisory services to Gundle in connection with this opinion and will receive a fee for our services, a significant portion of which is contingent upon the delivery of this opinion. In the ordinary course of our business, we may actively trade the securities of Gundle for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have in the past provided investment banking services to Gundle unrelated to the Merger, and have received compensation for the rendering of such services.

Our advisory services and the opinion expressed herein are provided for the use of the Board of Directors of Gundle in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Gundle.

Very truly yours,

/s/ Smith Barney, Inc.

SMITH BARNEY INC.

PROXY                 GUNDLE ENVIRONMENTAL SYSTEMS, INC.
                              19103 GUNDLE ROAD
                            HOUSTON, TEXAS  77073



 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON JULY 27, 1995

        The undersigned stockholder of Gundle Environmental Systems, Inc. (the "Company") hereby appoints each of Thomas L. Caltrider and Roger J. Klatt attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Houston Marriott North at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas 77060 on July 27, 1995, at 11:00 a.m., Houston, Texas time, and at any adjournments thereof, all of the shares of Common Stock which the undersigned may be entitled to vote.

        The board of directors recommends a vote FOR the nominees and each of the proposals on the reverse side and if no specification is made, the shares will be voted FOR approval of the Merger Agreement and Related Transactions FOR approval of the Amendment and Restatement of the Certificate of Incorporation, FOR election of the nominees named herein and FOR approval of the 1995 Incentive Stock Plan. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

               PLEASE SIGN AND RETURN IN THE ENVELOPE ENCLOSED

                           CONTINUED ON OTHER SIDE

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"


 1.       APPROVAL OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS.

          [ ]   FOR                [ ]   AGAINST            [ ]   ABSTAIN

 2. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO ALLOW THE ISSUANCE OF UP TO 1,000,000 SHARES OF PREFERRED STOCK, UNDESIGNATED AS TO SERIES.

          [ ]   FOR                [ ]   AGAINST            [ ]   ABSTAIN

 3.       ELECTION OF DIRECTORS.

          FOR all nominees listed          WITHHOLD AUTHORITY
          herein (except as marked         to vote for all nominees
          to the contrary                  listed herein

                   [ ]                             [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

_______________________________________________________________________________
     Thomas L. Caltrider,     Steven M. Friedman,     George J. McNally,
William P. O'Connell,    T. William Porter,    Huge L. Rice,    Brian D. Young

 4.       APPROVAL OF THE 1995 INCENTIVE STOCK PLAN

          [ ]   FOR                [ ]   AGAINST            [ ]   ABSTAIN

 5. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies regarding such matters heretofore given by the undersigned.

                                    Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

                                    Dated ______________________________ , 1995


                                    ___________________________________________
                                                   Signature(s)

                                    ___________________________________________
                                              Signature, if held jointly